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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TSB Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TSB Financial Corporation

Dear TSB Financial Corporation shareholder:

        You are cordially invited to attend a special meeting of shareholders of TSB Financial Corporation to be held on Thursday, November 29, 2007, at 9:00 a.m., local time, in the offices of Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Suite 1900, Charlotte, North Carolina. At this special meeting, you will be asked to approve the Agreement and Plan of Merger dated as of August 29, 2007, by and between TSB Financial Corporation and SCBT Financial Corporation, as amended by an Amendment to Agreement and Plan of Merger by and between TSB Financial Corporation and SCBT Financial Corporation dated as of September 28, 2007, providing for the merger of TSB Financial Corporation into SCBT Financial Corporation, and to approve a proposal to adjourn the special meeting, including, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes at the special meeting to approve the merger agreement.

        If the merger agreement is approved and the merger is consummated, each outstanding share of TSB Financial Corporation common stock that you hold will be converted into the right to receive, at your election, either $35.00 in cash or 0.993 of a share of SCBT Financial Corporation common stock (plus cash in lieu of any fractional share). However, because elections are subject to potential allocation as described in the accompanying prospectus/proxy statement, there can be no assurance that you will receive the type or proportion of consideration you elect for all your shares of TSB Financial Corporation common stock.

        In addition, in connection with the closing of the merger, SCBT Financial Corporation will pay each holder of an option to acquire TSB Financial Corporation common stock cash (without interest) equal to the amount by which, if any, $35.00 exceeds the exercise price per share of TSB Financial Corporation common stock underlying under such option less applicable taxes, if any, required to be withheld with respect to such payment.

        SCBT Financial Corporation common stock is listed under the symbol "SCBT" on the NASDAQ Global Select Market. TSB Financial Corporation common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "TSBC."

        YOUR VOTE IS VERY IMPORTANT. We cannot consummate the merger unless, among other things, holders of at least a majority of the outstanding shares of TSB Financial Corporation vote to approve the merger agreement. Your board of directors has approved the merger agreement, including the transactions contemplated in that agreement, and recommends that you vote "FOR" approval of the merger agreement.

        Please carefully review and consider this proxy statement/prospectus which explains the merger proposal in detail, including the discussion under the heading "Risk Factors" beginning on page 16. It is important that your shares are represented at the meeting, whether or not you plan to attend. An abstention or a failure to vote will have the same effect as a vote against the merger. Accordingly, please complete, date, sign, and return promptly your proxy card in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even if you have previously returned your proxy.

Sincerely,

John B. Stedman, Jr. President and Chief Executive Officer, TSB Financial Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of SCBT Financial Corporation common stock are not savings or deposit accounts or other obligations of any bank, savings association, or nonbank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other governmental agency.

This proxy statement/prospectus is dated October 29, 2007 and is first being mailed to TSB Financial Corporation's shareholders on or about October 29, 2007.

ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about SCBT Financial Corporation from documents that are not delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from SCBT Financial Corporation at the following address:

SCBT Financial Corporation
P.O. Box 1030
Columbia, South Carolina 29202
Attn: John C. Pollok, Senior Executive Vice President,
Chief Operating Officer, and Chief Financial Officer
Telephone: (803) 765-4629

If you would like to request documents, please do so by November 19, 2007 in order to receive them before the special meeting. See "Where You Can Find More Information" on page 95 for further information.

TSB FINANCIAL CORPORATION
1057 Providence Road
Charlotte, North Carolina 28207
(704) 331-8686

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On November 29, 2007

To the Shareholders of TSB Financial Corporation:

        We will hold a special meeting of shareholders of TSB Financial Corporation on Thursday, November 29, 2007, at 9:00 a.m., local time, in the offices of Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Charlotte, North Carolina for the following purposes:

        1.     To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of August 29, 2007, by and between SCBT Financial Corporation and TSB Financial Corporation, as amended by an Amendment to Agreement and Plan of Merger dated as of September 28, 2007 by and between SCBT Financial Corporation and TSB Financial Corporation, pursuant to which TSB Financial Corporation will merge with and into SCBT Financial Corporation, as more particularly described in the enclosed proxy statement/prospectus;

        2.     To consider and vote on a proposal to adjourn the special meeting, including, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting, in person or by proxy, to approve the merger agreement; and

        3.     To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

        We have fixed the close of business on October 23, 2007 as the record date for determining those shareholders entitled to vote at the meeting and any adjournments or postponements of the meeting. Accordingly, only shareholders of record on that date are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

        Whether or not you plan to attend the special meeting in person, please complete, date, sign, and return the enclosed proxy card as promptly as possible. We have enclosed a postage prepaid envelope for that purpose. Any TSB Financial Corporation shareholder may revoke his or her proxy by following the instructions in the proxy statement/prospectus at any time before the proxy has been voted at the special meeting. Even if you have given your proxy, you may still vote in person if you attend the special meeting. Please do not send any stock certificates to us with your proxy.

        We encourage you to vote on this very important matter. The board of directors of TSB Financial Corporation unanimously recommends that TSB Financial Corporation's shareholders vote "FOR" the proposals above.

        If the merger agreement is approved and the merger is consummated, you will have the right to dissent from the merger and to demand payment in cash of the "fair value" of your shares of TSB Financial Corporation common stock instead of accepting the consideration offered in the merger. Your right to dissent is conditioned upon your compliance with the North Carolina statutes regarding dissenters' rights. The full text of these statutes is attached as Appendix C to the accompanying proxy statement/prospectus and a summary of the provisions can be found under the caption "The Merger—Rights of Dissenting TSB Shareholders."

By Order of the Board of Directors,

John B. Stedman, Jr. President and Chief Executive Officer, TSB Financial Corporation

Charlotte, North Carolina
October 29, 2007

i

QUESTIONS AND ANSWERS ABOUT THE SHAREHOLDER MEETING AND THE MERGER

The Merger and the Special Meeting of TSB Shareholders

Q
What matters will be considered at the special meeting of shareholders?

A:
At the special meeting, shareholders of TSB Financial Corporation ("TSB") will be asked to vote on (1) the Agreement and Plan of Merger dated as of August 29, 2007, by and between SCBT Financial Corporation ("SCBT") and TSB, as amended by an Amendment to Agreement and Plan of Merger dated as of September 28, 2007, by and between SCBT and TSB, under which TSB will merge with and into SCBT, with SCBT surviving the merger, and (2) a proposal to adjourn the special meeting to a later date or dates, including, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the agreement and plan of merger and the merger contemplated thereby. This agreement and plan of merger, as amended, and the merger contemplated thereby are referred to in this proxy statement/prospectus as the "merger agreement" and "merger," respectively. The merger agreement is attached to this proxy statement/prospectus as Appendix A.

Q:
What shareholder vote is necessary?

A:
At the special meeting, the merger agreement will be approved if it receives the affirmative vote of holders of at least a majority of the outstanding shares of TSB common stock and the proposal to adjourn the special meeting, including, if necessary, to permit further solicitation of proxies will be approved if more votes are cast in favor of the proposal than are cast against it. TSB shareholders owning or controlling approximately 16.1% of the outstanding shares of TSB common stock as of the record date for the special meeting have entered into support agreements with SCBT whereby they have agreed to vote their shares for approval of the merger agreement.

Q:
Does TSB's board of directors recommend that TSB shareholders approve the merger agreement and the proposal to approve an adjournment of the special meeting, including, if necessary, to permit further solicitation of proxies?

A:
Yes. TSB's board of directors unanimously recommends that its shareholders vote "FOR" approval of the merger agreement and "FOR" the proposal to approve an adjournment of the special meeting, including, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Q.
How do I change my vote after I have mailed my signed proxy card?

A:
You may change your vote at any time before your proxy is voted by revoking your proxy in any of the following three ways:

•
by delivering a written notice to the secretary of TSB stating that you would like to revoke your proxy;

•
by submitting another duly executed proxy with a later date; or

•
by attending the special meeting and voting in person at the special meeting (your attendance at the special meeting will not by itself revoke your proxy). If you hold your shares in "street name," you will need additional documentation from your bank or broker in order to vote in person at the special meeting.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
If you do not provide your broker with instructions on how to vote your shares held in "street name," your broker will not be permitted to vote your shares on the proposal to approve the merger agreement without your instructions. You should therefore instruct your broker how to vote your shares. Your failure to instruct your broker to vote your shares will be the equivalent of voting against the approval of the merger agreement.

Q:
What if I abstain from voting?

A:
If you abstain from voting it will have the same effect as a vote against approval of the merger agreement but will have no effect on the proposal to adjourn the special meeting.

Q:
Am I entitled to dissenters' rights?

A:
Yes. Under North Carolina law, you may exercise dissenters' rights in connection with the merger. The provisions of North Carolina law governing dissenters' rights are complex, and you should study them carefully if you wish to exercise dissenters' rights. A TSB shareholder's failure to take specific actions within required time periods may prevent that shareholder from successfully asserting these rights, and multiple steps must be taken to properly exercise and perfect such rights. A beneficial owner of shares of TSB common stock may not assert dissenter's rights with respect to those shares if that owner votes in favor of approving the merger agreement. A copy of Article 13 of the North Carolina Business Corporation Act is attached to this proxy statement/prospectus as Appendix C.

  For a more complete description of dissenters' rights, please refer to the section of this proxy statement/prospectus entitled "The Merger—Rights of Dissenting TSB Shareholders" beginning on page 58.

Q:
When do you expect to consummate the merger?

A:
We presently expect to consummate the merger in the fourth quarter of 2007. However, we cannot assure you when or if the merger will occur. Shareholders of TSB holding at least a majority of the outstanding shares of TSB common stock must first approve the merger agreement at the special meeting and we must obtain the necessary regulatory consents and approvals.

Q:
Is consummation of the merger subject to any conditions?

A:
Yes. In addition to the approval of the shareholders of TSB, consummation of the merger requires the receipt of the necessary regulatory consents and approvals and the satisfaction of other conditions specified in the merger agreement. See "The Merger—Conditions to Consummation" and "The Merger—Regulatory Approvals" beginning on pages 46 and 48 of this proxy statement/prospectus, respectively.

Merger Consideration

Q:
What will I receive in the merger?

A:
If the merger is consummated, for each share of TSB common stock that you own, you will have the right to receive, at your election, either 0.993 of a share of SCBT common stock or $35.00 in cash, without interest. However, under the merger agreement, SCBT and TSB have agreed that, regardless of the elections made by TSB's shareholders, 939,372 shares of SCBT common stock will be issued as merger consideration, with the remaining merger consideration being paid in cash. Therefore, the cash and stock elections that you make will be subject to proration to preserve this requirement. As a result, you could receive cash or shares of SCBT common stock for greater or fewer TSB shares than you specify in your election. The consideration payable to TSB's shareholders in connection with the merger, and these election procedures, are described in more detail under the caption "The Merger—Election Procedures and Exchange of Certificates" on page 37.

Q:
What are the material federal income tax consequences of the merger to me?

A:
The exchange of shares of SCBT common stock for shares of TSB common stock is expected to be tax-free to you for federal income tax purposes, but taxes may be payable on all or a portion of the cash you receive for your shares of TSB common stock or that you receive in lieu of fractional shares. The expected material federal income tax consequences of the merger are set forth in greater detail beginning on page 40. SCBT and TSB will have no obligation to consummate the merger until they have received an opinion to the effect that the merger will be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that the merger will have certain United States federal income tax results. However, this opinion will not bind the Internal Revenue Service, which could take a different view of the transaction.

  Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you

Q:
How do I elect to receive cash or stock merger consideration in the merger?

A:
No more than 40 and no fewer than 20 business days prior to the anticipated election deadline (which will be a date, no later than the fifth business day following the closing date of the merger, mutually agreed upon by TSB and SCBT), we will mail to you an election form and letter of transmittal for the surrender of your TSB stock certificates in exchange for the merger consideration. Along with those documents, you will receive detailed instructions describing the procedures you must follow to make your election. SCBT has agreed to publicly announce the date of the election deadline as early as practicable prior to that date.

  We are not making any recommendation to you as to whether you should elect to receive cash, shares of SCBT common stock or a combination of each in the merger. You should evaluate your own specific circumstances and investment preferences in making your election.

  If you own shares of TSB common stock in "street name" through a broker or other financial institution and you wish to make an election, you will receive or should seek instructions from the institution holding your shares concerning how to make your election. "Street name" holders may be subject to an earlier election deadline. Therefore, if you are a street name holder, you should carefully read any materials you receive from your broker. If you instruct a broker to submit an election for your shares, you must follow your broker's directions for changing those instructions.

  If you do not make a valid election by the election deadline, the merger consideration that you will receive will depend on the elections made by the other TSB shareholders. Questions related to elections to receive merger consideration and the election form should be directed to Jan H. Hollar, TSB's Chief Financial Officer, at (704) 331-8686.

  Do not return your election form or your stock certificates with your proxy card. Doing so will not constitute a valid election, and may delay your receipt of the merger consideration.

Q:
Will I always receive the form of merger consideration I desire to receive?

A:
No. SCBT will issue 939,372 shares of its common stock as merger consideration, with the remainder of the merger consideration being paid in cash. If the number of TSB shares for which an election to receive SCBT common stock is made is greater than 945,994, a pro rata portion of those shares will be converted into the right to receive cash in order to result in the correct allocation. If the number of TSB shares for which an election to receive SCBT common stock is made is lower than 945,994, then, first, the shares for which no election is made, and second, a pro rata portion of those shares for which a cash election is made will be converted into the right to receive shares of SCBT common stock in order to result in the correct allocation. Accordingly, there is no assurance that you will receive the form of merger consideration that you desire to receive with respect to all of the shares of TSB common stock you hold.

Q.
What do I do if I want to revoke my election after I have mailed my signed election form?

A:
If you are the record holder of your shares, you may revoke your election by sending a signed written notice to the exchange agent identifying the shares of TSB common stock for which you are revoking your election. For a notice of revocation to be effective, it must be received by the exchange agent prior to the election deadline. The election procedure, including revocation of an election, is described beginning on page 37 of this proxy statement/prospectus. If you hold your shares in "street name," you must follow your broker's instructions for revoking an election.

Q:
When should I send in my stock certificates?

A:
You must send the stock certificates representing the shares of TSB common stock with respect to which you have made an election with your completed election form and letter of transmittal to the exchange agent at the address given in the transmittal materials so that they are received by the exchange agent no later than the election deadline. If you hold your shares in "street name," you should comply with the election deadline set by your broker, which may be earlier.

Q
What will happen to my TSB stock options?

A:
Each option to acquire TSB common stock that is outstanding at the effective time of the merger will be converted into the right to receive, per share of TSB common stock underlying such option, cash in an amount equal to $35.00 minus the per-share exercise price of the option, subject to any required withholding of taxes.

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus, indicate on your proxy card how you want to vote with respect to the proposal to approve the merger agreement and the proposal to adjourn the special meeting to a later date, including, if necessary, to permit the further solicitation of proxies in the event there are not sufficient votes at the special meeting to approve the merger agreement. Complete, sign, and date the proxy card and mail it in the enclosed postage-paid return envelope as soon as possible so that your shares will be represented and voted at the special meeting. The proxy card should be mailed in accordance with the instructions provided thereon. Do not send your merger consideration election form, letter of transmittal, or stock certificates with your proxy card to TSB or SCBT.

Q:
Is there other information about SCBT that I should consider that is not included in this proxy statement/prospectus?

A:
Yes. Much of the business and financial information about SCBT that may be important to you is not included in this proxy statement/prospectus. Instead, that information is incorporated by reference to documents separately filed by SCBT with the Securities and Exchange Commission (the "SEC"). This means that SCBT may satisfy its disclosure obligations to you by referring you to one or more documents separately filed by it with the SEC. See "Where You Can Find More Information" beginning on page 95 for a list of documents that SCBT has incorporated by reference into this proxy statement/prospectus and for instructions on how to obtain copies of those documents. The documents are available to you without charge.

Q
What if there is a conflict between documents of SCBT?

A:
You should rely on the later filed document. Information in this proxy statement/prospectus may update information contained in one or more of the SCBT documents incorporated by reference. Similarly, information in documents that SCBT may file after the date of this proxy statement/

  prospectus may update information contained in this proxy statement/prospectus or information in previously filed documents.

Q
Whom should I call with questions about the merger or to obtain copies of this proxy statement/prospectus?

A:
TSB shareholders may contact Jan H. Hollar, Chief Financial Officer of TSB, at (704) 331-8686. You can also find more information about TSB and SCBT from various sources described under "Additional Information" on the inside of the cover page of this proxy statement/prospectus and "Where You Can Find More Information" on page 95 of this proxy statement/prospectus.

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. To better understand the merger and its potential impact on you, we urge you to read this entire document carefully, including the exhibits and enclosures. Each item in this summary includes a page reference directing you to a more complete discussion of the item.

The Companies (pages 70 and 95)

SCBT Financial Corporation
P.O. Box 1030
Columbia, South Carolina 29202
(803) 765-4629

        SCBT is a registered bank holding company incorporated under the laws of South Carolina. SCBT's subsidiary banks are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A. Through its subsidiaries, SCBT provides a full range of financial services, including asset management, insurance, investments, mortgage, and trust services. SCBT operates 45 financial centers in 16 South Carolina counties and had assets of nearly $2.3 billion as of June 30, 2007. SCBT common stock trades on the NASDAQ Global Select Market under the symbol "SCBT."

TSB Financial Corporation
1057 Providence Road
Charlotte, North Carolina 28207
(704) 331-8686

        TSB is a registered bank holding company incorporated under the laws of North Carolina and is the holding company for The Scottish Bank. The Scottish Bank operates four banking offices in Mecklenburg County, North Carolina and had assets of approximately $193 million as of June 30, 2007. TSB common stock trades on the Over-the-Counter Bulletin Board under the symbol "TSBC."

The Merger (page 23)

        The merger agreement is attached as Appendix A to this proxy statement/prospectus. You should read the merger agreement because it is the legal document that governs the merger. The merger agreement provides for the merger of TSB with and into SCBT. The directors and officers of SCBT in office immediately prior to the effective time of the merger, together with such additional persons as may thereafter be elected, will remain as the directors and officers of SCBT after the effective time of the merger. As a result of the merger, The Scottish Bank will become a wholly owned subsidiary of SCBT.

        In the merger, SCBT will pay consideration of approximately $5.8 million cash and 939,372 shares of SCBT common stock for TSB's issued and outstanding shares of common stock. Each outstanding share of TSB common stock will be converted into the right to receive, at the election of the holder thereof, either $35.00 in cash or 0.993 of a share of SCBT common stock (plus cash in lieu of any fractional share). However, because elections are subject to potential allocation as described in this prospectus/proxy statement, there can be no assurance that you will receive the type or proportion of consideration you elect for all your shares of TSB common stock. The value of the consideration to be received by you will depend upon the number of shares of TSB common stock issued and outstanding at the effective time of the merger, the merger consideration elections made by you, the merger consideration elections made by TSB's other shareholders, and, if you receive SCBT common stock, the value thereof.

        In addition, SCBT will pay each holder of an option to acquire TSB common stock cash (without interest) equal to the amount by which, if any, $35.00 exceeds the exercise price per share of TSB common stock underlying such option less applicable taxes, if any, required to be withheld with respect to such payment.

TSB's Reasons for the Merger (page 27)

        TSB's board of directors believes that the merger is in the best interests of TSB's shareholders. In making its decision to approve the merger agreement and unanimously recommend approval of the merger by its shareholders, the board of directors of TSB consulted with its financial advisor Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette") and legal advisors, as well as its management, and considered many factors. These factors include the following factors, each of which the board of directors believed supported its conclusion, but which are not listed in any relative order of importance:

  •
  the financial terms of the proposed merger, including the implied value of the merger consideration of $35.80 per TSB share based on the closing price per share of $36.20 of SCBT's common stock on August 28, 2007, the day prior to the board of director's meeting to consider approval of the merger agreement;

  •
  the presentation by Keefe Bruyette indicating that the merger consideration at that $35.80 implied value represented:

  •
  a 31.1x multiple of TSB's earnings per share for the twelve months ended June 30, 2007;

  •
  256% of the book value per share of TSB common stock;

  •
  256% of the tangible book value per share of TSB common stock;

  •
  a premium of 90.9% to the closing per share price of TSB's common stock on August 28, 2007; and

  •
  an aggregate value of 124.5% of TSB's core deposits at June 30, 2007, defined as its total deposits less deposits evidenced by certificates of deposit of $100,000 or more;

  •
  the fixed exchange ratio by which shares of TSB common stock would be converted into shares of SCBT common stock in the merger, permitting TSB shareholders to participate in any increase in the value of SCBT stock from the date of the merger agreement;

  •
  SCBT's dividend history, including its current annual dividend rate of $0.68 per share of SCBT common stock, compared to the absence of dividends on shares of TSB common stock;

  •
  that the merger will be tax-free, for federal income tax purposes, to TSB's shareholders to the extent they receive shares of common stock of SCBT;

  •
  the high proportion of SCBT common stock as a component of the aggregate merger consideration;

  •
  the process conducted by Keefe Bruyette to develop and evaluate the interest of potential acquirers;

  •
  the increase in the value of merger consideration offered by SCBT compared to the preliminary proposal submitted by SCBT to TSB;

  •
  the relative value of the merger consideration offered by the merger agreement compared to the next highest proposal that resulted from the process conducted by Keefe Bruyette;

  •
  the oral opinion rendered by Keefe Bruyette, which was subsequently confirmed in writing, to the effect that, as of August 29, 2007 and subject to the assumptions made, matters considered and limits of the review undertaken by Keefe Bruyette described in its opinion, the number of whole shares of SCBT common stock, cash or a combination thereof, plus cash in lieu of any fractional share interest, into which shares of TSB common stock shall be converted pursuant to the merger agreement was fair, from a financial point of view, to holders of the shares of TSB common stock;

  •
  the board of directors' knowledge of TSB's business, financial condition, results of operations, prospects and competitive position and whether TSB as an independent enterprise could produce the earnings necessary to result in a value comparable to the value to be received in the merger;

  •
  the constraints upon TSB's growth resulting from regulatory capital requirements, the relatively illiquid nature of the market for its stock, and the challenges of achieving increased operating efficiencies for a financial institution of its size;

  •
  the value to SCBT of an extension of its franchise into the Charlotte market, the strong capital position of SCBT and the resulting ability of SCBT to employ capital to expand its franchise in that market;

  •
  the concentration of TSB's revenues in its existing market area;

  •
  SCBT's existing market areas in South Carolina, including its existing presence in the Rock Hill, South Carolina area;

  •
  SCBT's prospects and its recent financial performance, its historical stock price performance, and its comparative stock price performance against the NASDAQ Bank Index;

  •
  SCBT's history of growth in deposits and loans, as well as geographic expansion;

  •
  SCBT's asset quality, including its nonperforming assets as a percentage of total assets, net charge-offs and reserves for loan losses;

  •
  SCBT's management;

  •
  the continuing trend toward consolidation among financial institutions and the likelihood of SCBT engaging in further acquisition transactions, and thereby extending its franchise and possibly enhancing its market value, or the possibility of SCBT becoming a party in the future to a business combination in which a premium would be paid for the outstanding shares of SCBT common stock;

  •
  the nonfinancial terms of the merger agreement, including TSB's right to terminate the merger agreement in order to accept a superior acquisition proposal or to decline to consummate the merger due to the occurrence of an event after the date of the merger agreement having a material adverse effect, as defined in the merger agreement, on SCBT;

  •
  provisions of the merger agreement providing for the treatment of TSB employees following the consummation of the merger;

  •
  the broader scope and types of products and services that would be offered to TSB's customers by SCBT following the consummation of the merger;

  •
  the desire by SCBT to continue the employment of John B. Stedman, Jr., TSB's President and Chief Executive Officer, and R. Allan Schlick, TSB's Chief Credit Officer, following consummation of the merger;

  •
  the availability to TSB shareholders of statutory rights of dissent and appraisal in connection with the merger (for a discussion of rights of dissent and appraisal available to TSB shareholders in connection with the merger, see "The Merger—Rights of Dissenting TSB Shareholders"); and

  •
  the probability of required regulatory approvals being obtained without unreasonable delay or conditions.

        TSB's board of directors also considered a variety of potentially negative factors concerning the merger agreement and the merger, including the following factors, which are not listed in any relative order of importance:

  •
  the fixed exchange ratio by which shares of TSB common stock would be converted into shares of SCBT common stock in the merger, subjecting TSB shareholders to a potential decline in the value of the merger consideration resulting from a decline in the market price of SCBT common stock from the date of the merger agreement;

  •
  the lack of a provision in the merger agreement entitling the board of directors of TSB to terminate the merger agreement solely as the result of a substantial decline in the market price of SCBT common stock;

  •
  the possibility that the merger might not be consummated and the effect of the public announcement of the merger on TSB's customers and personnel;

  •
  the fact that the merger agreement contains contractual restrictions on TSB's ability to solicit or negotiate alternative merger transactions;

  •
  the fact that the merger agreement contains contractual restrictions applicable to TSB regarding the conduct of its business prior to the consummation of the merger;

  •
  the fact that TSB could be required to pay SCBT a fee of up to $1.75 million if the merger agreement is terminated under certain circumstances or in certain circumstances upon TSB's entry into an agreement to be acquired within a specified period after the merger agreement is terminated; and

  •
  the fact that a few employees of TSB are likely not to be offered continued employment by SCBT following the consummation of the merger.

        Although not exhaustive, the foregoing discussion of information and factors considered by TSB's board of directors includes the material factors considered by the board of directors. In view of the wide variety of factors considered in connection with its evaluation of the proposed merger, the board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its decision. In addition, individual members of the board of directors may have given different weight to different factors and may have viewed some factors more positively or negatively than others. Rather, the board of directors viewed its position as being based on the totality of the information presented to and considered by it.

        In addition, TSB's board of directors knew and considered the financial interests of certain TSB directors and executives when it approved the merger agreement. These financial interests are addressed in greater detail under the heading "The Merger—Interests of Directors and Executive Officers of TSB that Differ from Your Interests."

SCBT's Reasons for the Merger (page 26)

        SCBT's management believes that a combination of the two institutions will further position SCBT in high-growth, demographically attractive markets. SCBT's management believes that it will be able to further leverage TSB's existing customer base, branch network, and reputation. The combination of the two companies will enable TSB's bank subsidiary, The Scottish Bank, to accommodate larger credit facilities for customers and more readily service larger customer relationships. Finally, SCBT expects to gain some operating efficiencies through combining the companies as operating duplications are eliminated.

Regulatory Approvals (page 48)

        We cannot consummate our merger unless SCBT obtains the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the North Carolina Commissioner of Banks. As of the date of this proxy statement/prospectus, SCBT has not yet received the required regulatory approvals. Although we expect that SCBT will obtain the necessary approvals in a timely manner, we cannot be certain when, or if, they will be received.

TSB's Shareholders' Meeting (page 19)

        TSB will hold its shareholders' special meeting on Thursday, November 29, 2007 at 9:00 a.m., local time, at the offices of Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Suite 1900, Charlotte, North Carolina. At the special meeting, TSB's shareholders will be asked to vote to approve the merger agreement and the proposal to adjourn the special meeting, including, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes at the special meeting, in person or by proxy, to approve the merger agreement.

TSB's Shareholders' Meeting Record Date and Voting (page 20)

        If you owned shares of TSB common stock at the close of business on October 23, 2007, the record date, you are entitled to vote on the proposal to approve the merger agreement, as well as any other matters considered at the meeting. On the record date, there were 1,116,100 shares of TSB common stock outstanding. You will have one vote at the meeting for each share of TSB common stock you owned on the record date. The affirmative vote of the holders of a majority of TSB's outstanding shares of common stock is required to approve the merger agreement. As of the record date for the special meeting, TSB's current directors owned or controlled approximately 16.1% of the outstanding shares of TSB common stock. Each of TSB directors has agreed, subject to certain conditions, to vote his or her shares of TSB common stock in favor of the merger agreement.

The Board of Directors of TSB Recommends Shareholder Approval (page 22)

        The board of directors of TSB has approved the merger agreement, believes that the merger agreement is in the best interest of TSB and its shareholders, and recommends that the shareholders vote "FOR" approval of the merger agreement.

The Financial Advisor for TSB Believes the Merger Agreement Consideration is Fair to TSB's Shareholders (page 29)

        Keefe Bruyette has served as financial advisor to TSB in connection with the merger agreement and has given an opinion to the TSB board of directors that, as of August 29, 2007, the date the TSB board of directors voted on the merger agreement, the consideration SCBT will pay for the TSB common stock was fair to TSB's shareholders from a financial point of view. A copy of the opinion delivered by Keefe Bruyette is attached to this proxy statement/prospectus as Appendix B. TSB's shareholders should read the opinion completely to understand the assumptions made, matters considered, and limitations of the review undertaken by Keefe Bruyette in providing its opinion.

Interests of Directors and Executive Officers of TSB that Differ from Your Interests (page 43)

        When considering the recommendations of the TSB board of directors, you should be aware that some directors and officers have interests in the merger proposal that differ from the interests of other shareholders, including the following:

  •
  Following the merger, John B. Stedman, Jr. will remain as President and Chief Executive Officer of The Scottish Bank and become North Carolina Regional Executive for SCBT at a salary of

    $190,000 per year pursuant to a three-year employment agreement executed in connection with the merger. Under that employment agreement, upon consummation of the merger, SCBT will pay $377,780 to Mr. Stedman and award him restricted shares of SCBT common stock having a value of $188,890, subject to potential reduction for tax considerations, that will vest four years after the date of consummation of the merger if Mr. Stedman continues to be employed during that period. The employment agreement provides that upon consummation of the merger, Mr. Stedman's change-in-control agreement with TSB will be terminated.

  •
  In connection with the merger, SCBT will pay each holder of an option to acquire TSB common stock cash (without interest) equal to the amount by which, if any, $35.00 exceeds the exercise price per share of TSB common stock underlying such option. As of the date of this proxy statement/prospectus, directors and executive officers of TSB held options to acquire approximately 135,478 shares of TSB common stock and following consummation of the merger would be entitled to receive cash in an aggregate amount of approximately $2,918,111 in exchange for such options.

  •
  The merger agreement permits TSB to pay retention bonuses to its employees in connection with the merger in an aggregate amount not to exceed $350,000. TSB expects to pay $4,000 of that amount to its executive officers.

  •
  TSB has entered into change-in-control agreements with Mr. Stedman and Jan H. Hollar, TSB's Chief Financial Officer, which provide that these executive officers will receive for 12 months after termination of employment in specified circumstances following a "change in control" of TSB payment of base salary and an amount equal to the average bonus amounts paid to him or her, as applicable, during the two most recent fiscal years ending prior to the change in control, as well as continued primary and dependent health insurance benefits. TSB has also entered into a change-in-control agreement with Mr. Schlick which provides for the payment to Mr. Schlick in a lump sum, discounted to present value, of 12 months' base salary and an amount equal to the average bonus amounts paid to him during the two most recent fiscal years ending prior to the change in control, so long as Mr. Schlick remains employed by The Scottish Bank or SCBT for four months after completion of a change-in-control transaction. The merger would constitute a change in control under these agreements.

  •
  Following the merger, SCBT will generally indemnify and provide liability insurance for up to six years following the merger to the present directors and officers of TSB.

        Each board member was aware of these and other interests and considered them before approving and adopting the merger agreement.

Material Federal Income Tax Consequences (page 40)

        We have structured the merger so that it will be considered a reorganization for United States federal income tax purposes. If the merger is a reorganization for United States federal income tax purposes, TSB's shareholders generally will not recognize any gain or loss on the exchange of shares of TSB's common stock for shares of SCBT common stock. However, TSB shareholders may be taxed on all or a portion of the cash that they receive for their shares of TSB common stock or that they receive in lieu of fractional shares. Determining the actual tax consequences of the merger to a TSB shareholder may be complex. These tax consequences will depend on each shareholder's specific situation and on factors not within our control. TSB's shareholders should consult their own tax advisors for a full understanding of the tax consequences of their participation in the merger.

Comparative Rights of Shareholders (page 61)

        The rights of TSB's shareholders are currently governed by North Carolina corporate law and TSB's articles of incorporation and bylaws. The rights of SCBT's shareholders are currently governed by South Carolina corporate law and SCBT's articles of incorporation and bylaws. Upon consummation of the merger, the shareholders of TSB who receive shares of SCBT common stock in the merger will become shareholders of SCBT and the articles of incorporation and bylaws of SCBT will govern their rights. North Carolina corporate law differs from South Carolina corporate law in certain respects, and the provisions of SCBT's articles of incorporation and bylaws differ somewhat from those of TSB.

Termination of the Merger Agreement (page 55)

        Notwithstanding the approval of the merger agreement by TSB's shareholders, TSB and SCBT can mutually agree at any time to terminate the merger agreement before consummating the merger. Either TSB or SCBT can also terminate the merger agreement in the event of a material breach by the other party or under certain other circumstances.

TSB Must Pay SCBT a Termination Fee Under Certain Circumstances (page 56)

        The merger agreement provides for the payment of a termination fee of up to $1.75 million by TSB to SCBT in certain cases. TSB agreed to this termination fee arrangement in order to induce SCBT to enter into the merger agreement. This arrangement could have the effect of discouraging other companies from trying to acquire TSB.

Dissenters' and Appraisal Rights (page 58)

        North Carolina law permits TSB's shareholders to dissent from the approval of the merger agreement and to have the fair value of their TSB shares paid to them in cash. To do this, TSB's shareholders must follow specific procedures, including filing a written notice with TSB prior to the shareholder vote on the merger agreement and not voting in favor of approving the merger agreement. If you follow the required procedures, your only right will be to receive the fair value of your common stock in cash. Copies of the applicable North Carolina statutes are attached to this proxy statement/prospectus as Appendix C.

The Merger is Expected to Occur in the Fourth Quarter of 2007

        The merger will occur shortly after all of the conditions to its consummation have been satisfied or waived. Currently, we anticipate that the merger will occur in the fourth quarter of 2007. However, we cannot assure you when or if the merger will occur. We must first obtain the approval of TSB's shareholders at the special meeting and all the necessary regulatory approvals.

Accounting Treatment (page 58)

        The merger will be accounted for using the purchase method of accounting, with SCBT being treated as the acquiring entity for accounting purposes. Under the purchase method of accounting, the assets and liabilities of TSB as of the effective time of the merger will be recorded at their respective fair values and added to those of SCBT.

Consummation of the Merger is Subject to Certain Conditions (page 46)

        Consummation of the merger is subject to a number of conditions, including the approval of the merger agreement by TSB's shareholders and the receipt of all the regulatory consents and approvals that are necessary to permit the consummation of the merger. Certain conditions to the merger may be waived by SCBT or TSB, as applicable.

Comparative Market Value of Securities

        The following table sets forth the closing sale price per share of SCBT common stock on August 29, 2007 (the last business day preceding the public announcement of the merger) and the closing sale price per share of TSB common stock on the last trading day through August 29, 2007 on which shares of TSB common stock were traded and the closing sale prices per share of SCBT common stock and TSB common stock on October 25, 2007 (the most recent practicable trading date prior to the mailing of the proxy statement/prospectus), as well as equivalent prices per share of TSB common stock computed as of those dates by multiplying the price of a share of SCBT common stock by the 0.993 exchange ratio.

	SCBT Common Stock	TSB Common Stock	Equivalent Price Per Share of TSB Common Stock(1)
August 29, 2007	$37.25	$18.75	$36.99
October 25, 2007	$32.68	$31.70	$32.45

(1)
The equivalent prices per share of TSB common stock have been calculated by multiplying the closing prices per share of SCBT common stock on each of the two dates by the exchange ratio of 0.993.

        Because the exchange ratio is fixed and because the market price of SCBT common stock is subject to fluctuation, the market value of the shares of SCBT common stock that you may receive in the merger may increase or decrease prior to and following the merger. You are urged to obtain current market quotations for SCBT common stock.

SELECTED CONSOLIDATED FINANCIAL DATA OF SCBT

        The following table provides summary historical consolidated financial data of SCBT derived from its audited consolidated financial statements as of the end of and for each of the fiscal years in the five-year period ended December 31, 2006, and from its unaudited consolidated financial statements as of the end of and for each of the six-month periods ended June 30, 2007 and 2006. The following information is only a summary and you should read it in conjunction with SCBT's periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2006 and SCBT's quarterly report on Form 10-Q for the period ended June 30, 2007.

	(Unaudited) Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Dollars in thousands, except per-share amounts)
FINANCIAL DATA:
Assets	$2,274,951	$2,070,927	$2,178,413	$1,925,856	$1,436,977	$1,197,692	$1,144,948
Loans, net of unearned income*	1,806,000	1,646,174	1,760,830	1,535,901	1,153,230	938,760	863,422
Investment securities	234,942	211,039	210,391	182,744	165,446	152,009	164,951
Deposits	1,783,269	1,623,238	1,706,715	1,473,289	1,171,313	947,399	898,163
Nondeposit borrowings	301,871	282,006	293,521	294,420	141,136	133,017	138,116
Shareholders' equity	169,836	154,518	161,888	148,403	118,798	112,349	103,495
Number of locations	45	45	45	41	34	32	32
Full-time equivalent employees	650	627	634	590	513	514	480
Number of common shares outstanding	9,195,057	8,685,774	8,719,146	8,644,883	7,657,094	7,690,186	7,673,339
SELECTED RATIOS:
Return on average equity	13.08%	13.01%	12.72%	13.19%	12.20%	13.72%	14.09%
Return on average assets	0.98	0.99	0.97	1.00	1.05	1.23	1.28
Average equity as a percentage of average assets	7.48	7.57	7.59	7.56	8.65	9.00	9.05
ASSET QUALITY RATIOS:
Allowance for loan losses to period end loans	1.29%	1.29%	1.29%	1.30%	1.25%	1.25%	1.28%
Allowance for loan losses to period end nonperforming loans	542.20	504.13	492.14	468.74	442.64	173.30	233.47
Nonperforming assets to period end loans and OREO	0.28	0.27	0.30	0.32	0.43	0.87	0.67
Nonperforming assets to period end total assets	0.22	0.22	0.24	0.24	0.35	0.88	0.51
Net charge-offs to average loans	0.10	0.19	0.16	0.11	0.15	0.19	0.25
SUMMARY OF OPERATIONS:
Interest income	$73,736	$62,238	$131,647	$94,293	$67,913	$64,854	$67,324
Interest expense	33,530	24,297	54,281	28,710	14,643	14,622	18,752

Net interest income	40,206	37,941	77,366	65,583	53,270	50,232	48,572
Provision for loan losses	1,582	2,668	5,268	4,907	4,332	2,345	3,227

Net interest income after provision for loan losses	38,624	35,273	72,098	60,676	48,938	47,887	45,345
Noninterest income	15,082	12,697	26,709	23,855	22,650	22,915	17,848
Noninterest expense	37,688	33,120	68,718	60,053	51,135	48,715	42,567

Income before provision for income taxes	16,018	14,850	30,089	24,478	20,453	22,087	20,626
Provision for income taxes	5,237	5,063	10,284	7,823	6,437	7,301	6,792

Net income	$10,781	$9,787	$19,805	$16,655	$14,016	$14,786	$13,834

PER COMMON SHARE:
Net income, basic	$1.17	$1.07	$2.17	$1.95	$1.66	$1.74	$1.64
Net income, diluted	1.17	1.06	2.15	1.93	1.64	1.73	1.63
Book value	18.47	17.79	18.57	17.17	14.77	13.91	12.85
Cash dividends	0.34	0.34	0.68	0.68	0.68	0.66	0.63
Dividend payout ratio	30.58%	33.24%	30.88%	34.29%	36.66%	33.98%	33.71%

*
Excludes loans held for sale.

        In reference to the table above, net income per share data have been retroactively adjusted to give effect to a 10% common stock dividend paid to shareholders of record on November 22, 2002, a 5% common stock dividend paid to shareholders of record on December 20, 2004, and a 5% common stock dividend paid to shareholders of record on March 9, 2007.

COMPARATIVE PER SHARE DATA

        The following table sets forth for SCBT common stock and TSB common stock certain historical, pro forma and pro forma-equivalent per share financial information. The information is derived from and should be read together with the respective historical consolidated financial statements of SCBT and TSB that are incorporated by reference or appear elsewhere in this prospectus/proxy statement. While helpful in illustrating the financial characteristics of the combined company under one set of assumptions, the pro forma data does not reflect certain anticipated costs and benefits of the merger and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the merger been consummated at the beginning of the periods presented. The pro forma data gives effect to the merger and is based on numerous assumptions and estimates. The pro forma combined per share data and TSB equivalent per share data are prepared assuming 939,372 shares of SCBT common stock will be issued and that cash consideration of $5.8 million will be paid. See "The Merger—Merger Consideration" on page 36.

	At or for the Six Months Ended June 30, 2007	At or for the Year Ended December 31, 2006
Basic earnings per share of common stock(3)
SCBT	$1.17	$2.17
TSB	0.45	1.13
Consolidated pro forma	1.12	2.09
TSB pro forma equivalent(1)	1.11	2.08
Diluted earnings per share of common stock(3)
SCBT	$1.17	$2.15
TSB	0.44	1.08
Consolidated pro forma	1.11	2.07
TSB pro forma equivalent(1)	1.10	2.06
Cash dividends per share of common stock
SCBT	$0.34	$0.68
TSB	—	—
Consolidated pro forma(2)	0.34	0.68
TSB pro forma equivalent(1)	0.34	0.68
Book value per share of common stock
SCBT	$18.47	$18.57
TSB	13.97	15.09
Consolidated pro forma	20.12	20.21
TSB pro forma equivalent(1)	19.98	20.07

(1)
TSB pro forma equivalent amounts for basic earnings per share of common stock, diluted earnings per share of common stock, cash dividends per share of common stock and book value per share of common stock have been computed by multiplying the respective consolidated pro forma amounts by the exchange ratio of 0.993.

(2)
Consolidated pro forma cash dividends per share of SCBT common stock represent the historical cash dividends declared by SCBT and assumes no changes will occur.

(3)
Basic earnings per share of common stock and diluted earnings per share of common stock at and for the year ended December 31, 2006 have been adjusted to reflect stock splits in the form of ten-percent stock dividends distributed by TSB on May 15, 2007 and by SCBT on March 9, 2007. Book values per share of common stock at December 31, 2006 have not been adjusted to reflect these stock splits.

RISK FACTORS

        If the merger is consummated, you will be able to elect, subject to certain limitations, to receive shares of SCBT common stock in exchange for your shares of TSB common stock. An investment in SCBT common stock is subject to a number of risks and uncertainties, many of which also apply to your existing investment in TSB common stock. Risks and uncertainties relating to general economic conditions are not summarized below. Those risks, among others, are highlighted on page 19 under the heading "A Warning About Forward-Looking Statements."

        However, there are a number of other risks and uncertainties relating to SCBT and your decision on the merger proposal that you should consider in addition to the risks and uncertainties associated with financial institutions generally. Many of these risks and uncertainties could affect SCBT's future financial results and may cause SCBT's future earnings and financial condition to be less favorable than SCBT's expectations. This section summarizes those risks.

We may be unable to consummate the merger.

        We anticipate that the merger will close in the fourth quarter of 2007, but the merger agreement must be approved by TSB's shareholders before the merger can close. Consummation of the merger is also subject to the receipt of required regulatory approvals and the satisfaction of other customary closing conditions. If the merger is not consummated for any reason, TSB's price may decline to the extent that the current market price reflects the assumption by investors that the merger will be consummated, or because of the costs incurred by TSB in connection with the merger.

If the merger does not qualify as a tax-free reorganization for income tax purposes, you will recognize gain or loss on the exchange of your shares of TSB common stock for SCBT common stock.

        The merger agreement provides that, as a condition to the obligations of TSB and SCBT to close the merger, McNair Law Firm, P.A. must render an opinion that, subject to the assumptions and qualifications included in such opinion, the merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. This opinion, however, neither binds the IRS nor prevents the IRS from adopting a contrary position. In addition, SCBT and TSB may waive this condition to closing and not seek such an opinion. If the merger fails to qualify as a tax-free reorganization, you would generally recognize gain or loss on each share of TSB common stock surrendered in the merger in exchange for stock of SCBT in the amount of the difference between your basis in such share and the fair market value of the SCBT common stock and the cash that you receive.

You may not receive the form of merger consideration that you elect.

        The merger agreement is designed to ensure that 939,372 shares of SCBT common stock will be issued as consideration for the merger, with the remainder of the merger consideration being paid in cash, regardless of the elections made by TSB's shareholders. As a result, although you may elect to receive cash, SCBT common stock, or a combination of the two as consideration for your shares, your election may not be fully honored, depending on the elections made by other TSB shareholders. If your election is not fully honored, you may incur tax consequences that differ from those that would have resulted had you received the form of consideration elected.

You will experience a substantial reduction in percentage ownership and voting power with respect to your shares as a result of the merger.

        TSB's shareholders will experience a substantial reduction in their respective percentage ownership interests and effective voting power through their stock ownership in SCBT relative to their percentage ownership interest in TSB prior to the merger. If the merger is consummated, current TSB shareholders will own approximately 9.2% of SCBT's outstanding common stock, on a fully diluted basis, based on SCBT's outstanding common stock as of June 30, 2007. Accordingly, even if they were to vote as a group, current TSB's shareholders could be outvoted by other SCBT shareholders.

If SCBT does not successfully integrate the operations of TSB, it may not realize all of the expected benefits from the merger.

        SCBT's ability to achieve fully the expected benefits of the merger depends on its successful integration of TSB. There is a risk that integrating The Scottish Bank into SCBT's existing operations may take a greater amount of resources and time than we expect. Further, The Scottish Bank is expected to operate as a separate subsidiary of SCBT. Although we believe that doing this will assist us in retaining The Scottish Bank's key customers, it will also result in greater operating costs for us. Accordingly, there is a risk that the anticipated benefits may not be realized or that they may be less than we expect if we are unable to integrate in a timely manner, fail to realize cost savings from the merger, or disrupt customer relationships.

Uncertainty regarding the merger may result in the loss of employees and customers prior to the consummation of the merger.

        Employees of TSB and The Scottish Bank may experience uncertainty about their future roles following the merger. This may adversely affect the ability of TSB and The Scottish Bank to retain and attract key management and other personnel. Similarly, uncertainty regarding the merger may cause customers of The Scottish Bank to withdraw their business prior to the consummation of the merger. Any loss of The Scottish Bank's customers could have a material adverse effect on TSB's business, regardless of whether or not the merger is ultimately consummated. There can be no assurance that customers of The Scottish Bank will continue their business without regard to the proposed merger.

Fluctuations in the market price of SCBT common stock may change the value of the shares of SCBT common stock you receive in the merger.

        In the merger, shares of TSB common stock that are converted into shares of SCBT common stock will be converted at the rate of 0.993 of a share of SCBT common stock for each share of TSB common stock so converted. Because the number of shares of SCBT common stock that will be issued in the merger is fixed and will not be adjusted for changes in the market price of either SCBT common stock or TSB common stock, any change in the price of SCBT common stock will affect the market value of the merger consideration that TSB shareholders will receive. Neither TSB nor SCBT is permitted to terminate the merger agreement solely because of changes in the market price of their respective shares of common stock.

        Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our businesses, operations and prospects and regulatory considerations. Many of these factors are beyond either party's control. The prices of SCBT common stock and TSB common stock at merger consummation may vary from their respective prices on the date the merger agreement was executed, the date of this proxy statement/prospectus and the date of the special meeting. As a result, the value represented by the merger consideration also will vary. Because the date the merger is consummated may be later than the date of the special meeting, at the time of the special meeting, you will not necessarily know the market value of SCBT common stock that TSB shareholders will receive upon merger consummation.

The "nonsolicitation" restrictions and the termination fee provisions in the merger agreement may discourage other companies from trying to acquire TSB.

        While the merger agreement is in effect, subject to specified exceptions, TSB is prohibited from soliciting, initiating or taking any other action to knowingly facilitate any inquiry in connection with or the making of any proposal that is or may reasonably be expected to lead to a proposal or offer for a merger or other business combination transaction with any person other than SCBT. In addition, pursuant to the merger agreement, TSB is obligated to pay a termination fee of up to $1.75 million to SCBT in specified circumstances, including TSB's termination of the merger agreement to accept a superior merger proposal. These provisions could discourage other parties from trying to acquire TSB even though those other parties might be willing to offer greater value to TSB's shareholders than SCBT has offered in the merger agreement.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus, including information included or incorporated by reference herein, contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance, and business of each of SCBT and TSB, as well as information relating to the merger. These statements are preceded by, followed by, or include the words "believes," "expects," "anticipates," or "estimates," or similar expressions. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in our forward-looking statements. You should consider these important factors when you vote on the merger. Factors that may cause actual results to differ materially from those contemplated by our forward-looking statements include the following:

  •
  our operating costs after the merger may be greater than expected, and our cost savings from the merger may be less than expected, or we may be unable to obtain those cost savings as soon as expected;

  •
  we may be unable to successfully integrate TSB or we may have more trouble integrating other acquired businesses than we expect;

  •
  we could lose our key personnel, including the TSB personnel we will employ as a result of the merger, or spend a greater amount of resources attracting, retaining, and motivating them than we have in the past;

  •
  competition among depository and other financial institutions may increase significantly;

  •
  changes in the interest rate environment may reduce operating margins;

  •
  general economic conditions, either nationally or in South Carolina or North Carolina, may be less favorable than expected resulting in, among other things, a deterioration in credit quality and an increase in credit risk-related losses and expenses;

  •
  loan losses may exceed the level of allowance for loan losses of the combined company;

  •
  the rate of delinquencies and amount of charge-offs may be greater than expected;

  •
  the rates of loan growth may not increase as expected; and

  •
  legislative or regulatory changes may adversely affect our businesses.

        We have based our forward-looking statements on our current expectations about future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee you that these expectations actually will be achieved. We are under no duty to update any of the forward-looking statements after the date of this proxy statement/prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled "Risk Factors," beginning on page 16. You should also consider the cautionary statements contained in SCBT's and TSB's respective filings with the SEC.

THE SPECIAL MEETING

General

        TSB's board of directors is providing this proxy statement/prospectus to you in connection with its solicitation of proxies for use at the special meeting of TSB's shareholders and at any adjournments or postponements of the special meeting.

        SCBT is also providing this proxy statement/prospectus to you as a prospectus in connection with the offer and sale by SCBT of shares of its common stock to shareholders of TSB in the merger.

        Your vote is important. Please complete, date, and sign the enclosed proxy card and return it in the postage prepaid envelope provided. If your shares are held in "street name," you should instruct your broker how to vote by following the directions provided by your broker.

Meeting Date, Time, and Place and Record Date

        TSB will hold the special meeting on Thursday, November 29, 2007, at 9:00 a.m., local time, at the offices of Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Suite 1900, Charlotte, North Carolina. At the special meeting (and any adjournment or postponement of the meeting), holders of TSB's common stock will be asked to consider and vote upon:

  •
  a proposal to approve the merger agreement; and

  •
  a proposal to adjourn the special meeting, including, if necessary, to allow for time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement.

        Only holders of TSB's common stock of record at the close of business on October 23, 2007, the record date, will be entitled to receive notice of and to vote at the special meeting. As of the record date, there were 1,116,100 shares of TSB's common stock outstanding and entitled to vote, with each such share entitled to one vote.

Matters to be Considered

        At the special meeting, TSB's shareholders will be asked to approve the merger agreement and a proposal to adjourn the special meeting, including, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement. Under the merger agreement, TSB will merge with and into SCBT, and each share of TSB common stock (other than shares for which dissenter's rights have been exercised) will be converted, at the election of the holder subject to certain limitations as described in this proxy statement/prospectus, into the right to receive either $35.00 cash or 0.993 of a share of SCBT common stock. Finally, TSB's shareholders may also be asked to consider any other business that properly comes before the special meeting. TSB's board of directors is not aware of any other business to be considered at the special meeting. Each copy of this proxy statement/prospectus mailed to TSB's shareholders is accompanied by a proxy card for use at the special meeting.

Vote Required

        The presence, in person or by proxy, of shares of TSB common stock representing a majority of TSB outstanding shares entitled to vote at the special meeting is necessary in order for there to be a quorum at the special meeting. A quorum must be present in order for the vote on the merger agreement to occur. If there is no quorum present at the opening of the meeting, the special meeting may be adjourned by the vote of a majority of shares voting on the motion to adjourn.

        Approval of the merger agreement requires the affirmative vote of holders of a majority of all shares entitled to vote at the TSB special meeting. Approval of the proposal for adjournment of the special meeting requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. On the record date, there were 1,116,100 outstanding shares of TSB common stock, each of which is entitled to one vote at the special meeting. On that date, the directors of TSB owned or controlled a total of approximately 16.1% of the outstanding shares of TSB common stock. Each of TSB's directors has agreed, in his or her capacity as a TSB shareholder and subject to certain conditions, to vote his or her shares of TSB common stock in favor of the merger agreement.

Voting of Proxies

        Shares of common stock represented by properly executed proxies received at or prior to the TSB special meeting will be voted at the special meeting in the manner specified by the holders of such shares. Properly executed proxies that do not contain voting instructions will be voted "FOR" approval of the merger agreement and of the proposal for adjournment.

        Any shareholder present in person or by proxy (including broker nonvotes, which generally occur when a broker who holds shares in street name for a customer does not have the authority to vote on certain nonroutine matters because its customer has not provided any voting instructions with respect to the matter) at the special meeting who abstains from voting will be counted for purposes of determining whether a quorum exists.

        Because approval of the merger agreement requires the affirmative vote of the holders of a majority of all shares entitled to vote at the TSB special meeting, abstentions and broker nonvotes will have the same effect as negative votes. Accordingly, the TSB board of directors urges its shareholders to complete, date, and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope. Abstentions and broker nonvotes will have no effect on any vote on a proposal for adjournment of the special meeting.

Revocability of Proxies

        The grant of a proxy on the enclosed proxy card does not preclude you from voting in person or otherwise revoking a proxy. There are three ways you can change your vote:

  •
  you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy;

  •
  you may complete and submit a later dated proxy with new voting instructions. The latest vote actually received by TSB prior to the special meeting will be your vote. Any earlier votes will be revoked; or

  •
  you may attend the special meeting and vote in person, and any earlier votes will be revoked.

        Simply attending the special meeting without voting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you will receive from your broker to change or revoke your proxy.

Solicitation of Proxies

        TSB and SCBT will share the costs of printing this proxy statement/prospectus and of soliciting proxies in connection with the special meeting, except that SCBT will pay the costs of filing the registration statement with the SEC, of which this proxy statement/prospectus is a part. Solicitation of proxies may be made in person or by mail, telephone, or facsimile, or other form of communication by directors, officers, and employees of TSB who will not be specially compensated for such solicitation. Nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

        No person is authorized to give any information or to make any representation not contained in this proxy statement/prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by TSB, SCBT, or any other person. The delivery of this proxy statement/prospectus does not, under any circumstances, create any implication that there has been no change in the business or affairs of TSB or SCBT since the date of this proxy statement/prospectus.

Authorization to Vote on Adjournment

        At the special meeting, you will be asked to adjourn the special meeting, including, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement. If you do not specify whether authority is granted or withheld, the proxy will be voted to adjourn. The board of directors of TSB unanimously recommends that shareholders grant authority to the proxies to vote on adjournment at the special meeting.

Recommendation of the Board of Directors

        The TSB board of directors has determined that the merger agreement and the transactions contemplated thereby are in the best interests of TSB and its shareholders. The members of the TSB board of directors unanimously recommend that the TSB shareholders vote at the special meeting to approve the merger agreement.

        In the course of reaching its decision to approve the merger agreement and the transactions contemplated thereby, the TSB board of directors, among other things, consulted with its legal advisor, Robinson, Bradshaw & Hinson, P.A., regarding the legal terms of the merger agreement and with its financial advisor Keefe Bruyette as to the fairness, from a financial point of view, of the consideration to be received by the holders of TSB common stock in the merger. For a discussion of the factors considered by the TSB board of directors in reaching its conclusion, see "The Merger—TSB's Reasons for the Merger" and "The Merger—Opinion of TSB's Financial Advisor."

        TSB's shareholders should note that TSB's directors and officers have certain interests in, and may derive benefits as a result of, the merger that are in addition to their interests as shareholders of TSB. See "The Merger—Interests of Directors and Executive Officers of TSB that Differ from Your Interests."

PROPOSAL NO. 1—THE MERGER

The descriptions of the terms and conditions of the merger proposal, the merger agreement, and any related documents in this proxy statement/prospectus are qualified in their entirety by reference to the copy of the merger agreement attached as Appendix A to this proxy statement/prospectus, to the registration statement, of which this proxy statement/prospectus is a part, and to the exhibits to the registration statement.

Structure of the Merger

        The merger agreement provides for the merger of TSB with and into SCBT. SCBT will be the surviving corporation in the merger. The Scottish Bank, a wholly owned subsidiary of TSB, will become a wholly owned subsidiary of SCBT following the merger. Each share of TSB common stock issued and outstanding at the effective time of the merger other than shares for which dissenter's rights have been exercised will be converted, at the election of the holder subject to limitations described below, into $35.00 cash or 0.993 of a share of SCBT common stock.

Background of the Merger

        In connection with its long-range planning, TSB's board of directors has periodically examined whether TSB (and prior to the holding company reorganization completed in September 2006, The Scottish Bank) should continue to operate as a separate institution or whether its shareholders, depositors, loan customers, employees and the communities it serves could be better served by exploring alternative strategic plans, including a sale to another financial institution. TSB's articles of incorporation specifically provide that the board of directors, in connection with the exercise of its judgment in determining actions that are in the best interests of the corporation with respect to any matter (including any transaction that may involve a change in control or proposed acquisition of the corporation), may, but shall not be required to, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, depositors, customers, suppliers, and other constituents of the corporation, and on the communities in which the corporation operates.

        In October 2005, the board of directors met with an independent financial advisory firm to evaluate the corporation's business plan and to discuss alternative strategic plans. At this meeting, the board of directors concluded that at that time it was in the best interests of the shareholders and other interested constituencies for the corporation to continue to operate as a separate, independent financial institution. The board of directors determined to re-examine this topic in early 2007.

        In December 2006, one of TSB's independent directors was approached by a regional North Carolina bank holding company to explore whether TSB would be interested in being acquired. That director and TSB's Chairman of the Board, who is also an independent director, met with representatives of this bank holding company later that month and discussed the possible interests of the parties in exploring a transaction in which TSB would be acquired. The parties followed this meeting with a meeting in February 2007, which John Stedman, TSB's President and Chief Executive Officer, also attended. These early exploratory conversations did not result in any agreement to formally pursue any business combination transaction.

        In March and April 2007, representatives of TSB's board of directors met with representatives of two other financial institutions, in each case initiated by these institutions, to explore the interests of these parties in pursuing an acquisition of TSB. Neither of these financial institutions was SCBT.

        At its meeting on May 22, 2007, TSB's board of directors considered information reported to it by the members of the board of directors who had met with financial institutions that had expressed an interest in pursuing a merger with TSB. After discussion, the board of directors voted to actively explore whether a merger transaction would be in the best interests of TSB's shareholders and other interested constituencies. The board of directors authorized management to contact several financial advisory firms to make presentations of their qualifications to assist the board of directors in this process.

        On May 25, 2007, at the request of Robert Hill, SCBT's President and Chief Executive Officer, Mr. Stedman met with Mr. Hill to discuss SCBT's potential interest in pursuing a merger with TSB. Mr. Stedman advised Mr. Hill of the recent determination by TSB's board of directors to explore transactions of the nature proposed by Mr. Hill. Mr. Hill and Mr. Stedman agreed to schedule a meeting of the chief financial officers of their respective institutions to permit each to conduct preliminary due diligence. On May 29, 2007, Jan H. Hollar, TSB's Chief Financial Officer, and John C. Pollok, SCBT's Chief Financial Officer, met to discuss various preliminary due diligence matters, including TSB's loan portfolio, allowance for loan losses and related matters. At that meeting, TSB and SCBT entered into a confidentiality agreement pursuant to which each agreed to maintain in confidence the nonpublic information shared between the parties and the fact that the parties were engaged in any conversation regarding a potential transaction.

        At its meeting on May 30, 2007, TSB's board of directors interviewed representatives of four financial advisory firms regarding their qualifications, recent experiences in representing community banking corporations in merger and acquisition transactions, and commitment to actively pursue the project, as well as the engagement terms proposed by each of these firms. After considering the relative merits of each of these firms, the board of directors unanimously voted to approve the engagement of Keefe Bruyette to assist the board of directors in identifying and evaluating TSB's strategic alternatives. In reaching this decision, the board of directors noted Keefe Bruyette's strong reputation as merger and acquisition financial advisors to the banking industry. The board of directors confirmed that its decision to engage Keefe Bruyette to assist the corporation in exploring strategic alternatives did not represent a decision to pursue a sale of the corporation.

        By a letter agreement dated May 31, 2007, entered into on June 30, 2007, TSB formally engaged Keefe Bruyette to advise and assist TSB in considering the desirability of engaging in a business combination transaction and, if TSB's board of directors determined to pursue such a transaction, to assist in structuring the definitive financial terms of such a transaction.

        During late June and early July 2007, Keefe Bruyette contacted 29 parties it believed might have an interest in exploring a transaction with TSB and described in generic terms a potential transaction opportunity to determine whether the party would be interested in receiving confidential information. Of the 29 parties contacted, 23, including SCBT, agreed to enter into form confidentiality agreements executed by Keefe Bruyette on behalf of TSB. Each of these 23 parties then received a confidential information memorandum prepared by Keefe Bruyette describing TSB. During July 2007, at the request of several of these potential bidders, which did not include SCBT, Mr. Stedman and Ms. Hollar met with representatives of the requesting potential bidders. These meetings occurred at the offices of TSB's legal counsel, Robinson, Bradshaw & Hinson, P.A. Keefe Bruyette requested that the potential bidders submit preliminary proposals for an acquisition transaction by July 31. Of these 23 parties, ten submitted preliminary proposals by the July 31 deadline.

        Keefe Bruyette met with TSB's board of directors on August 3 to review the process that had been conducted to that point and the terms of the ten preliminary proposals. After reviewing the proposals and discussing the merits of each of the potential bidders with Keefe Bruyette, including the likelihood that the bidders may increase the proposed merger consideration in the final stages of the process, the board of directors instructed Keefe Bruyette to continue the process with three specified bidders, which included SCBT. These three bidders had submitted preliminary proposals offering merger consideration to TSB's shareholders that, as measured at that date, exceeded the amount offered by the other bidders. The board of directors also noted that each of these three bidders did not appear to raise any disqualifying concerns with respect to the interests of the other constituencies of TSB.

        During the weeks of August 6 and August 13, the three final bidders sequentially conducted due diligence examinations of TSB at a data room maintained at the offices of TSB's legal counsel. In connection with their due diligence examinations, each of the three final bidders interviewed Mr. Stedman and Ms. Hollar. The three final bidders submitted their final proposals during the week of August 20.

        On August 23, TSB's board of directors met to review the three final proposals. One of the proposals offered merger consideration at a value that was substantially below the levels offered by the other two proposals and was lower than the amount included in that bidder's preliminary proposal. The board of directors determined not to proceed with that proposal. The remaining two proposals reflected a significant increase in the amount of merger consideration from the preliminary proposals submitted by those bidders. The terms of the proposal submitted by SCBT are reflected in the merger agreement. The other remaining bidder offered a 50/50 combination of that bidder's common stock and cash. The stated fixed value of this bid was lower than the implied value of the SCBT merger consideration based on the closing price of SCBT common stock on the prior day.

        The board of directors discussed the terms of these proposals and the respective bidders with Keefe Bruyette. The board of directors noted the difference between the fixed exchange ratio proposed by SCBT and the fixed value approach proposed by the other remaining bidder, the differing value of those bids with reference to then-current stock prices, the differing levels of stock consideration offered by those bids, the prospects of each of those bidders, and their respective existing market area, growth and acquisition history, historical stock price performance, comparative stock performance against the NASDAQ Bank Index, management, asset quality, dividend rate, financial ratios, published analysts' recommendations, current share ownership and share liquidity. The board of directors also discussed the fit of each of these bidders with TSB, including the types of expanded services and products each would be able to offer TSB's depositors and loan customers. The board of directors also considered the terms of each of these bidders' proposals with respect to the expected treatment of TSB's employees. Following this discussion, the board of directors unanimously voted to authorize management to negotiate the terms of a definitive agreement to effect the final proposal submitted by SCBT.

        Immediately following the conclusion of the board of directors meeting, Mr. Stedman called Mr. Hill to notify him of the board of directors' decision to proceed with SCBT. During that call, Mr. Hill requested that SCBT be permitted the exclusive right, for a two-week period, to negotiate a definitive merger agreement. After the exchange of drafts by respective legal counsel to TSB and SCBT, by a letter agreement dated August 24, 2007, TSB agreed, until the earlier of 14 days after that date or the execution of a definitive merger agreement, not to solicit offers from, negotiate with or discuss or accept any proposal from any person other than SCBT relating to the acquisition of the shares of TSB or The Scottish Bank or their respective assets or businesses, other than a sale of assets in the ordinary course of business, or to furnish any information not generally available to the public regarding TSB or The Scottish Bank in connection with or in contemplation of any such proposal. In addition, the letter agreement obligated TSB to notify SCBT of any acquisition proposals received by TSB during that period.

        From August 24 through August 29, TSB and SCBT, primarily through their respective legal counsel, negotiated the terms of the definitive merger agreement and related disclosure schedules, director support agreements, affiliate agreements, claims letters, director noncompetition agreements and Mr. Stedman's employment agreement with SCBT which contemplates his employment with SCBT only in the event that the merger is consummated.

        On August 29, TSB's board of directors met commencing at 3:00 p.m. Keefe Bruyette updated the board of directors with respect to market activity since August 23, including the increase in SCBT's stock price since that date, and the progress of the negotiation of the definitive terms of the merger agreement. The board of directors undertook a review and discussion with Robinson, Bradshaw &

Hinson, P.A. of the terms of the merger agreement and related agreements, prior drafts of which had been provided to the board of directors. In addition, the board of directors received the report of Keefe Bruyette with respect to its analysis, including the oral opinion rendered by Keefe Bruyette, which was subsequently confirmed in writing, to the effect that, as of that date and subject to the assumptions made, matters considered and limits of the review undertaken by Keefe Bruyette described in its opinion, the number of whole shares of SCBT common stock, cash or a combination thereof, plus cash in lieu of any fractional share interest, into which shares of TSB common stock shall be converted pursuant to the merger agreement was fair, from a financial point of view, to holders of the shares of TSB common stock. Following discussion, the board of directors unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, and determined that the merger, on the terms and conditions set forth in the merger agreement, was fair to, and in the best interests of, TSB's shareholders. The board of directors further unanimously resolved to recommend to the holders of TSB common stock that they approve the merger agreement.

        That evening following the conclusion of TSB's board of directors' meeting, TSB and SCBT entered into the merger agreement. In addition, that evening each of TSB's directors entered into the director support agreements and directors noncompetition agreements, each of TSB's directors and executive officers executed an affiliate's agreement and claims letter, and Mr. Stedman and SCBT entered into his employment agreement with SCBT. A description of these ancillary agreements is included in this proxy statement/prospectus under the caption "The Merger—Interests of Directors and Executive Officers of TSB that Differ from Your Interests."

        On August 30, 2007, prior to the opening of trading on the NASDAQ Global Select Market and the Over-the-Counter Bulletin Board, TSB and SCBT issued a joint press release announcing the execution of the merger agreement. A copy of the merger agreement was included as an exhibit to TSB's Current Report on Form 8-K filed with the SEC later that day.

        On September 25, 2007, TSB's board of directors met and unanimously approved an amendment to the merger agreement to resolve an internal inconsistency in the merger agreement by correcting the definition of a term used in the provision governing the allocation of merger consideration between SCBT common stock and cash. This correction reflected the parties' original intention for, and TSB's board of directors' and its financial advisor's understanding of, this provision. The board of directors further unanimously resolved to recommend to the holders of TSB common stock that they approve the merger agreement as so amended. On September 28, 2007, TSB and SCBT entered into the amendment, which was included as an exhibit to TSB's current report on Form 8-K filed with the SEC on October 1, 2007 and is included in Appendix A to this proxy statement/prospectus.

SCBT's Reasons for the Merger

        SCBT's management believes that a combination of the two institutions will further position SCBT in high-growth, demographically attractive markets. SCBT's management believes that it will be able to further leverage TSB's existing customer base, branch network, and reputation. The combination of the two companies will enable TSB's bank subsidiary, The Scottish Bank, to accommodate larger credit facilities for customers and more readily service larger customer relationships. Finally, SCBT expects to gain operating efficiencies through combining the companies as operating duplications are eliminated.

TSB's Reasons for the Merger

        TSB's board of directors believes that the merger is in the best interests of TSB's shareholders. In making its decision to approve the merger agreement and unanimously recommend approval of the merger agreement by TSB's shareholders, the board of directors of TSB consulted with its financial advisor and legal advisors, as well as its management, and considered many factors. These factors include the following factors, each of which the board of directors believed supported its conclusion, but which are not listed in any relative order of importance:

  •
  the financial terms of the proposed merger, including the implied value of the merger consideration of $35.80 per TSB share based on the closing price per share of $36.20 of SCBT's common stock on August 28, 2007, the day prior to the board of directors' meeting to consider approval of the merger agreement;

  •
  the presentation by Keefe Bruyette indicating that the merger consideration at that $35.80 implied value represented:

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a 31.1x multiple of TSB's earnings per share for the twelve months ended June 30, 2007;

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256% of the book value per share of TSB common stock;

•
256% of the tangible book value per share of TSB common stock;

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a premium of 90.9% to the closing per share price of TSB's common stock on August 28, 2007; and

•
an aggregate value of 124.5% of TSB's core deposits at June 30, 2007, defined as its total deposits less deposits evidenced by certificates of deposit of $100,000 or more;

•
the fixed exchange ratio by which shares of TSB common stock would be converted into shares of SCBT common stock in the merger, permitting TSB shareholders to participate in any increase in the value of SCBT stock from the date of the merger agreement;

•
SCBT's dividend history, including its current annual dividend rate of $0.68 per share of SCBT common stock, compared to the absence of dividends on shares of TSB common stock;

•
that the merger will be tax-free, for federal income tax purposes, to TSB's shareholders to the extent they receive shares of common stock of SCBT;

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the high proportion of SCBT common stock as a component of the aggregate merger consideration;

•
the process conducted by Keefe Bruyette to develop and evaluate the interest of potential acquirers;

•
the increase in the value of merger consideration offered by SCBT compared to its preliminary proposal;

•
the relative value of the merger consideration offered by the merger agreement compared to the next highest proposal that resulted from the process conducted by Keefe Bruyette;

•
the oral opinion rendered by Keefe Bruyette, which was subsequently confirmed in writing, to the effect that, as of August 29, 2007 and subject to the assumptions made, matters considered and limits of the review undertaken by Keefe Bruyette described in its opinion, the number of whole shares of SCBT common stock, cash or a combination thereof, plus cash in lieu of any fractional share interest, into which shares of TSB common stock shall be converted pursuant to the merger agreement was fair, from a financial point of view, to holders of the shares of TSB common stock;

  •
  the board of directors' knowledge of TSB's business, financial condition, results of operations, prospects and competitive position and whether TSB as an independent enterprise could produce the earnings necessary to result in a value comparable to the value to be received in the merger;

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  the constraints upon TSB's growth resulting from regulatory capital requirements, the relatively illiquid nature of the market for its stock, and the challenges of achieving increased operating efficiencies for a financial institution of its size;

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  the value to SCBT of an extension of its franchise into the Charlotte market, the strong capital position of SCBT and the resulting ability of SCBT to employ capital to expand its franchise in that market;

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  the concentration of TSB's revenues in its existing market area;

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  SCBT's existing market areas in South Carolina, including its existing presence in the Rock Hill, South Carolina area;

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  SCBT's prospects and its recent financial performance, its historical stock price performance, and its comparative stock price performance against the NASDAQ Bank Index;

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  SCBT's history of growth in deposits and loans, as well as geographic expansion;

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  SCBT's asset quality, including its nonperforming assets as a percentage of total assets, net charge-offs and reserves for loan losses;

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  SCBT's management;

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  the continuing trend toward consolidation among financial institutions and the likelihood of SCBT engaging in further acquisition transactions, and thereby extending its franchise and possibly enhancing its market value, or the possibility of SCBT becoming a party in the future to a business combination in which a premium would be paid for the outstanding shares of SCBT common stock;

  •
  the nonfinancial terms of the merger agreement, including TSB's right to terminate the merger agreement in order to accept a superior acquisition proposal or to decline to consummate the merger due to the occurrence of an event after the date of the merger agreement having a material adverse effect, as defined in the merger agreement, on SCBT;

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  provisions of the merger agreement providing for the treatment of TSB employees following the consummation of the merger;

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  the broader scope and types of products and services that would be offered to TSB's customers by SCBT following the consummation of the merger;

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  the desire by SCBT to continue the employment of Mr. Stedman and Mr. Schlick following consummation of the merger;

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  the availability to TSB shareholders of statutory rights of dissent and appraisal in connection with the merger (for a discussion of rights of dissent and appraisal available to TSB shareholders in connection with the merger, see "The Merger—Rights of Dissenting TSB Shareholders"); and

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  the probability of required regulatory approvals being obtained without unreasonable delay or conditions.

        TSB's board of directors also considered a variety of potentially negative factors concerning the merger agreement and the merger, including the following factors, which are not listed in any relative order of importance:

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  the fixed exchange ratio by which shares of TSB common stock would be converted into shares of SCBT common stock in the merger, subjecting TSB shareholders to a potential decline in the value of the merger consideration resulting from a decline in the market price of SCBT common stock from the date of the merger agreement;

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  the lack of a provision in the merger agreement entitling the board of directors of TSB to terminate the merger agreement solely as the result of a substantial decline in the market price of SCBT common stock;

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  the possibility that the merger might not be consummated and the effect of the public announcement of the merger on TSB's customers and personnel;

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  the fact that the merger agreement contains contractual restrictions on TSB's ability to solicit or negotiate alternative merger transactions;

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  the fact that the merger agreement contains contractual restrictions applicable to TSB regarding the conduct of its business prior to the consummation of the merger;

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  the fact that TSB could be required to pay SCBT a fee of up to $1.75 million if the merger agreement is terminated under certain circumstances or in certain circumstances upon TSB's entry into an agreement to be acquired within a specified period after the merger agreement is terminated; and

  •
  the fact that a few employees of TSB are likely not to be offered continued employment by SCBT following the consummation of the merger.

        Although not exhaustive, the foregoing discussion of information and factors considered by TSB's board of directors includes the material factors considered by the board of directors. In view of the wide variety of factors considered in connection with its evaluation of the proposed merger, the board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its decision. In addition, individual members of the board of directors may have given different weight to different factors and may have viewed some factors more positively or negatively than others. Rather, the board of directors viewed its position as being based on the totality of the information presented to and considered by it.

        TSB's board of directors believes the merger is in the best interests of TSB and its shareholders and recommends that TSB's shareholders vote "FOR" the approval of the merger agreement.

Opinion of TSB's Financial Advisor

        On June 20, 2007, TSB executed an engagement agreement with Keefe Bruyette. Keefe Bruyette's engagement encompassed assisting TSB as its financial advisor in connection with a possible business combination with select other institutions. TSB selected Keefe Bruyette because Keefe Bruyette is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with TSB and its business. As part of its investment banking business, Keefe Bruyette is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

        On August 29, 2007, the TSB board of directors held a meeting to evaluate the proposed merger of TSB with and into SCBT. At this meeting, Keefe Bruyette reviewed the financial aspects of the proposed merger and rendered a written opinion as of such date as to the fairness to TSB shareholders, from a financial point of view, of the consideration to be paid in the merger. The TSB board of directors approved the merger agreement at this meeting.

        The full text of Keefe Bruyette's written opinion is attached as Appendix B to this proxy statement/prospectus and is incorporated herein by reference. TSB's shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Keefe Bruyette. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

        Keefe Bruyette's opinion speaks only as of the date of the opinion. The opinion is directed to the TSB board and addresses only the fairness, from a financial point of view, of the consideration offered to the TSB shareholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any TSB shareholder as to how the shareholder should vote at the TSB special meeting on the merger agreement or any related matter.

        In rendering its opinion, Keefe Bruyette:

  •
  reviewed, among other things,

•
the merger agreement,

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Annual Reports to shareholders and Annual Reports on Form 10-K of SCBT,

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Quarterly Reports on Form 10-Q of SCBT,

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Annual Reports to shareholders and Annual Reports on Form 10-KSB of TSB, and

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Quarterly Reports on Form 10-QSB of TSB;

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held discussions with members of senior management of TSB and SCBT regarding,

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past and current business operations,

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regulatory relationships,

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financial condition, and

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future prospects of the respective companies;

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reviewed the market prices, valuation multiples, publicly reported financial condition and results of operations for TSB and SCBT and compared them with those of certain publicly traded companies that Keefe Bruyette deemed to be relevant;

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compared the proposed financial terms of the merger with the financial terms of certain other transactions that Keefe Bruyette deemed to be relevant;

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evaluated the potential pro forma impact of the merger on SCBT, including cost savings, that management of SCBT expects to result from a combination of the businesses of TSB and SCBT; and

•
performed other studies and analyses that it considered appropriate.

        In conducting its review and arriving at its opinion, Keefe Bruyette relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to Keefe Bruyette or that was discussed with, or reviewed by or for Keefe Bruyette, or that was publicly available. Keefe Bruyette did not attempt, or assume any responsibility, to verify such information independently. Keefe Bruyette relied upon the management of TSB and SCBT as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to Keefe Bruyette. Keefe Bruyette assumed, without independent verification, that the aggregate allowances for loan and lease losses for TSB and SCBT are adequate to cover those losses. Keefe Bruyette did not make or obtain any evaluations or appraisals of any assets or liabilities of TSB or SCBT, nor did it examine or review any individual credit files.

        The projections furnished to Keefe Bruyette and used by it in certain of its analyses were prepared by TSB's senior management team. TSB does not publicly disclose internal management projections of the type provided to Keefe Bruyette in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. In its analysis, Keefe Bruyette used certain publicly available financial information and earnings estimates on SCBT and made no attempt to independently verify their accuracy.

        For purposes of rendering its opinion, Keefe Bruyette assumed that, in all respects material to its analyses:

  •
  the merger will be consummated substantially in accordance with the terms set forth in the merger agreement;

  •
  the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

  •
  each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

  •
  all conditions to the consummation of the merger will be satisfied without any waivers; and

  •
  in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, that may be imposed, will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

        Keefe Bruyette further assumed that the merger will be accounted for as a purchase transaction under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. Keefe Bruyette's opinion is not an expression of an opinion as to the prices at which shares of TSB common stock or SCBT common stock will trade after the announcement of the proposed merger or the actual value of the SCBT common shares when issued pursuant to the merger, or the prices at which the SCBT common shares will trade following the consummation of the merger.

        In performing its analyses, Keefe Bruyette made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Keefe Bruyette, TSB and SCBT. Any estimates contained in the analyses performed by Keefe Bruyette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Keefe Bruyette opinion was among several factors taken into consideration by the TSB board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the TSB board of directors with respect to the fairness of the consideration to be paid in the merger.

Summary of Analysis by Keefe Bruyette

        The following is a summary of the material analyses presented by Keefe Bruyette to the TSB board of directors in connection with its written fairness opinion. The summary is not a complete description of the analyses underlying the Keefe Bruyette opinion or the presentation made by Keefe Bruyette to the TSB board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Keefe Bruyette did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Keefe Bruyette believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Summary of Proposal

        TSB shareholders will receive 0.993 of a share of SCBT common stock or cash in the amount of $35.00 for each share of TSB common stock. Based on SCBT's closing stock price on August 28, 2007 of $36.20, the exchange ratio represented a value of $35.80 per share to TSB.

Selected Peer Group Analysis

        Using publicly available information, Keefe Bruyette compared the financial performance, financial condition and market performance of TSB and SCBT to the following depository institutions that Keefe Bruyette considered comparable to TSB and SCBT.

        Companies included in TSB's peer group were:

Four Oaks Fincorp, Inc.	Waccamaw Bankshares, Inc.
ECB Bancorp, Inc.	Uwharrie Capital Corp
New Century Bancorp, Inc.	First Trust Bank
Mountain 1st Bank & Trust Company	M&F Bancorp, Inc.
American Community Bancshares, Inc.	Little Bank, Inc.
North State Bancorp	Oak Ridge Financial Services, Inc.
MidCarolina Financial Corporation	Surrey Bancorp
Carolina Bank Holdings, Inc.	CB Financial Corporation
Cape Fear Bank Corporation	Weststar Financial Services Corporation

        Companies included in SCBT's peer group were:

Pinnacle Financial Partners, Inc.	FNB United Corp.
Renasant Corporation	Cardinal Financial Corporation
Virginia Financial Group, Inc.	Gateway Financial Holdings, Inc.
Green Bankshares, Inc.	Fidelity Southern Corporation
Security Bank Corporation	Summit Financial Group, Inc.
City Holding Company	First M&F Corporation
First Bancorp	Southern Community Financial Corporation
BancTrust Financial Group, Inc.	Capital Bank Corporation
First Community Bancshares, Inc.	Yadkin Valley Financial Corporation
Union Bankshares Corporation	Bank of Granite Corporation
Virginia Commerce Bancorp, Inc.	Integrity Bancshares, Inc.
Ameris Bancorp	Colony Bankcorp, Inc.
NewBridge Bancorp	PAB Bankshares, Inc.
GB&T Bancshares, Inc.	First Security Group, Inc.
Cadence Financial Corporation	BNC Bancorp

        To perform this analysis, Keefe Bruyette used financial information as of the three-month period ended June 30, 2007 if available, otherwise March 31, 2007, and for the three or twelve month period ended June 30, 2007 if available, otherwise March 31, 2007. Market price information was as of August 28, 2007, and 2007 and 2008 earnings estimates were taken from First Call, a nationally recognized earnings estimate consolidator. Certain financial data prepared by Keefe Bruyette, and as referenced in the tables presented below may not correspond to the data presented in TSB's and SCBT's historical financial statements as a result of the different periods, assumptions and methods used by Keefe Bruyette to compute the financial data presented.

        Keefe Bruyette's analysis showed the following concerning TSB's and SCBT's financial performance:

Financial Performance Measures:	SCBT	SCBT Peer Group Median	TSB	TSB Peer Group Median
Latest Twelve Months Core Return on Average Equity	13.04%	11.17%	9.44%	10.82%
Latest Twelve Months Core Return on Average Assets	0.98%	1.02%	0.72%	0.83%
Net Interest Margin	3.99%	3.89%	3.49%	3.87%
Latest Twelve Months Efficiency Ratio	66.8%	61.6%	73.6%	61.7%

        Keefe Bruyette's analysis showed the following concerning TSB's and SCBT's financial condition:

Financial Condition Measures:	SCBT	SCBT Peer Group Median	TSB	TSB Peer Group Median
Tangible Equity/Tangible Assets	6.00%	6.59%	8.06%	7.91%
Loans/Deposits	101.3%	94.9%	93.7%	92.8%
Latest Twelve Months Net Charge-offs/Average Loans	0.12%	0.15%	0.09%	0.09%
Loan Loss Reserves/Loans	1.27%	1.14%	1.13%	1.38%
Non Performing Assets/Assets	0.18%	0.43%	0.02%	0.30%

        Keefe Bruyette's analysis showed the following concerning TSB's and SCBT's market performance:

Market Performance Measures:	SCBT		SCBT Peer Group Median		TSB		TSB Peer Group Median
Price to Earnings Multiple, based on 2007 GAAP estimated earnings	15.1	x	13.3	x	NM		NM
Price to Earnings Multiple, based on 2008 GAAP estimated earnings	13.7	x	11.7	x	NM		NM
Price to Last Twelve Months earnings	16.2	x	14.1	x	16.3	x	17.2	x
Price to Book Multiple Value	196%		134%		134%		159%
Price to Tangible Book Multiple Value	248%		180%		134%		169%

Comparable Transaction Analysis

        Keefe Bruyette reviewed publicly available information related to selected comparably sized acquisitions announced after January 1, 2005, with aggregate transaction values between $25 million and $250 million, of bank holding companies with headquarters in North Carolina, South Carolina and Virginia. The transactions included in the group were:

Acquirer	Acquiree
First National Bancshares, Inc.	Carolina National Corporation
Yadkin Valley Financial Corporation	Cardinal State Bank
Bank of the Carolinas Corporation	Randolph Bank & Trust Company
United Bankshares, Inc.	Premier Community Bankshares, Inc.
Gateway Financial Holdings, Inc.	Bank of Richmond, N.A.
Sandy Spring Bancorp, Inc.	Potomac Bank of Virginia
Crescent Financial Corporation	Port City Capital Bank.
Mercantile Bankshares Corporation	James Monroe Bancorp, Inc.
BNC Bancorp	SterlingSouth Bank & Trust Company
Premier Community Bankshares Inc.	Albemarle First Bank
Union Bankshares Corporation	Prosperity Bank & Trust Company
American National Bankshares Inc.	Community First Financial Corporation
FNB Corp.	Integrity Financial Corporation
SCBT Financial Corporation	Sun Bancshares, Inc.
Capital Bank Corporation	1st State Bancorp, Inc.
Citizens South Banking Corporation	Trinity Bank
First Citizens Bancorporation, Inc.	Summit Financial Corporation
Mercantile Bankshares Corporation	Community Bank of Northern Virginia

        Transaction multiples for the merger were derived from an offer price of $35.80 (based upon SCBT's closing share price on August 28, 2007) per share of TSB common stock. For each precedent transaction, Keefe Bruyette derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

  •
  book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

  •
  tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

  •
  the earnings per share of the acquired company for the latest twelve months of results publicly available prior to the time the transaction was announced;

  •
  tangible book premium to core deposits based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition; and

  •
  market premium based on the closing price one day prior to the announcement of the acquisition.

        The results of the analysis are set forth in the following table:

Transaction Price to:	SCBT/TSB Merger		Comparable Transactions Median		Comparable Transactions Maximum		Comparable Transactions Minimum
Book Value	256%		256%		341%		167%
Tangible Book Value	256%		260%		364%		167%
Last Twelve Months Earnings per Share	31.1	x	28.4	x	57.4	x	17.4	x
Core Deposit Premium	24.5%		25.1%		37.9%		9.3%
Market Premium	90.9%		32.3%		73.5%		(5.6)%

        No company or transaction used as a comparison in the above analysis is identical to TSB, SCBT or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis

        Keefe Bruyette performed a discounted cash flow analysis to estimate a range for the implied equity value per share of TSB common stock based on a continued independence scenario. In this analysis, Keefe Bruyette assumed discount rates ranging from 11.0% to 15.0% to derive (i) the present value of the estimated free cash flows that TSB could generate over the period beginning January 2007 and ending in December 2011, (ii) the present value of TSB's terminal value at the end of 2012. Terminal values for TSB were calculated based on a range of 12.5x to 14.5x estimated 2012 earnings per share. In performing this analysis, Keefe Bruyette used TSB management's 2007 and 2008 earnings estimates. Based on management's estimates Keefe Bruyette assumed 12% earnings per share growth for 2009 and 10% growth thereafter. In determining cash flows available to shareholders, Keefe Bruyette used forecasted dividend payout ratios (percentages of earnings per share payable to shareholders), which assume the maintenance of a minimum ratio of tangible common equity to tangible assets of 7.0%.

        Based on these assumptions, Keefe Bruyette derived an implied equity value per share of TSB common stock ranging from $24.71 to $32.47.

        The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of TSB common stock.

Forecasted Pro Forma Financial Analysis

        Keefe Bruyette analyzed the estimated financial impact of the merger on SCBT's 2008 estimated earnings per share and 2008 estimated cash earnings per share. Cash earnings per share is determined by adding per share amortization of intangible assets to earnings per share. For SCBT, Keefe Bruyette used the First Call consensus estimate of earnings per share for 2008. For TSB, Keefe Bruyette used management estimates of earnings per share for 2008. In addition, Keefe Bruyette assumed that the merger will result in cost savings equal to SCBT management's estimates. Based on its analysis, Keefe Bruyette determined that the merger would be accretive to SCBT's estimated GAAP and cash earnings per share in 2008.

        Furthermore, the analysis indicated that SCBT's Leverage Ratio, Tier 1 Risk-Based Capital Ratio and Total Risk Based Capital Ratio would all remain "well capitalized" by regulatory standards. For all of the above analysis, the actual results achieved by SCBT following the merger may vary from the projected results, and the variations may be material.

        Other Analyses.    Keefe Bruyette reviewed the relative financial and market performance of TSB and SCBT to a variety of relevant industry peer groups and indices. Keefe Bruyette also reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for SCBT.

        The TSB board has retained Keefe Bruyette as an independent contractor to act as financial adviser to TSB regarding the merger. As part of its investment banking business, Keefe Bruyette is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, Keefe Bruyette has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe Bruyette may, from time to time, purchase securities from, and sell securities to, TSB and SCBT. As a market maker in securities, Keefe Bruyette may from time to time have a long or short position in, and buy or sell, debt or equity securities of TSB and SCBT for Keefe Bruyette's own account and for the accounts of its customers.

        TSB and Keefe Bruyette have entered into an agreement relating to the services to be provided by Keefe Bruyette in connection with the merger. TSB has agreed to pay Keefe Bruyette at the time of closing, a cash fee equal to 1.25% of the market value of the aggregate consideration offered in exchange for the outstanding shares of common stock of TSB in the transaction. Pursuant to the Keefe Bruyette engagement agreement, TSB also agreed to reimburse Keefe Bruyette for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify Keefe Bruyette against certain liabilities, including liabilities under the federal securities laws.

Merger Consideration

        Under the terms of the merger agreement, each share of TSB common stock (other than shares for which dissenter's rights have been exercised) will be converted, at the election of the holder subject to certain limitations described below, into the right to receive either 0.993 of a share of SCBT common stock or $35.00 in cash, without interest. However, under the merger agreement, SCBT and TSB have agreed that, regardless of the elections made by TSB's shareholders, 939,372 shares of SCBT common stock will be issued as merger consideration, with the remaining merger consideration being paid in cash. As a result, no more than 945,994 shares of TSB common stock (representing the 939,372 shares of SCBT common stock to be issued as merger consideration, divided by the 0.993 exchange ratio) will be converted into shares of SCBT common stock in the merger.

        If elections are made to convert shares of TSB common stock into shares of SCBT common stock in the merger ("Stock Election Shares") with respect to more than 945,994 shares of TSB common stock, then all shares of TSB common stock for which cash elections ("Cash Election Shares") were made and all shares of TSB common stock for which no elections were made ("Nonelection Shares") will be converted into the right to receive the cash consideration of $35.00 per share, and each holder of Stock Election Shares will be entitled to receive SCBT common stock in respect of that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is 945,994 and the denominator of which is the total number of Stock Election Shares, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the cash consideration;

        If the total number of Stock Election Shares is less than 945,994 (the deficit being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Nonelection Shares and the Cash Election Shares shall be treated in the following manner:

  •
  If the Shortfall Number is less than or equal to the number of Nonelection Shares, then all Cash Election Shares shall be converted into the right to receive the cash consideration, and each holder of Nonelection Shares shall receive the stock consideration in respect of that number of Nonelection Shares held by such holder equal to the product obtained by multiplying (x) the number of Nonelection Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Nonelection Shares, with the remaining number of such holder's Nonelection Shares being converted into the right to receive the cash consideration.

  •
  If the Shortfall Number exceeds the number of Nonelection Shares, then all Nonelection Shares shall be converted into the right to receive the stock consideration, and each holder of Cash Election Shares shall receive the stock consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Nonelection Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the cash consideration.

        As a result of the foregoing prorations, you could receive cash or shares of SCBT common stock for greater or fewer TSB shares than you specify in your election.

        No assurance can be given that the current fair market value of SCBT common stock will be equivalent to the fair market value of SCBT common stock on the date that stock is received by a TSB shareholder or at any other time. The fair market value of SCBT common stock received by a TSB shareholder may be greater or less than the current fair market value of SCBT due to numerous market factors.

Election Procedures and Exchange of Certificates

        No more than 40 and no less than 20 business days prior to the anticipated election deadline, each holder of record of TSB common stock will be sent an election form and other appropriate and customary transmittal materials which will permit each TSB shareholder:

  •
  to elect to receive $35.00 per share in cash in exchange for all shares of TSB common stock held by the shareholder;

  •
  to elect to receive 0.993 of a share of SCBT common stock per share, plus cash in lieu of any fractional share, in exchange for all shares of TSB common stock held by the shareholder;

  •
  to elect to receive the cash consideration with respect to a portion of the shares of TSB common stock held by the shareholder and the stock consideration with respect to the remaining shares of TSB common stock held by the shareholder; or

  •
  to make no election with respect to the consideration to be received in exchange for the shareholder's shares of TSB common stock.

        If your shares or a portion of your shares of TSB common stock are held in "street name" by a broker, bank or other nominee, an election form will be mailed to the broker, bank or other nominee with respect to those shares.

        An election form must be either accompanied by the TSB stock certificates as to which the election form is being made, or must be accompanied by an appropriate guarantee of delivery of those stock certificates.

        In order to be effective, a properly completed election form, together with stock certificates (or a properly completed notice of guaranteed delivery) must be submitted to the exchange agent on or before the election deadline, which will be 5:00 p.m., New York City time, on a date no later than the fifth business day following the closing date of the merger. SCBT will issue a press release announcing the date of the election deadline as promptly as practicable after the election deadline is determined.

        If a TSB shareholder either:

  •
  does not submit a properly completed election form in a timely fashion; or

  •
  revokes his, her or its election form prior to the election deadline and does not resubmit a properly completed election form by the election deadline,

the shares of TSB common stock held by the shareholder will be designated nonelection shares. The exchange agent will have reasonable discretion in determining whether any election revocation or change was properly or timely made and to disregard any immaterial defects in the election form.

        If you have a preference for receiving either cash or SCBT common stock for your shares of TSB common stock, you should return the election form indicating your preference. TSB shareholders who make an effective election will be accorded priority over those shareholders who make no election in instances where the cash consideration or stock consideration must be re-allocated in order to achieve the required ratio of TSB shares being converted into the right to receive cash and SCBT common stock. If you do not make an effective election, you will be allocated cash and/or SCBT common stock depending on the elections made by other TSB shareholders. However, even if you do make an effective election, the form of merger consideration that you actually receive may differ from the form of merger consideration that you elect to receive due to the allocation procedures described in the section of this proxy statement/prospectus captioned "The Merger—Merger Consideration."

        The market price of SCBT common stock will fluctuate between the date of this proxy statement/prospectus, the date of your election and the effective time of the merger. Because the ratio of shares of SCBT common stock to be exchanged for shares of TSB common stock is fixed, such fluctuations will alter the value of the shares of SCBT common stock that you may receive in the merger. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving SCBT common stock, you should carefully read the section in this proxy statement/prospectus titled "The Merger—Material Federal Income Tax Consequences" beginning on page 40.

        Generally, an election may be revoked or changed, but only by written notice received by the exchange agent prior to the election deadline accompanied by a properly completed and signed revised form of election. If an election is revoked and any certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates to the shareholder who submitted those certificates via first-class mail or, in the case of shares of TSB common stock tendered by book-entry transfer in the exchange agent's account at the Depository Trust Company, or DTC, by crediting such shares to an account maintained by such shareholder within DTC promptly following the revocation of the election. TSB shareholders will not be entitled to revoke or change their election following the election deadline. All election forms will be automatically revoked, and all TSB stock certificates returned, if the exchange agent is notified in writing by SCBT and TSB that the merger agreement has been terminated.

        The exchange agent will be entitled to deduct and withhold from the cash consideration or cash in lieu of fractional shares, cash dividends or distributions payable to any TSB shareholder the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. If the exchange agent withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the shareholders from whom they were withheld.

        The transmittal materials will also include instructions for effecting the surrender and cancellation of stock certificates in exchange for the merger consideration to which the holder is entitled. Risk of loss and title to the certificates will remain with the holder until proper delivery of such certificates to the exchange agent by former TSB shareholders. TSB's shareholders should not surrender their certificates for exchange until they receive a letter of transmittal and instructions. After the effective time of the merger, each holder of shares of TSB common stock, except holders exercising dissenters' rights of appraisal, issued and outstanding at the effective time must surrender the certificate or certificates representing their shares to the exchange agent and will, as soon as reasonably practicable after surrender, receive the consideration to which the holder is entitled under the merger agreement. The exchange agent will not be obligated to deliver the consideration to which any former holder of TSB common stock is entitled until the holder surrenders the certificate or certificates representing his or her shares for exchange. The certificate or certificates so surrendered must be duly endorsed as SCBT may require. SCBT will not be liable to a holder of TSB common stock for any property delivered in good faith to a public official pursuant to any applicable abandoned property law.

        After the effective time of the merger (and prior to the surrender of certificates of TSB common stock to the exchange agent), record holders of certificates that represented outstanding TSB common stock immediately prior to the effective time of the merger will have no rights with respect to the certificates other than the right to surrender the certificates and receive in exchange for the certificates cash and/or a certificate or certificates representing the aggregate number of whole shares of SCBT common stock to which the holder is entitled pursuant to the merger agreement.

        In the event that any dividend or distribution, the record date for which is on or after the effective time of the merger, is declared by SCBT on SCBT common stock, no such dividend or other distribution will be delivered to the holder of a certificate representing shares of TSB common stock immediately prior to the effective time of the merger until such holder surrenders such certificate as set forth above.

        In addition, holders of certificates that represented outstanding TSB common stock immediately prior to the effective time of the merger will be entitled to vote after the effective time of the merger at any meeting of SCBT shareholders the number of whole shares of SCBT common stock into which such shares have been converted, even if such holder has not surrendered such certificates for exchange as set forth above.

Fractional Shares

        No fractional shares of SCBT common stock will be issued to any holder of TSB common stock in the merger. For each fractional share that would otherwise be issued, SCBT will pay cash in an amount equal to the fraction multiplied by the average of the closing sale prices of SCBT common stock as reported on the NASDAQ Global Select Market during the 20 consecutive full trading days ending at the closing of trading on the closing date of the merger; provided, however, that if SCBT common stock does not trade on any one or more of the trading days during the 20 consecutive full trading days ending at the closing of trading on the closing date of the merger, any such date shall be disregarded in computing the average closing sales price and the average shall be based upon the closing sales prices and number of days on which SCBT common stock actually traded during the 20 consecutive full trading days ending at the closing of trading on the closing date of the merger. No interest will be paid or accrued on cash payable in lieu of fractional shares.

Treatment of Options

        Each holder of an option to acquire shares of TSB common stock will receive cash (without interest) equal to the amount by which, if any, $35.00 exceeds the exercise price per share of TSB common stock underlying such option less applicable taxes, if any, required to be withheld with respect to such payment. No TSB options will remain outstanding following the merger or be exchanged for options for shares of SCBT common stock.

Material Federal Income Tax Consequences

        The following summary sets forth the material United States federal income tax consequences of the merger to the holders of TSB common stock who exchange such stock for (1) shares of SCBT common stock, (2) cash, or (3) a combination of cash and SCBT common stock. The summary addresses only shareholders who are citizens or residents of the United States who hold their TSB common stock as a capital asset. It does not address all the tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in stocks or securities or foreign currencies, foreign holders, persons that hold shares as a hedge against currency risk or a constructive sale or conversion transaction, or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation, or the application of the alternative minimum tax. In addition, the following summary does not address the tax consequences of the merger to holders of TSB stock options. The following summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed.

        No ruling has been, or will be, sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger. Consummation of the merger is conditioned upon SCBT and TSB receiving an opinion from McNair Law Firm, P.A., counsel to SCBT, to the effect that, based upon facts, representations and assumptions set forth in such opinions, the merger constitutes a reorganization within the meaning of Section 368 of the Internal Revenue Code. The issuance of the opinions is conditioned on, among other things, such counsel's receipt of representation letters from each of TSB and SCBT, in each case in form and substance reasonably satisfactory to such counsel. Opinions of counsel are not binding on the Internal Revenue Service.

The Merger

        Based upon the above qualifications, for United States federal income tax purposes the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. TSB and SCBT each will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and neither TSB nor SCBT will recognize any gain or loss as a result of the merger.

Consequences to TSB Shareholders

        Based on the above qualifications, a holder of TSB common stock who exchanges all of his or her TSB common stock solely for SCBT common stock will not recognize income, gain or loss for United

States federal income tax purposes, except, as discussed below, with respect to cash received in lieu of fractional shares of SCBT common stock.

        Holders of TSB common stock who receive cash in lieu of fractional shares of SCBT common stock in the merger generally will be treated as if the fractional shares of SCBT common stock had been distributed to them as part of the merger, and then redeemed by SCBT in exchange for the cash actually distributed in lieu of the fractional shares, with the redemption generally qualifying as an "exchange" under Section 302 of the Internal Revenue Code, as described below. Consequently, those holders generally will recognize capital gain or loss with respect to the cash payments they receive in lieu of fractional shares measured by the difference between the amount of cash received and the tax basis allocated to the fractional shares.

        A holder of TSB common stock who exchanges his or her TSB common stock solely for cash will be treated as if shares of SCBT common stock having a fair market value equal to the cash actually received by the holder had been distributed by SCBT as part of the merger to the holder with such shares of SCBT common stock then being redeemed by SCBT in return for the cash actually received by the holder. If this hypothetical redemption constitutes an "exchange" under Section 302 of the Internal Revenue Code, as described below, taking into account the holder's actual and constructive ownership of SCBT common stock under Section 318 of the Internal Revenue Code, the gain or loss realized on the exchange will be recognized by the holder and will be treated as a capital gain or loss, measured by the difference between the cash received and the holder's adjusted tax basis in the holder's TSB common stock exchanged. If the hypothetical redemption does not qualify as an "exchange" under Section 302 of the Internal Revenue Code, the cash received will be treated as ordinary dividend income, generally to the extent of the holder's appropriate share of earnings and profits. To the extent the cash distribution exceeds the holder's appropriate share of earnings and profits, the amount received will be applied against and reduce the holder's adjusted basis in his or her stock and any excess will be treated as gain from the sale or exchange of the stock.

        A holder of TSB common stock who exchanges his or her TSB common stock for a combination of cash and SCBT common stock will recognize income or gain in an amount equal to the lesser of (a) the amount of cash received, or (b) the gain realized on the exchange. The gain realized on the exchange will equal the fair market value of SCBT common stock received plus the amount of cash received, less the holder's adjusted tax basis in the shares of TSB common stock exchanged by the holder. In determining whether the gain or income will be treated as capital gain or as ordinary dividend income, the holder will be treated as if shares of SCBT common stock having a fair market value equal to the cash actually received by the holder had been distributed by SCBT as part of the merger to the holder with such shares of SCBT common stock then being redeemed by SCBT in return for the cash actually received by the holder. If this hypothetical redemption constitutes an "exchange" under Section 302 of the Internal Revenue Code, as described below, taking into account the holder's actual and constructive ownership of SCBT common stock under Section 318 of the Internal Revenue Code, the holder of TSB common stock who receives a combination of cash and SCBT common stock will recognize a capital gain. If the hypothetical redemption does not qualify as an "exchange" under Section 302 of the Internal Revenue Code, the holder will recognize ordinary dividend income, generally to the extent of the holder's appropriate share of earnings and profits. The remainder of the gain, if any, will be a capital gain. In the view of the Supreme Court's 1989 decision in Clark v. Commissioner, it is not entirely clear as to whose earnings and profits, SCBT's or TSB's, are to be included in measuring the amount of cash that may be characterized as ordinary dividend income. Holders of TSB are encouraged to consult their tax advisors to determine particular tax consequences to them. In no case, however, may a holder of TSB common stock who receives a combination of cash and SCBT common stock recognize a loss on the exchange.

        In general, whether this hypothetical redemption constitutes an "exchange" under Section 302 of the Internal Revenue Code will depend upon whether and to what extent the hypothetical redemption reduces the holder's percentage stock ownership in SCBT. The hypothetical redemption will be treated as an "exchange" if, under the principles of Section 302 of the Internal Revenue Code, the hypothetical redemption is (a) "substantially disproportionate," (b) "not essentially equivalent to a dividend" or (c) results in a "complete termination" of the holder's interest in SCBT common stock.

        In general, the determination of whether the hypothetical redemption will be "substantially disproportionate" will require a comparison of (x) the percentage of the outstanding voting stock of SCBT that the holder of TSB common stock is deemed to actually and constructively own immediately before the hypothetical redemption by SCBT and (y) the percentage of the outstanding voting stock of SCBT actually and constructively owned by the holder immediately after the hypothetical redemption by SCBT. Generally, the hypothetical redemption will be "substantially disproportionate" to a holder of TSB common stock if the percentage described in (y) above is less than 80% of the percentage described in (x) above. The "substantially disproportionate" test will not apply unless immediately after the hypothetical redemption, the holder owns less than 50% of the total combined voting power of all classes of SCBT entitled to vote. Whether the hypothetical redemption is "not essentially equivalent to a dividend" with respect to the holder will depend on the holder's particular circumstances. In order for the hypothetical redemption to be "not essentially equivalent to a dividend," the hypothetical redemption must result in a "meaningful reduction" in the holder's percentage stock ownership of the merged company's common stock. The Internal Revenue Service has ruled that a minority shareholder in a publicly traded corporation whose relative stock interest is minimal and that exercises no control with respect to corporate affairs is considered to have a "meaningful reduction" generally if such shareholder has some reduction in such shareholder's percentage stock ownership. Holders of TSB common stock should consult their tax advisors as to the applicability of the ruling to their own individual circumstances.

        The hypothetical redemption will result in a "complete termination" of the holder's interest in SCBT common stock if either (i) all of the shares actually and constructively owned by the shareholder are exchanged for cash pursuant to the merger or (ii) all of the shares actually owned by the holder are exchanged pursuant to the merger and the holder is eligible to waive, and effectively waives, the attribution of shares constructively owned by the holder in accordance with the procedures described in Section 302(c)(2) of the Internal Revenue Code. Only family attribution, as referred to below, may be waived under Section 302(c)(2) of the Internal Revenue Code.

        In applying the constructive ownership provisions of Section 318 of the Internal Revenue Code, a holder of TSB common stock may be deemed to own stock that is owned directly or indirectly by other persons, such as certain family members and entities such as trusts, corporations, partnerships or other entities in which the holder has an interest. Since the constructive ownership provisions are complex, holders should consult their tax advisors as to the applicability of these provisions.

        Any capital gain recognized by any holder of TSB common stock under the above discussion will be long-term capital gain if the holder has held the TSB common stock for more than twelve months at the time of the exchange. In the case of a noncorporate holder, that long-term capital gain may be subject to a maximum federal income tax of 15%.

        The deductibility of capital losses may be limited for both corporate and noncorporate holders.

        Each holder's aggregate tax basis in SCBT common stock received in the merger will be the same as the holder's aggregate tax basis in the TSB common stock exchanged, decreased by the amount of any cash received in the merger and by the amount of any tax basis allocable to any fractional share interest for which cash is received and increased by any gain or income recognized in the exchange. The holding period of SCBT common stock received by a holder in the merger will include the holding period of the TSB common stock exchanged therefor in the merger to the extent the TSB common stock exchanged is held as a capital asset at the time of the merger.

Treatment of Dividend to Corporate Holders of TSB Common Stock

        If the merger consideration is treated to any extent as ordinary dividend income to a corporate shareholder of TSB, the amount of the dividend should generally be eligible for the 70% dividends received deduction, subject to the limitations of Sections 246 and 246A of the Internal Revenue Code.

        In addition, the amount of any taxable dividend to a corporate shareholder may be an "extraordinary dividend" as defined in Section 1059 of the Internal Revenue Code. Under that section, if a corporate shareholder receives an extraordinary dividend with respect to any stock that has been held for two years or less, the nontaxed portion of the dividend (generally the portion eligible for the dividends received deduction) would reduce the shareholder's tax basis with respect to that stock at the time of any disposition thereof, thereby increasing any taxable gain recognized on a subsequent disposition. If the nontaxed portion exceeds the corporate shareholder's tax basis in such stock, the corporate shareholder must treat the excess as additional gain in the taxable year in which the extraordinary dividend is received. In the case of any redemption of stock, including a hypothetical redemption in connection with the merger, any amount treated as a taxable dividend to a corporate shareholder will be treated as an extraordinary dividend without regard to the holding period of the stock or the magnitude of the taxable dividend.

Backup Withholding

        Holders of TSB common stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 28% with respect to any cash payment received in the merger. However, backup withholding will not apply to any holder who either (a) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the transmittal letter, or (b) otherwise proves to SCBT and its exchange agent that the holder is exempt from backup withholding.

        TSB shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

        The discussion of United States federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of TSB common stock. We strongly encourage each TSB shareholder to consult his or her tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

Interests of Directors and Executive Officers of TSB that Differ from Your Interests

General

        Some of the directors and executive officers of TSB may be deemed to have interests in the merger in addition to their interests as shareholders of TSB generally. These interests include, among others, proposed employee benefits for those who become employees of SCBT or an SCBT subsidiary after the merger, an employment agreement with John B. Stedman, Jr., the payment of cash for outstanding TSB stock options, rights under change-in-control agreements and indemnification and insurance coverage for TSB's directors and officers, as described below.

Employee Benefits

        The merger agreement generally provides that employees of TSB who become employees of SCBT or an SCBT subsidiary after the effective time of the merger will be eligible to participate in SCBT's employee benefit plans with full credit for prior service with TSB or The Scottish Bank for purposes of eligibility, benefit levels and vesting. SCBT also agreed it will make available employer-provided health and other employee welfare benefit plans to these employees and their covered dependents on the same basis as it provides such coverage to other SCBT employees and their covered dependents except that any preexisting condition, eligibility waiting period, or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to these employees or their covered dependents who were so covered under a similar plan of TSB or The Scottish Bank. These employees will receive credit for any copayments and deductibles paid under TSB's or The Scottish Bank's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under an SCBT health plan. In addition, SCBT agreed to honor any and all vacation or sick leave accrued by employees of TSB and The Scottish Bank and incentive compensation plans for the year ending December 31, 2007.

        SCBT has also agreed to provide severance and outplacement services to any employees of TSB or The Scottish Bank that are terminated in connection with the merger (prior to or within a year of the effective time of the merger), in accordance with SCBT's policies and practices. If the employment of any employee of TSB or The Scottish Bank is terminated in connection with the merger prior to the close of business on December 31, 2007, SCBT will provide to such employee, in addition to such severance, an amount equal to the matching contribution (determined at the 2006 matching rate) with respect to TSB's defined contribution plan and 2007 incentive compensation payment that such employee would otherwise have been entitled to receive had such employee remained employed through December 31, 2007.

Stedman Employment Agreement

        SCBT and John B. Stedman, Jr. have entered into an employment agreement pursuant to which Mr. Stedman will serve as the President and Chief Executive Officer of The Scottish Bank and North Carolina Regional Executive for SCBT. Mr. Stedman's employment under the agreement commences upon the consummation of the merger and will be for a term of three years. Mr. Stedman will receive an annual base salary of $190,000, which may be increased from time to time in accordance with SCBT's senior management compensation policies. Mr. Stedman will also be eligible to participate in SCBT's incentive-based bonus programs and employment benefit plans applicable to his employment position. SCBT will also provide him with the use of an automobile and will pay dues required to maintain membership at a country club for Mr. Stedman's benefit. If SCBT terminates the agreement without cause, it will continue to pay Mr. Stedman his base salary for one year following termination and contribute to Mr. Stedman's COBRA coverage for the same period. The employment agreement also contains certain change-in-control provisions that could result in payments to Mr. Stedman, if his employment terminates in specified circumstances following a "change in control," totaling twice his "total compensation," defined as (i) his base salary plus (ii) an amount equal to the greater of his annual bonus for the fiscal year immediately preceding the year in which his employment terminates or the average of his annual bonuses for the five fiscal years preceding termination and (iii) the amount contributed on a monthly basis toward his health and dental insurance at the time of the termination of his employment.

        In addition, upon consummation of the merger, SCBT will pay $377,780 to Mr. Stedman and award him restricted shares of SCBT common stock having a value of $188,890, subject to potential reduction for tax considerations, that will vest four years after the date of consummation of the merger if Mr. Stedman continues to be employed during that period. Upon consummation of the merger, Mr. Stedman's change-in-control agreement with TSB will be terminated.

Change-in-Control Agreements

        TSB has entered into change-in-control agreements with Mr. Stedman and Ms. Hollar that provide that these executive officers will receive for 12 months after termination of employment in specified circumstances following a "change in control" of TSB payment of base salary and an amount equal to the average bonus amounts paid to him or her, as applicable, during the two most recent fiscal years ending prior to the change in control, as well as continued primary and dependent health insurance benefits. To be entitled to the payments upon such a change in control, the executive officer's employment must be terminated by TSB or The Scottish Bank other than for cause, or the executive officer must terminate his or her employment for good reason, in either case within 12 months following the change in control. "Cause" is defined as material willful misconduct, use of alcohol or narcotics in a manner that affects the executive's duties as an employee, conviction of a felony or misdemeanor involving moral turpitude, embezzlement or theft from TSB or The Scottish Bank or gross inattention to or dereliction of duty. "Good reason" generally means a material reduction in duties or a change in title resulting in material reduction in responsibilities or position, a material reduction in salary or bonus percentage, or relocation to an area farther than a specified distance from the principal office of TSB.

        TSB has also entered into a change-in-control agreement with Mr. Schlick that provides for the payment to Mr. Schlick in a lump sum, discounted to present value, of 12 months' base salary and an amount equal to the average bonus amounts paid to him during the two most recent fiscal years ending prior to the change in control, so long as Mr. Schlick remains employed by The Scottish Bank or SCBT for four months after completion of a change-in-control transaction.

        The merger would constitute a change in control under these agreements.

Stock Options

        Upon consummation of the merger, each outstanding and unexercised option to acquire TSB common stock will be cancelled and the holder of each option will receive cash (without interest) equal to the amount by which, if any, $35.00 exceeds the exercise price per share of TSB's common stock underlying the option less applicable taxes, if any, required to be withheld with respect to such payment. As of the date of this proxy statement/prospectus, directors and executive officers of TSB held options to acquire 135,478 shares of TSB common stock and, assuming none of those options are exercised, will be entitled to receive cash in an aggregate amount of approximately $2,918,111 in exchange for such options upon consummation of the merger. All of these options awarded to directors and executive officers were made pursuant to shareholder-approved plans, including awards made to the incorporating directors of The Scottish Bank.

Retention Bonuses

        The merger agreement permits TSB to pay retention bonuses to its employees in connection with the merger in an aggregate amount not to exceed $350,000. TSB expects to pay $4,000 of that amount to its executive officers.

Indemnification and Insurance

        SCBT has agreed in the merger agreement, from and after the effective time of the merger, to indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of TSB and its subsidiaries against all liabilities arising out of actions or omissions arising out of the person's service or services as directors, officers, employees, or agents of TSB or its subsidiary or, at TSB's request, of another corporation, partnership, joint venture, trust, or other enterprise (including the transactions contemplated by the merger agreement) to the fullest extent permitted by law consistent with TSB's articles of incorporation and bylaws as in effect on the date of the merger agreement.

        SCBT has also agreed to purchase, or to direct TSB to purchase, an extended reporting period endorsement under TSB's existing directors' and officers' liability insurance coverage for acts or omissions occurring prior to the consummation of the merger by such directors and officers currently covered by the existing policy. The endorsement is required to provide TSB's directors and officers with coverage following the consummation of the merger for six years or such lesser period of time as can be purchased for an aggregate amount equal to three times the current annual premium. If SCBT is unable to obtain or maintain this insurance coverage, then the merger agreement obligates SCBT to obtain the most advantageous coverage that can be purchased for an aggregate amount equal to three times the current annual premium.

Ancillary Agreements

        In connection with the execution of the merger agreement, TSB's executive officers and directors entered into several ancillary agreements, the forms of which were included as exhibits to the merger agreement.

        Each of TSB's directors entered into a support agreement with SCBT pursuant to which the director agreed to vote all shares of TSB common stock for which the director has sole voting authority, and to use his or her best efforts to cause all shares for which the director shares voting authority to be voted, in favor of approval of the merger agreement and against any proposal to acquire TSB or The Scottish Bank made by any third party. Pursuant to the support agreements, each director further agreed, except with SCBT's prior approval not to be unreasonably withheld, not to sell or transfer or otherwise dispose of any shares of TSB common stock or to deposit any shares of TSB common stock in a voting trust or otherwise enter into a voting arrangement with respect to shares of TSB common stock. The support agreements terminate upon the earlier of the termination of the merger agreement or the consummation of the merger.

        Each of TSB's directors also entered into a confidentiality, nonsolicitation and noncompetition agreement with SCBT containing certain confidentiality provisions and prohibiting the director, subject to limited exceptions, from engaging in certain activities for a one-year period, including:

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  soliciting employees for a business competing with, or encouraging employees to leave the employment of, SCBT or any of its affiliates;

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  soliciting customers of SCBT or any of its affiliates, on behalf of the director or anyone other than SCBT or any of its affiliates for the purpose of providing "business activities" (as defined in the agreement) or

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  engaging in such "business activities" in Mecklenburg County, North Carolina, although the director may acquire or hold, for investment purposes only, less than 5% of the outstanding securities of any corporation which may compete directly or indirectly with TSB, SCBT or any of their affiliates and may continue any "business activities" conducted on the date on which the merger agreement was signed.

        Each of TSB's executive officers and directors also entered into:

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  an affiliate's agreement with SCBT pursuant to which he or she individually acknowledged the restrictions under the Securities Act of 1933 and Rule 145 thereunder on his or her ability to transfer shares of SCBT common stock received by him or her in the merger; and

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  a claims letter with SCBT acknowledging that he or she was not aware of any claims for indemnification that he or she may have had against TSB or The Scottish Bank at that time.

Conditions to Consummation

        The obligations of TSB and SCBT to consummate the merger are subject to the satisfaction or waiver (to the extent permitted) of several conditions, including:

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  Holders of a majority of the outstanding shares of TSB common stock must have approved the merger agreement.

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  All required regulatory approvals must have been received, generally without any conditions or requirements which, in the reasonable judgment of the board of directors of SCBT, would so materially adversely affect the economic or business benefits of the transactions contemplated by the merger agreement that had such condition or requirement been known, SCBT would not, in its reasonable judgment, have entered into the merger agreement.

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  The registration statement covering the issuance of the shares of SCBT common stock in the merger must have been declared effective by the SEC, with no proceedings pending or threatened by the SEC to suspend its effectiveness.

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  Each party must have received an opinion of McNair Law Firm, P.A. to the effect that (i) the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) SCBT and TSB will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) except to the extent of cash consideration or any cash received in lieu of a fractional share interest in SCBT common stock, the shareholders of TSB will not recognize any gain or loss by exchanging their shares of TSB common stock for shares of SCBT common stock pursuant to the merger.

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  No court or regulatory authority may have taken any action which prohibits, restricts, or makes illegal the consummation of the transactions contemplated by the merger agreement.

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  SCBT must have satisfied all requirements in order for the shares of SCBT common stock issuable in the merger to be listed on the NASDAQ Global Select Market.

        SCBT's obligations to consummate the merger are subject to the satisfaction or waiver (to the extent permitted) of several additional conditions, including:

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  TSB's representations and warranties must be accurate except for inaccuracies the aggregate effect of which does not have, and is not reasonably likely to have, a material adverse effect on TSB and must have performed in all material respects all of the agreements and covenants to be performed by it pursuant to the merger agreement, and must have delivered certificates confirming satisfaction of the foregoing requirements and certain other matters.

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  TSB must have received all consents (other than those of regulatory authorities) required for consummation of the merger and for the prevention of a default under any contract of such party which, if not obtained or made, would reasonably likely have, individually or in the aggregate, a material adverse effect on such party, generally without any conditions or requirements which, in the reasonable judgment of the board of directors of SCBT, would so materially adversely affect the economic or business benefits of the transactions contemplated by the merger agreement that had such condition or requirement been known, SCBT would not, in its reasonable judgment, have entered into the merger agreement.

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  SCBT must have received from each director, executive officer and other "affiliate" of TSB an executed affiliate's agreement in the form attached as an exhibit to the merger agreement (see "The Merger—Interests of Directors and Executive Officers of TSB that Differ from Your Interests—Ancillary Agreements").

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  SCBT must have received from each director of TSB an executed support agreement in the form attached as an exhibit to the merger agreement (see "The Merger—Interests of Directors and Executive Officers of TSB that Differ from Your Interests—Ancillary Agreements").

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  SCBT must have received from each director of TSB a confidentiality, nonsolicitation and noncompetition agreement in the form attached as an exhibit to the merger agreement (see "The Merger—Interests of Directors and Executive Officers of TSB that Differ from Your Interests—Ancillary Agreements").

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  TSB must have not received timely notice from its shareholders of their intent to exercise their statutory right to dissent with respect to more than 10% of the outstanding shares of TSB common stock.

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  No material adverse effect must have occurred with respect to TSB after August 29, 2007.

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  SCBT shall have received resignations, effective as of the effective time of the merger, from all of The Scottish Bank's directors.

        TSB's obligations to consummate the merger are subject to the satisfaction or waiver (to the extent permitted) of several additional conditions, including:

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  SCBT's representations and warranties must be accurate except for inaccuracies the aggregate effect of which does not have, and is not reasonably likely to have, a material adverse effect on SCBT and must have performed in all material respects all of the agreements and covenants to be performed by it pursuant to the merger agreement, and must have delivered certificates confirming satisfaction of the foregoing requirements and certain other matters.

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  SCBT must have received all consents (other than those of regulatory authorities) required for consummation of the merger and for the prevention of a default under any contract of such party which, if not obtained or made, would reasonably likely have, individually or in the aggregate, a material adverse effect on such party, generally without any conditions or requirements which, in the reasonable judgment of the board of directors of TSB, would so materially adversely affect the economic or business benefits of the transactions contemplated by the merger agreement that had such condition or requirement been known, TSB would not, in its reasonable judgment, have entered into the merger agreement.

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  SCBT must pay the merger consideration in accordance with the merger agreement.

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  No material adverse effect must have occurred with respect to SCBT after August 29, 2007.

        No assurances can be provided as to when or if all of the conditions precedent to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, the parties know of no reason to believe that any of the conditions set forth above will not be satisfied.

        The conditions to consummation of the merger may be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of such party's shareholders.

Regulatory Approvals

        TSB and SCBT have agreed to cooperate with each other and use their reasonable best efforts to obtain, as promptly as practicable, all regulatory approvals required to consummate the transactions contemplated by the merger agreement, which include approval from the Federal Reserve Board, as detailed below, and the North Carolina Commissioner of Banks. SCBT filed applications in late September, 2007, seeking such approvals. The merger cannot proceed in the absence of these regulatory approvals. Although TSB and SCBT expect to obtain the required regulatory approvals, there can be no assurance as to if and when the regulatory approvals will be obtained. There can likewise be no assurance that the United States Department of Justice or a state attorney general will not attempt to challenge the merger on antitrust grounds, or, if such a challenge is made, there can be no assurance as to its result.

        In evaluating the merger, the Federal Reserve Board is required to consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve Board from approving the merger if:

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  it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

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  its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the Federal Reserve Board should find that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the merger in meeting the convenience and needs of the communities to be served.

        The merger may not be consummated any earlier than the 15th day following the date of approval of the merger by the Federal Reserve Board, during which time the United States Department of Justice is afforded the opportunity to challenge the merger on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the Federal Reserve Board, unless a court of competent jurisdiction should specifically order otherwise.

        Other than as summarized above, we are not aware of any governmental approvals or actions that may be required for consummation of the merger. Should any other approval or action be required, we currently contemplate that we would seek such approval or action. To the extent that the above summary describes statutes and regulations, it is qualified in its entirety by reference to those particular statutes and regulations.

Representations and Warranties Made by TSB and SCBT in the Merger Agreement

        The merger agreement contains various customary representations and warranties that TSB and SCBT make for each other's benefit. The representations and warranties made by TSB relate to, among other things:

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  corporate organization and similar corporate matters;

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  conflicts under charter documents, required consents or approvals, and violations of any agreements or law;

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  authorization and enforceability of the merger agreement and related matters;

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  capital structure;

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  subsidiaries:

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  timely filing, accuracy and completeness of documents filed by TSB with the SEC;

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  financial statements;

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  absence of certain material adverse events, changes, effects or undisclosed liabilities;

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  tax returns and audits;

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  allowance for loan losses and other loan-related matters;

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  title to assets;

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  intellectual property matters;

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  environmental matters;

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  compliance with laws and regulations;

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  labor relations;

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  retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

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  material contracts;

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  legal proceedings;

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  reports filed with regulatory agencies;

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  accuracy of accounting records;

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  loans to officers and directors;

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  nonapplicability of state antitakeover laws;

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  board receipt of a fairness opinion;

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  the recommendation of the merger by TSB's board.

        The representations and warranties made by SCBT relate to, among other things:

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  corporate organization and similar corporate matters;

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  conflicts under charter documents, required consents or approvals, and violations of any agreements or law;

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  authorization and enforceability of the merger agreement and related matters;

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  timely filing, accuracy and completeness of documents filed by SCBT with the SEC;

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  financial statements;

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  reports filed with regulatory agencies;

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  availability of merger consideration; and

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  absence of certain material adverse events, changes, or effects.

        The foregoing is an outline of the representations and warranties made by TSB and SCBT in the merger agreement. You should carefully review the entire merger agreement, and in particular Articles 4 and 5, containing the detailed representations and warranties of the parties. In addition, the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the merger agreement. While we do not believe that they contain information that applicable securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in our respective general prior public disclosures, as well as potential additional nonpublic information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in our respective public disclosures. Our respective public filings with the SEC are available without charge on the Internet at www.sec.gov.

Conduct of Business Pending the Merger

        Under the merger agreement, TSB has agreed, except as otherwise contemplated by the merger agreement or with the prior written consent of SCBT, to:

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  operate its business only in the usual, regular, and ordinary course;

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  use commercially reasonable efforts to preserve intact its business organizations and assets and maintain its rights and franchises;

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  consult with SCBT prior to entering into or making any loans or other transactions with a value equal to or exceeding $1,000,000; and

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  except as required by law, take no action which would reasonably be expected to (1) adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the merger agreement without imposition of a condition or restriction which, in the reasonable judgment of the board of directors of SCBT or TSB, would so materially adversely impact the economic or business benefits of the transactions contemplated by the merger agreement that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the merger agreement, or (2) adversely affect in any material respect the ability of either party to perform its covenants and agreements under the merger agreement.

        In addition, TSB has agreed in the merger agreement not to take or agree to take, or permit any of its subsidiaries to take or agree to take, certain actions pending consummation of the merger without the prior consent of SCBT. Such actions, which are subject to exceptions, include, without limitation:

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  amending its articles of incorporation, bylaws, or other governing corporate instruments;

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  becoming responsible for any obligation for borrowed money in excess of an aggregate of $100,000, except in the ordinary course of business consistent with past practices and that are prepayable without penalty or other premium, or allowing the imposition of a lien on any asset;

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  acquiring or exchanging (other than exchanges in the ordinary course under employee benefit plans) any shares (or securities convertible into any shares) of TSB capital stock or paying any dividend on its common stock;

  •
  issuing, selling, or pledging additional shares of TSB common stock, any rights to acquire any such stock, or any security convertible into such stock, other than pursuant to the exercise of options outstanding on the date of the merger agreement in accordance with their then-current terms;

  •
  adjusting or reclassifying any TSB capital stock or issuing or authorizing the issuance of any other securities in respect of, or in substitution for, shares of TSB common stock or its subsidiaries' common stock, or otherwise disposing of any asset other than in the ordinary course for reasonable and adequate consideration;

  •
  purchasing any securities or making any material investments in any person or otherwise acquiring direct or indirect control over any person, subject to certain exceptions;

  •
  granting any increase in compensation or benefits to employees, officers, or directors of TSB, paying any bonus, entering into or amending any severance agreements with employees, officers, or directors of TSB (subject to exceptions for annual merit salary increases consistent with past practices, the payment of earned bonuses and incentive compensation, and the payment of retention bonuses not to exceed $350,000 in the aggregate to employees of TSB or its subsidiaries to continue employment through the consummation of the merger), or granting any increase in compensation or other benefits to directors of TSB;

  •
  except as contemplated by the merger agreement, entering into or amending (unless required by law) any employment contract that does not give it the unconditional right to terminate the agreement following the effective date of the merger without liability other than for services already rendered;

  •
  subject to certain exceptions, adopting any new employee benefit plan or materially changing any existing plan or program;

  •
  making any significant change in tax or accounting methods, except for any change required by law or generally accepted accounting principles;

  •
  making any material election with respect to taxes;

  •
  commencing any litigation other than in accordance with past practice or settling any litigation involving a liability of TSB or its subsidiaries for money damages in excess of $50,000 or which places material restrictions on operations;

  •
  except in the ordinary course of business, modifying, amending, or terminating any material contracts;

  •
  except in the ordinary course of business consistent with past practice, making, renegotiating, renewing, increasing, extending, modifying or purchasing any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or making any commitment in respect of any of the foregoing;

  •
  except in conformity with existing policies and practices, waiving, releasing, compromising, or assigning any material rights or claims;

  •
  except for loans or extensions of credit made on terms generally available to the public, making or increasing any loan or other extension of credit, or committing to make or increase any such loan or extension of credit, to any director or executive officer, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

  •
  restructuring or materially changing its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

  •
  making any capital expenditures in excess of $100,000 above the capital expenditures budget provided by TSB to SCBT prior to the date of the merger agreement, other than pursuant to binding commitments existing on the date of the merger agreement and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

  •
  except for completion of branches or offices in process on the date of the merger agreement, establishing or committing to the establishment of any new branch or other office facilities or filing any application to relocate or terminate the operation of any banking office;

  •
  knowingly taking any action that would prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; or

  •
  agreeing to take, making any commitment to take, or adopting any resolutions of its board of directors in support of, any of the foregoing actions.

Nonsolicitation

        In the merger agreement, TSB agreed that its and its subsidiaries will not, and it will cause its representatives not to, directly or indirectly:

  •
  solicit, initiate or take any other action to knowingly facilitate, any inquiry in connection with or the making of any proposal that is or may reasonably be expected to lead to, an acquisition proposal, although actions taken pursuant to the requirements of the merger agreement are not deemed a knowing facilitation for purposes of this provision and TSB may make disclosures of nonpublic information to the extent it is required to make those disclosures pursuant to applicable law;

  •
  enter into, explore, maintain, participate in or continue any discussion or negotiation with any person (other than SCBT or any of its representatives) relating to an acquisition proposal or otherwise knowingly cooperate in any way with any effort or attempt by any such person to make or effect an acquisition proposal;

  •
  enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any acquisition proposal; or

  •
  authorize or permit any of its representatives to take any of the actions described above.

        TSB also agreed that, upon its execution of the merger agreement, it and its subsidiaries would immediately cease and cause its representatives to cease any and all then existing activities, discussions or negotiations with any parties (other than SCBT and its representatives) with respect to any acquisition proposal, and use its reasonable best efforts to cause any such parties in possession of confidential information about TSB or its subsidiaries that was furnished by or on behalf of TSB to return or destroy all such information in their or their representatives' possession.

        Notwithstanding the foregoing, prior to approval of the merger agreement by TSB's shareholders and subject to TSB's compliance with the procedures described in the next succeeding paragraph, TSB's board of directors may furnish information to, or engage in discussions or negotiations with, any person that makes an unsolicited bona fide written acquisition proposal if:

  •
  the acquisition proposal does not result from TSB's breach of the nonsolicitation obligations described above;

  •
  TSB's board of directors determines in good faith, after consultation with outside legal counsel, that such action is necessary for the board of directors to comply with its fiduciary duties under applicable law;

  •
  TSB's board of directors determines in good faith, after consultation with its financial advisor, that the acquisition proposal constitutes, or would reasonably be expected to lead to, a superior proposal; and

  •
  prior to furnishing information to, or engaging in discussions or negotiations with, a third-party, TSB receives from the third party an executed confidentiality agreement, which TSB must provide to SCBT for information purposes, with terms no less favorable to TSB than those contained in the confidentiality agreement TSB's financial advisor had entered into with SCBT.

        TSB is obligated to promptly (but in any event within two business days) notify SCBT orally and in writing of the receipt of any acquisition proposal or any inquiry regarding the making of an acquisition proposal, including any request for nonpublic information, the terms and conditions of such request, acquisition proposal or inquiry, and the identity of the person making the request, acquisition proposal or inquiry and to keep SCBT informed of the status and details (including amendments and proposed amendments) of any such request, acquisition proposal or inquiry. Prior to taking any of the actions referred to in the first paragraph, TSB's board of directors must promptly (but in any event within one day) notify SCBT orally and in writing of any action it proposes to take with respect to such acquisition proposal. After taking any such action, TSB's board of directors must promptly advise SCBT of the status of such action as developments arise or as requested by SCBT. At least three business days prior to TSB's board of directors taking action to terminate the merger agreement as discussed in the next succeeding paragraph, the board of directors must notify SCBT of any such action it proposes to take and, during the three-business-day period, TSB must negotiate in good faith with SCBT with respect to any revised proposal to acquire all of TSB's common stock that SCBT may make prior to or during that three-business-day period.

        If TSB's board of directors is entitled to furnish information to, or engage in discussions or negotiations with, any person on the terms described above and complies with the above requirements, TSB may terminate the merger agreement (prior to the approval of the merger agreement by its shareholders) if TSB's board of directors determines in good faith after consultation with its financial advisor that the acquisition proposal constitutes a superior proposal and TSB's board of directors determines in good faith after consultation with outside legal counsel that such action is necessary for the board of directors to comply with its fiduciary duties under applicable law.

        The term "acquisition proposal" means any proposal by any person for any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving:

  •
  any acquisition or purchase from TSB by any person or group (other than SCBT or any of its affiliates) of 25% or more in interest of the total outstanding voting securities of TSB or any of its subsidiaries;

  •
  any tender offer or exchange offer that if consummated would result in any person or group (other than SCBT or any of its affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of TSB or any of its subsidiaries;

  •
  any merger, consolidation, business combination or similar transaction involving TSB pursuant to which TSB's shareholders immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction;

  •
  any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 25% or more of the assets of TSB;

  •
  any liquidation or dissolution of TSB.

        The term "superior proposal" means any acquisition proposal (on its most recently amended or modified terms, if amended or modified) involving the acquisition of at least a majority of the outstanding equity interest in, or all or substantially all of the assets and liabilities of, TSB and with respect to which TSB's board of directors determines in good faith that such acquisition proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of the acquisition proposal and the person or group making the acquisition proposal, and determines in its good faith judgment (based on, among other things, the advice of its financial advisor) to be more favorable to TSB's shareholders than the merger with SCBT contemplated by the merger agreement taking into account all relevant factors, including whether, in the good faith judgment of TSB's board of directors, after obtaining the advice of its financial advisor, the person or group making the acquisition proposal is reasonably able to finance the transaction and close it timely, and any changes to the merger agreement that may be proposed by SCBT in response to the acquisition proposal.

Other Agreements

        In addition to the agreements we have described elsewhere in this proxy statement/prospectus, we have also agreed in the merger agreement to take, or not to take, several other actions, such as:

  •
  Each party will give written notice promptly to the other party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained in the merger agreement, and will use its reasonable efforts to prevent or promptly to remedy the same.

  •
  SCBT will file a registration statement covering the issuance of shares of SCBT common stock in the merger and use its reasonable best efforts to cause it to become effective.

  •
  Before the effective time of the merger, SCBT will take such action as is necessary to cause the shares of SCBT common stock issuable in the merger to be traded on the NASDAQ Global Select Market or such other exchange as on which SCBT common stock is then listed.

  •
  Before the effective time of the merger, SCBT will not declare or pay a dividend on shares of its common stock other than cash dividends in amounts per share and at times substantially consistent with its past practice.

  •
  The parties will cooperate with each other and use their reasonable efforts to obtain all regulatory approvals required in connection with the merger.

  •
  Each party will use, and cause each of its subsidiaries to use, its reasonable efforts to consummate the merger as soon as reasonably practicable.

  •
  Each party will keep the other party advised of all material developments relevant to its business and permit the other party to make reasonable investigations of its business.

  •
  Except as required by law or the rules of any national securities exchange or automated trading system, each party will preserve the confidentiality of the other party's confidential information.

Termination of the Merger Agreement

        Notwithstanding the approval of the merger agreement by TSB's shareholders, TSB and SCBT can mutually agree at any time to terminate the merger agreement before consummating the merger.

Either Party's Right to Terminate

        Either TSB or SCBT can terminate the merger agreement:

  (a)
  if required regulatory approval is denied by final nonappealable action of such regulatory authority or if any action taken by such authority is not appealed within the time limit for appeal;

  (b)
  if any law or order permanently restraining, enjoining, or otherwise prohibiting the consummation of the merger shall have become final and nonappealable;

  (c)
  if TSB shareholder approval of the merger agreement is not obtained at the special meeting; or

  (d)
  if we do not consummate the merger by June 30, 2008, provided that the failure to consummate the merger by that date is not caused by any breach of the merger agreement by the party seeking to terminate the merger agreement.

SCBT's Right to Terminate

        SCBT can terminate the merger agreement:

  (a)
  if (i) TSB breaches any of its representations, warranties, covenants, or other agreements under the merger agreement, (ii) the breach cannot be cured, and (iii) the breach is reasonably likely, in SCBT's opinion, to permit SCBT to refuse to consummate the merger under the standards set forth in the merger agreement, provided that SCBT is not then in breach of any of its representations, warranties, covenants, or other agreements under the merger agreement, which breach would permit TSB to refuse to consummate the merger pursuant to the merger agreement; or

  (b)
  if (i) TSB's board of directors fails to reaffirm its approval of the merger agreement and the merger within five business days after SCBT's request for such reaffirmation or resolves not to reaffirm the merger, (ii) TSB's board of directors withdraws, qualifies or modifies, or proposes publicly to withdraw, qualify or modify, in a manner adverse to SCBT, its recommendation to TSB's shareholders that they approve the merger, or (iii) TSB's board of directors affirms, recommends, or authorizes entering into an acquisition of TSB or The Scottish Bank other than the merger with SCBT pursuant to the merger agreement or, within ten business days after commencement of any tender or exchange offer for any shares of TSB common stock, TSB's board of directors makes any recommendation other than against acceptance of such tender or exchange offer by TSB's shareholders, provided, however, that the merger agreement may not be terminated by SCBT for any of these reasons if the merger is approved by the requisite vote of TSB's shareholders or if SCBT is then in breach of any of its representations, warranties, covenants, or other agreements under the merger agreement, which breach would permit TSB to refuse to consummate the merger pursuant to the merger agreement.

TSB's Right to Terminate

        TSB can terminate the merger agreement

  (a)
  if (i) SCBT breaches any of its representations, warranties, covenants, or other agreements under the merger agreement, (ii) the breach cannot be cured, and (iii) the breach is reasonably likely, in TSB's opinion, to permit TSB to refuse to consummate the merger under the standards set forth in the merger agreement, provided that TSB is not then in breach of any of its representations, warranties, covenants, or other agreements under the merger agreement, which breach would permit SCBT to refuse to consummate the merger pursuant to the merger agreement; or

  (b)
  prior to the approval of the merger agreement by the requisite vote of TSB's shareholders, to accept a "superior proposal," as described in "The Merger—Nonsolicitation," provided that TSB has not breached any of its nonsolicitation covenants contained in the merger agreement.

Expenses and Termination Fees

        The merger agreement provides that each party will be responsible for its own direct costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the merger agreement. The merger agreement requires TSB to pay the fees and expenses of its financial advisor at closing and prior to the effective time of the merger.

        The merger agreement provides for the payment of a termination fee by TSB to SCBT in the following cases:

  •
  If TSB terminates the merger agreement to accept a superior proposal as described above in paragraph (b) of "The Merger—Termination of the Merger Agreement—TSB's Right to Terminate," then TSB must pay a $1.75 million termination fee to SCBT upon such termination in same-day funds.

  •
  If SCBT terminates the merger agreement for a reason described above in paragraph (b) of "The Merger—Termination of the Merger Agreement—SCBT's Right to Terminate," and within 12 months after such termination TSB enters into an agreement to effect an acquisition proposal, then upon the signing of such agreement TSB must pay a $1.5 million termination fee to SCBT in same-day funds.

  •
  If either TSB or SCBT terminates the merger agreement because the merger has not been consummated by June 30, 2008 and an acquisition proposal has been made to TSB at the time of such termination, then upon the signing of an agreement to effect that acquisition proposal, TSB must pay a $1.75 million termination fee to SCBT in same-day funds.

        TSB agreed to this termination fee arrangement in order to induce SCBT to enter into the merger agreement. This arrangement could have the effect of discouraging other companies from trying to acquire TSB.

Amendment and Waiver

        To the extent permitted by law, TSB and SCBT may amend the merger agreement by written agreement at any time without the approval of TSB's shareholders or SCBT's shareholders. However, after the approval of the merger agreement by TSB's shareholders, no amendment may reduce or modify in any respect the consideration to be received by TSB's shareholders without the further approval of TSB's shareholders.

        Prior to or at the effective time of the merger, either TSB or SCBT may waive any default in the performance of any term of the merger agreement by the other party, may waive or extend the time for the fulfillment by the other party of any of its obligations under the merger agreement, and may waive any of the conditions precedent to the obligations of such party under the merger agreement, except any condition that, if not satisfied, would result in the violation of an applicable law. Any such waiver must be in writing.

Resales of SCBT Common Stock

        The shares of SCBT common stock to be issued to TSB's shareholders in the merger have been registered under the Securities Act of 1933 (the "Securities Act"). These shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates," as that term is defined under the Securities Act, of TSB or SCBT. Any subsequent transfer of such shares, however, by any person who is an affiliate of TSB at the time the merger is submitted for a vote or consent of the shareholders of TSB will, under existing law, require either:

  •
  the registration under the Securities Act of the subsequent transfer of the shares of SCBT common stock;

  •
  compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances); or

  •
  the availability of another exemption from registration.

        An "affiliate" of TSB, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with TSB. TSB has agreed that it will use its reasonable efforts to cause each person or entity that is an "affiliate" for purposes of complying with Rule 145 to enter into a written agreement relating to such restrictions on sale or other transfer, and each of TSB's directors has entered into such an agreement.

Accounting Treatment

        The merger will be accounted for using the purchase method of accounting, with SCBT being treated as the acquiring entity for accounting purposes. Under the purchase method of accounting, the assets and liabilities of TSB as of the effective time will be recorded at their respective fair values and added to those of SCBT. Financial statements issued after consummation of an acquisition accounted for as a purchase would reflect such values and would not be restated retroactively to reflect the historical financial position or results of operations of the acquired company.

Rights of Dissenting TSB Shareholders

        Article 13 of the North Carolina Business Corporation Act sets forth the rights of the shareholders of TSB who dissent from the merger. The following is a summary of the material terms of the statutory procedures to be followed by a TSB shareholder in order to dissent from the merger and perfect dissenters' rights under the North Carolina Business Corporation Act. The following summary does not purport to be a complete statement of the provisions of the North Carolina Business Corporation Act relating to the rights of dissenting shareholders and is qualified in its entirety by reference to Article 13 of the North Carolina Business Corporation Act. A copy of Article 13 of the North Carolina Business Corporation Act is attached as Appendix C to this proxy statement/prospectus.

        If you elect to exercise such a right to dissent and demand appraisal under Article 13, you must satisfy each of the following conditions:

  •
  You must give to TSB and TSB must actually receive, before the vote at the shareholders' special meeting on approval or disapproval of the merger agreement is taken, written notice of your intent to demand payment for your shares if the merger is consummated (this notice must be in addition to and separate from any proxy or vote against the approval of the merger agreement; neither voting against, abstaining from voting, nor failing to vote on the merger proposal will constitute a notice within the meaning of the North Carolina Business Corporation Act).

    and

  •
  You must not vote in favor of the merger proposal. A failure to vote or a vote against the merger proposal will satisfy this requirement. The return of a signed proxy that does not specify whether you vote in favor or against approval of the merger proposal will constitute a waiver of your dissenters' rights.

        If you do not satisfy both of those conditions and the merger is consummated, you will not be entitled to payment for your shares under the provisions of Article 13 of the North Carolina Business Corporation Act.

        If you are a dissenting TSB shareholder, any notices should be addressed to TSB Financial Corporation, 1057 Providence Road, Charlotte, North Carolina 28207, Attention: Jan H. Hollar.

        The notice must be executed by the holder of record of the shares of TSB common stock as to which dissenters' rights are to be exercised. A beneficial owner may assert dissenters' rights only if it (i) submits the record holder's consent to the dissent not later than the time the beneficial holder asserts dissenters' rights and (ii) dissents with respect to all shares of common stock of which it is the beneficial owner. A record owner, such as a broker, who holds shares of TSB common stock as a nominee for others may exercise dissenters' rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner, provided such record owner dissents with respect to all TSB common stock beneficially owned by any one person. In this case, the notice submitted by the broker as record owner must set forth the name and address of the beneficial owner who is objecting to the merger proposal and demanding payment for its shares.

        If you properly dissent and the merger agreement is approved, TSB must mail by registered or certified mail, return receipt requested, a written dissenters' notice to you. This notice must be sent no later than 10 days after the shareholder approval of the merger agreement. The dissenters' notice will:

  •
  state where your payment demand must be sent, and where and when certificates for shares of TSB common stock must be deposited;

  •
  supply a form for demanding payment;

  •
  set a date by which TSB must receive your payment demand (not fewer than 30 days nor more than 60 days after the dissenters' notice is mailed); and

  •
  include a copy of Article 13 of the North Carolina Business Corporation Act.

        If you receive a dissenters' notice, you must demand payment and deposit your share certificates in accordance with the terms of the dissenters' notice. If you demand payment and deposit your share certificates, you retain all other rights of a shareholder until these rights are canceled or modified by the merger. If you do not demand payment or deposit your share certificates where required, each by the date set in the dissenters' notice, you are not entitled to payment for your shares under the North Carolina Business Corporation Act.

        As soon as the merger is consummated, or within 30 days after receipt of your demand for payment, TSB is required to pay you the amount it estimates to be the fair value of your shares, plus interest accrued from the effective date of the merger to the date of payment. The payment must be accompanied by:

  •
  TSB's most recent available balance sheet, income statement, and statement of cash flows as of the end of or for the fiscal year ending not more than 16 months before the date of payment, and the latest available interim financial statements, if any;

  •
  an explanation of how TSB estimated the fair value of the shares;

  •
  an explanation of the interest calculation;

  •
  a statement of the dissenters' right to demand payment (as described below); and

  •
  a copy of Article 13 of the North Carolina Business Corporation Act.

        If the merger is not consummated within 60 days after the date set for demanding payment and depositing share certificates, TSB must return your deposited certificates. If the merger is consummated after return of your deposited certificates, TSB must send you a new dissenters' notice and repeat the payment demand procedure.

        You may, however, notify TSB in writing of your own estimate of the fair value of your shares and amount of interest due, and demand payment of the excess of your estimate of the fair value of your shares over the amount previously paid by TSB if:

  •
  you believe that the amount paid is less than the fair value of TSB common stock or that the interest is incorrectly calculated;

  •
  TSB fails to make payment of its estimate of fair value to you within 30 days after receipt of a demand for payment; or

  •
  the merger is not consummated, and TSB does not return your deposited certificates within 60 days after the date set for demanding payment.

        You waive the right to demand payment unless you notify TSB of your demand in writing within 30 days of TSB's payment of its estimate of fair value or TSB's failure to perform. If you fail to notify TSB of your demand within such 30-day period, you shall be deemed to have withdrawn your shareholder's dissent and demand for payment.

        If this demand for payment remains unsettled, you may commence a proceeding within 60 days after the earlier of (i) the date payment is made in response to a first demand for payment or (ii) the date of the second demand for payment, by filing a complaint with the Superior Court Division of the North Carolina General Court of Justice to determine the fair value of the shares and accrued interest. If you do not commence the proceeding within such 60-day period, you will be deemed to have withdrawn the dissent and demand for payment. In such an appraisal proceeding, the court will determine all costs of the proceeding and assess the costs as it finds equitable. The proceeding is to be tried as in other civil actions; however, you will not have the right to a trial by jury. The court also may assess the fees and expenses of counsel and experts for the respective parties, in the amounts the court finds equitable, as follows:

  •
  against the corporation if the court finds that the corporation did not substantially comply with the procedures for the exercise of dissenters' rights prescribed by Article 13; or

  •
  against the corporation or the dissenting shareholders, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith.

        If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders and that the fees for those services should not be assessed against the corporation, the court may award to the counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited.

        The merger agreement provides that it is a condition to SCBT's obligation to consummate the merger that dissenters' rights shall not have been exercised with respect to more than 10% of the outstanding shares of TSB's common stock.

        The summary set forth above does not purport to be a complete statement of the provisions of the North Carolina Business Corporation Act relating to the rights of dissenting shareholders and is qualified in its entirety by reference to the applicable sections of the North Carolina Business Corporation Act, which are included as Appendix C to this proxy statement/prospectus. If you intend to exercise your dissenters' rights, you are urged to carefully review Appendix C and to consult with legal counsel so as to be in strict compliance therewith.

COMPARATIVE RIGHTS OF SCBT AND TSB SHAREHOLDERS

General

        The following is a comparison of certain rights of TSB's shareholders and those of SCBT shareholders. Certain significant differences in the rights of TSB's shareholders and those of SCBT shareholders arise from differing provisions of TSB's and SCBT's respective governing corporate instruments and those of the North Carolina Business Corporation Act, which governs TSB, and the South Carolina Business Corporation Act of 1988, which governs SCBT.

        The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of TSB's shareholders and those of SCBT shareholders. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the South Carolina Business Corporation Act of 1988, the North Carolina Business Corporation Act, and the respective governing corporate instruments of TSB and SCBT, to which TSB's shareholders are referred.

Authorized Capital Stock

TSB

        TSB is authorized to issue 20,000,000 shares of common stock, par value $0.01 per share, of which 1,116,100 shares were issued and outstanding as of the date of this proxy statement/prospectus. Under TSB's articles of incorporation, TSB's shareholders do not have a preemptive right to acquire authorized and unissued shares of TSB.

SCBT

        SCBT is authorized to issue 40,000,000 shares of common stock, par value $2.50 per share, of which 9,208,511 shares were issued and outstanding as of the date of this proxy statement/prospectus. Under SCBT's articles of incorporation, SCBT's shareholders do not have a preemptive right to acquire authorized and unissued shares of SCBT.

Size of Board of Directors

TSB

        TSB's articles of incorporation provide that the board must consist of not less than eight directors and no more than 20 directors, with the exact number fixed by the board of directors. TSB's board of directors currently has 12 members.

SCBT

        SCBT's articles of incorporation provide that the board must consist of no more than 20 directors, with the exact number fixed by the board of directors. SCBT's board of directors currently has 17 members.

Classification of Directors

TSB

        TSB's articles of incorporation divide the board of directors into three classes of directors, with the classes being as nearly equal in number as possible and with each class being elected to a staggered three-year term.

SCBT

        SCBT's articles of incorporation also divide the board of directors into three classes of directors serving staggered three-year terms, with one-third (or as near one-third as possible) of the directors being in each class.

Election of Directors

TSB

        TSB's articles of incorporation provide that shareholders do not have cumulative voting rights. TSB's bylaws provide that all elections are determined by a plurality of the votes cast at a meeting of shareholders at which a quorum is present.

SCBT

        SCBT's articles of incorporation provide that shareholders do not have cumulative voting rights. Directors are elected by a majority of the votes cast at a meeting of shareholders at which a quorum is present.

Removal of Directors

TSB

        The North Carolina Business Corporation Act and TSB's bylaws provide that any director may be removed by the shareholders, with or without cause, if the number of votes cast to remove the director exceeds the number of votes cast against removing the director at a meeting the notice for which states that a purpose of the meeting is the removal of the director.

SCBT

        SCBT's articles of incorporation provide that a director may be removed by the shareholders, with or without cause, only by the affirmative vote of the holders of at least 80% of SCBT's outstanding shares. The South Carolina Business Corporation Act of 1988 requires that the notice of a meeting at which removal of a director is voted on must state that a purpose of the meeting is the removal of the director.

Filling Vacancies on the Board of Directors

TSB

        TSB's bylaws provide that the board of directors and shareholders may fill any vacancies on the board of directors, including a vacancy resulting from an increase in the number of directors. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

SCBT

        SCBT's bylaws provide that vacancies on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining members of the board of directors even if less than a quorum exists. The South Carolina Business Corporation Act of 1988 also provides that vacancies on the board of directors may be filled by the shareholders. The term of a director appointed to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

Nomination of Director Candidates

TSB

        Any shareholder entitled to vote for the election of directors may make nominations at an annual meeting of shareholders for the election of directors. Neither TSB's articles of incorporation nor its bylaws require that any notice of a nomination be given in advance of the annual meeting of shareholders.

SCBT

        SCBT's bylaws provide that the board of directors shall nominate, upon recommendation of the executive committee, nominees for the board of directors and that any shareholder may make nominations for the election of directors only by giving written notice to the corporate secretary at least 45 days prior to the shareholders' meeting at which directors are to be elected.

Shareholder Action Without Meeting

TSB

        TSB's bylaws provide that any action required or permitted to be taken by shareholders at a meeting may be taken without a meeting if a written consent describing the action to be taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SCBT

        SCBT's bylaws provide that shareholders may act without a meeting on written consent, setting forth the action to be taken, signed by the holders of all outstanding shares entitled to vote with respect to the subject matter thereof.

Calling Special Meetings of Shareholders

TSB

        TSB's bylaws provide that special meetings of shareholders may be called for any purpose by the chief executive officer, the president, or the board of directors and shall be called by the corporation at the written request of the holders of not less than one-tenth of all outstanding votes of the corporation entitled to be cast on any issue proposed to be considered at the meeting.

SCBT

        SCBT's bylaws provide that special meetings of shareholders may be called by the president, chairman of the board of directors, a majority of the board of directors, or by the holders of not less than 10% of all shares entitled to vote at such meeting.

Indemnification of Directors, Officers, and Employees

TSB

        Under the North Carolina Business Corporation Act, a corporation may indemnify any director against liability if such person:

  •
  acted in his or her official capacity as a director;

  •
  conducted himself or herself in good faith;

  •
  reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the best interests of the corporation, and in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

  •
  in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Under the North Carolina Business Corporation Act, a corporation may not indemnify a director:

  •
  in connection with a proceeding by or in the right of the corporation in which such person was held liable to the corporation; or

  •
  in connection with a proceeding in which such person was held liable on the basis that personal benefit was improperly received by him or her.

        Unless limited by its articles of incorporation, a North Carolina corporation must indemnify, against reasonable expenses incurred, a director who is wholly successful, on the merits or otherwise, in defending any proceeding to which the director was a party because of his or her status as a director of the corporation. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding if that director furnishes the corporation a written undertaking to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses. A director may apply for court-ordered indemnification under certain circumstances.

        Under the North Carolina Business Corporation Act, unless a corporation's articles of incorporation provide otherwise,

  •
  an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director, and

  •
  the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director.

        In addition and separate from the statutory indemnification rights discussed above, the North Carolina Business Corporation Act provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. A corporation may not indemnify or agree to indemnify a person against liability or expenses he or she may incur on account of activities that were at the time taken known or believed by him or her to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification also may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

        TSB's articles of incorporation provide for indemnification, to the fullest extent permitted by law, of any person who is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding, including any appeal, by reason of the fact that such person was or is a director, officer, employee or agent of TSB, or, at the request of TSB, is or was serving as a director, officer, employee or agent of another entity or as trustee or administrator under an employee benefit plan. The indemnification applies against all liability and expense incurred by any such person in connection with such an action, suit or proceeding, including all reasonable attorneys' fees and expenses, judgments, fines, excise taxes, and amounts paid in settlement, and all reasonable costs, expenses and attorneys' fees.

SCBT

        The South Carolina Business Corporation Act of 1988 contains indemnification provisions comparable to the North Carolina statutory provision applicable to TSB. SCBT's bylaws provide that SCBT will indemnify any person who serves or served as a director, or who, while serving as a director, serves or has served, at the request of SCBT, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, against reasonable expenses, including attorneys' fees, incurred by him in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding, whether or not brought by or on behalf of SCBT, seeking to hold him liable by reason of the fact that he is or was acting in such capacity and reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

Limitation of Liability for Directors

TSB

        TSB's articles of incorporation provide that, to the fullest extent permitted by the North Carolina Business Corporation Act, no person serving or who has served as a director of TSB shall be personally liable to TSB and its shareholders for monetary damages for breach of duty as a director. Under the North Carolina Business Corporation Act, the articles of incorporation may include a provision so exculpating a director, except for acts or omissions that the director knew or believed at the time to be clearly in conflict with the best interests of the corporation, for authorizing unlawful distributions to shareholders and for transactions in which the director receives an improper personal benefit. Under the North Carolina Business Corporation Act, an "improper personal benefit" does not include reasonable compensation and incidental benefits for service as a director. The applicable provisions of the North Carolina Business Corporation Act pertain only to breaches of duty by directors as directors and not in any other corporate capacity, including as officers.

SCBT

        SCBT's articles of incorporation provide that no director is personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) for unlawful distributions; or (iv) for any transaction from which the director derived an improper personal benefit.

Amendment of Articles of Incorporation

TSB

        Under the North Carolina Business Corporation Act, TSB's articles of incorporation generally may be amended if the board of directors proposes and recommends the amendment to the shareholders and the shareholders approve the amendment by a majority of the votes entitled to be cast on the amendment.

SCBT

        Under the South Carolina Business Corporation Act of 1988, SCBT's articles of incorporation generally may be amended if the board of directors proposes and recommends the amendment to the shareholders and the amendment is approved by at least two-thirds of the votes entitled to be cast on the amendment.

Amendment of Bylaws

TSB

        TSB's bylaws provide that the board of directors may amend the bylaws other than a bylaw adopted by the shareholders that restricts any amendment by the board of directors. Shareholders may amend the bylaws at a meeting if more votes are cast in favor of the amendment than are cast against the amendment.

SCBT

        SCBT's articles of incorporation provide that a majority of the entire board of directors may amend the bylaws (however, the South Carolina Business Corporation Act of 1998 provides that the shareholders in adopting, amending, or repealing a particular bylaw may provide expressly that the board of directors may not adopt, amend, or repeal that bylaw or any bylaw on that subject) and that shareholders may amend the bylaws only upon the affirmative vote of the holders of not less than 80% of SCBT's outstanding shares. The South Carolina Business Corporation Act of 1988 provides that any notice of a meeting of shareholders at which bylaws are to be adopted, amended, or repealed shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment, or repeal of bylaws and contain or be accompanied by a copy or summary of the proposal.

Shareholder Vote on Fundamental Transactions

TSB

        Under the North Carolina Business Corporation Act, the affirmative vote of a majority of the outstanding voting shares is required to approve a plan of merger, share exchange, or conversion or any sale, lease, exchange, or other disposition of all or substantially all of the assets of the corporation other than in the usual and regular course of business.

SCBT

        Under the South Carolina Business Corporation Act of 1988, unless a corporation's articles of incorporation otherwise provide, the affirmative vote of at least two-thirds of the outstanding voting shares is required to approve a plan of merger, share exchange, or conversion or any sale, lease, exchange, or other disposition of all or substantially all of the assets of the corporation other than in the usual and regular course of business.

        SCBT's articles of incorporation provide that a merger, exchange, or consolidation of SCBT with, or a sale, exchange, or lease of all or substantially all the assets of SCBT to, any person or entity must be approved by holders of not less than 80% of the outstanding voting stock if the board of directors does not recommend such transaction. Such approval also is required, together with the affirmative vote of the holders of not less than 67% of the outstanding voting stock held by shareholders other than any shareholder who owns or controls 20% or more of voting stock at the time of the transaction (a "controlling party"), to approve any such transaction that involves such controlling party, unless the transaction is recommended by a majority of the board of directors or certain other requirements are met. Under SCBT's articles of incorporation, the quorum requirements for any meeting called to consider any of the foregoing transactions that are not recommended by the board of directors is 80%

of the outstanding shares, and any such meeting may not be adjourned absent notice if a quorum is not present.

Consideration of Other Constituencies

TSB

        TSB's articles of incorporation provide that the board of directors, in connection with the exercise of its judgment in determining actions that are in the best interests of the corporation with respect to any matter (including any transaction that may involve a change in control or proposed acquisition of the corporation), may, but shall not be required to, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, depositors, customers, suppliers, and other constituents of the corporation, and on the communities in which the corporation operates.

SCBT

        SCBT's articles of incorporation require the board of directors, when evaluating any proposed merger, consolidation, exchange, or asset sale, to consider the interests of the employees of SCBT and the communities in which SCBT does business in addition to the interests of SCBT's shareholders.

Business Combinations with Interested Shareholders

TSB

        The North Carolina Business Corporation Act contains provisions, known as the "Shareholder Protection Act," which restrict business combination transactions involving a North Carolina public corporation and a beneficial owner of 20% or more of its voting stock. As permitted by the North Carolina Business Corporation Act, TSB elected not to be covered by the Shareholder Protection Act and included a provision in its initial articles of incorporation reflecting that election.

SCBT

        SCBT is subject to the business combination provisions of Title 35, Chapter 2, Article 2 of the South Carolina Code of Laws of 1976, as amended, as described below.

        South Carolina law prohibits specified "business combinations" with "interested shareholders" unless certain conditions are satisfied. The act defines an "interested shareholder" as any person (other than the corporation or any of its subsidiaries) that (i) beneficially owns 10% or more of the corporation's outstanding voting shares or (ii) at any time within the preceding two-year period beneficially owned 10% of the voting power of the corporation's outstanding shares and is an affiliate or associate of the corporation.

        Covered business combinations with interested shareholders or an affiliate or associate of an interested shareholder include, among other transactions:

  •
  merger of the corporation;

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  sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets having a value equal to 10% or more of the value of all assets of the corporation, the value of all outstanding shares of the corporation, or the earning power or net income of the corporation;

  •
  transfer of shares of the corporation equaling 5% or more of the market value of all outstanding shares of the corporation; and

  •
  dissolution or liquidation of the corporation proposed by or under an arrangement with an interested shareholder or its affiliate or associate.

        Covered business combinations are prohibited unless:

  •
  the board of directors of the corporation approved of the business combination before the interested shareholder became an interested shareholder;

  •
  a majority of shares not beneficially owned by the interested shareholder approved the combination; and

  •
  certain transactional requirements are met.

        Covered business combinations are prohibited for two years after an interested shareholder becomes interested unless the board of directors of the corporation approved of the business combination before the interested party became interested.

Control Share Acquisition Provisions

TSB

        The North Carolina Business Corporation Act contains provisions, known as the "Control Share Acquisition Act," comparable to the South Carolina control share acquisition provisions described below for SCBT. As permitted by the North Carolina Business Corporation Act, TSB elected not to be covered by the Control Share Acquisition Act and included a provision in its initial articles of incorporation reflecting that election.

SCBT

        Title 35, Chapter 2, Article 1 of the South Carolina Code of Laws of 1976, as amended, contains control share acquisition provisions that apply to several categories of South Carolina corporations, including any South Carolina corporation, such as SCBT, that has a class of voting shares registered with the Securities Exchange Commission under Section 12 of the Exchange Act, has a principal place of business, its principal office or substantial assets in South Carolina, and has a specified shareholder presence in South Carolina.

        Unless a corporation has opted out of the provisions of the South Carolina statute before the control share acquisition in question through an amendment to its articles of incorporation or bylaws, control shares of the corporation acquired in a control share acquisition have no voting rights unless and until granted by resolution approved by a majority of the shares of each voting group, excluding all "interested shares." "Interested shares" are shares of the corporation voted by an acquiring person or a member of a group with respect to a control share acquisition, any officer of the corporation or any employee of the corporation who is also a director of the corporation.

        If authorized by such a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, control shares acquired in a control share acquisition may under certain circumstances be subject to redemption by the corporation at the fair value thereof. Unless otherwise provided in such a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, if control shares acquired in a control share acquisition are accorded full voting rights which will constitute a majority or more of all voting power, all shareholders of the corporation have dissenters' rights to receive fair value for their shares.

        For purposes of the South Carolina control share acquisition law, "control shares" are shares, the acquisition of which would give a person, acting alone or with a group, the power to exercise one of the following amounts of voting power in an election of directors:

  •
  one-fifth or more but less than one-third of all voting power,

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  one-third or more but less than a majority of all voting power or

  •
  a majority or more of all voting power.

        For purposes of the law, a "control share acquisition" means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. Among certain other circumstances, a control share acquisition is deemed not to occur when the share acquisition is pursuant to a merger or plan of share exchange where the corporation is a party to the agreement of merger or plan of share exchange. Accordingly, the statute would not, by its terms, apply to the merger of SCBT and TSB.

        SCBT has not opted out of coverage of the control share acquisition provisions of the South Carolina Code.

Dissenter's Rights

TSB:

        Shareholders of a North Carolina corporation, such as TSB, who do not consent to certain major corporate transactions, including a merger, may, under varying circumstances, be entitled to dissenters' rights pursuant to which such shareholders may receive cash in the amount of the fair market value of their shares in place of the consideration which otherwise would have been received in the transaction. The North Carolina dissenters' rights statute is discussed in more detail in the proxy statement/prospectus under the caption "The Merger—Rights of Dissenting TSB Shareholders."

SCBT

        Shareholders of a South Carolina corporation, such as SCBT, who do not consent to certain major corporate transactions, including a merger, may, under varying circumstances, be entitled to dissenters' rights pursuant to which such shareholders may receive cash in the amount of the fair market value of their shares in place of the consideration which otherwise would have been received in the transaction. Unless the articles of incorporation or bylaws provides otherwise, such dissenters' rights are not available in certain circumstances, including without limitation:

  •
  to shareholders of a surviving corporation in a merger if shareholder approval is not required, or

  •
  as to any class of stock which is listed either on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc.

        Because SCBT's common stock is currently listed on the NASDAQ Global Select Market, holders of SCBT's common stock are not entitled to dissenters' rights under South Carolina law.

PROPOSAL NO. 2—AUTHORIZATION TO ADJOURN

        At the special meeting, shareholders of TSB will be asked to consider and vote on a proposal to adjourn the meeting, including, if necessary, to allow time for the further solicitation of proxies if there are insufficient votes present at the meeting, in person or by proxy, to approve the merger.

        THE BOARD OF DIRECTORS OF TSB RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING OF SHAREHOLDERS, INCLUDING, IF NECESSARY, TO ALLOW TIME FOR THE FURTHER SOLICITATION OF PROXIES TO APPROVE THE MERGER AGREEMENT.

INFORMATION ABOUT TSB

General

        TSB is a North Carolina corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, subject to supervision and examination by, and the regulations and reporting requirements of, the Federal Reserve Board. TSB was incorporated on May 2, 2006, by and at the direction of the board of directors of The Scottish Bank for the sole purpose of acquiring The Scottish Bank through a share exchange and serving as the holding company of The Scottish Bank. Effective on September 14, 2006, TSB acquired all of the outstanding shares of common stock of The Scottish Bank in a share exchange pursuant to an Agreement and Plan of Reorganization and Share Exchange dated May 16, 2006 and approved by The Scottish Bank's stockholders at a special meeting held on August 10, 2006. Information regarding operations prior to September 14, 2006 represent the operations of The Scottish Bank prior to the completion of the share exchange with TSB.

        The Scottish Bank is an FDIC-insured, North Carolina state-chartered bank and was incorporated and commenced banking operations in 1998. The Scottish Bank provides consumer and commercial banking services in Mecklenburg County, North Carolina. The Scottish Bank opened for business on June 1, 1998 at its main office at 1057 Providence Road, Charlotte, North Carolina. On October 1, 1998, The Scottish Bank opened a branch office at 325 South Sharon Amity Road, Charlotte, North Carolina. On March 26, 2001, The Scottish Bank opened a branch office at 4519 Sharon Road, Charlotte, North Carolina, and in May 2007 received approvals to relocate this branch to 6525 Morrison Boulevard, which is also in the SouthPark area of Charlotte. TSB anticipates that this branch relocation will occur in the fourth quarter of 2007. On March 22, 2004, The Scottish Bank opened a branch office at 7609 Matthews-Mint Hill Road, Mint Hill, North Carolina, which is a community neighboring Charlotte. The Scottish Bank operates to serve The Scottish Banking needs of individuals and small businesses in its market area. The Scottish Bank offers a range of banking services including checking and savings accounts; commercial, consumer, and personal and mortgage loans; safe deposit boxes; automated teller machines; and other associated services. The Scottish Bank participates in a national network of automated teller machines that may be used by Bank customers in communities throughout the country. The Scottish Bank also offers credit cards through a relationship with a correspondent bank. Commercial customers may utilize a Bank employed courier for the collection of noncash deposits. Also, The Scottish Bank is open for business on Saturdays from 9:00 AM to 12:00 noon at the 1057 Providence Road location.

        On December 14, 2006, TSB formed TSB Statutory Trust I (the "Trust"), a Delaware statutory trust. The Trust has not conducted any operations subsequent to its formation other than the issuance of $3.0 million in trust preferred securities in 2006 and its loan to TSB of the proceeds from the sale of the trust preferred securities.

        TSB has no business or operations other than those activities conducted by The Scottish Bank and the Trust. The Scottish Bank's directors and executive officers are the same as those of TSB.

Primary Market Area

        The Scottish Bank's market area consists of Charlotte, Mecklenburg County, North Carolina and surrounding areas. Charlotte is the county seat and the commercial center of Mecklenburg County with a population of approximately 664,000.

Services

        The Scottish Bank's operations are primarily retail oriented and directed toward individuals and small-and medium-sized businesses located in The Scottish Bank's primary market area. The majority of The Scottish Bank's deposits and loans are derived from customers in its primary market area, but we also make loans and have deposit relationships with individual and business customers in areas surrounding our immediate banking market. We also market certificates of deposit through the advertising of our deposit rates and may, from time to time, obtain some funds through deposit brokers. We provide most traditional commercial and consumer banking services, but our principal activities are the taking of demand and time deposits and the making of consumer and commercial loans. Our primary source of revenue is interest income derived from lending activities.

Lending Activities

General

        The Scottish Bank makes a variety of types of consumer and commercial loans to individuals and small-and medium-sized businesses for various personal and business purposes, including term and installment loans, equity lines of credit, and overdraft checking credit. For financial reporting purposes, its loan portfolio generally is divided into real estate loans, home equity lines of credit, commercial loans, and consumer loans. Those categories are discussed further below. The Scottish Bank also makes credit card services available to our customers through a correspondent bank.

Real Estate-Secured Loans

        The Scottish Bank's real estate loan classification includes loans secured by real estate (other than home equity lines of credit described below) which are made to purchase, construct or improve residential or commercial real estate, for real estate development purposes, and for various other commercial and consumer purposes (whether or not those purposes are related to real estate collateral). On December 31, 2006, loans amounting to approximately 64.1% of the loan portfolio were classified as real estate loans. Of those loans, approximately 82.5% were classified as commercial real estate loans, 9.3% were classified as construction loans, and 8.2% were secured by one-to-four family residences.

        Commercial real estate and construction loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In the case of commercial real estate loans, loan repayment may be dependent on the successful operation of income producing properties, a business, or a real estate project and, thus, may, to a greater extent than in the case of other loans, be subject to the risk of adverse conditions in the economy generally or in the local real estate market in particular.

        Construction loans involve special risks due to the fact that loan funds are advanced upon the security of houses or other improvements that are under construction and that are of uncertain value prior to the completion of construction. For that reason, it is more difficult to evaluate accurately the total loan funds required to complete a project and the related loan-to-value ratios. To minimize these risks, The Scottish Bank limits loan amounts to 85.0% of the projected appraised value of the collateral upon completion of construction.

        Many of The Scottish Bank's real estate loans, although secured by real estate, were made for purposes unrelated to the real estate collateral. This is reflective of its efforts to minimize credit risk by taking real estate as additional collateral, whenever possible, without regard to loan purpose. All real estate loans are secured by first or junior liens on real property, the majority of which is located in or near The Scottish Bank's banking market. However, a small number of loans are secured by real property located outside its banking market.

        Real estate loans may be made at fixed or variable interest rates and, generally, have maturities that do not exceed five years and provide for payments based on amortization schedules of less than 20 years. However, a real estate loan that has a maturity of more than five years, or that is based on an amortization schedule of more than five years, generally will include contractual provisions which allow

The Scottish Bank to call the loan in full, or provide for a "balloon" payment in full, at the end of a period of no more than five years.

Home Equity Lines of Credit

        The Scottish Bank offers lines of credit which generally are used for consumer purposes and which also are secured by first or junior liens on residential real property. The commitment on each line is for a term of 15 years. During the terms of the lines of credit, borrowers may pay accrued interest only (calculated at variable interest rates), and outstanding principal balances are due in full at the maturity of the lines. At December 31, 2006, home equity lines of credit amounted to approximately 18.4% of The Scottish Bank's loan portfolio.

Commercial Loans

        The Scottish Bank's commercial loan classification includes loans to individuals and small- and medium-sized businesses for working capital, equipment purchases, and various other business purposes, but that classification excludes any such loan that is secured by real estate. These loans generally are secured by inventory, equipment or similar assets, but they also may be made on an unsecured basis. At December 31, 2006, commercial loans made up approximately 16.4% of The Scottish Bank's loan portfolio. In addition to loans that are classified on as commercial loans, as described above, many of The Scottish Bank's loans included in the real estate loan classification were made for commercial purposes but are classified as real estate loans because they are secured by first or junior liens on real estate. Commercial loans may be made at variable or fixed rates of interest. However, any loan which has a maturity or amortization schedule of longer than five years normally would be made at an interest rate that varied with our prime lending rate and would include contractual provisions which allowed The Scottish Bank to call the loan in full, or provide for a "balloon" payment in full, at the end of a period of no more than five years.

        Commercial loans typically are made on the basis of the borrower's ability to make repayment from business cash flow, and those loans typically are secured by business assets, such as accounts receivable, equipment and inventory. As a result, the ability of borrowers to repay commercial loans may be substantially dependent on the success of their businesses, and the collateral for commercial loans may depreciate over time and cannot be appraised with as much precision as real estate.

Consumer Loans

        The Scottish Bank's consumer loans consist primarily of loans for various consumer purposes, as well as the outstanding balances on nonreal estate secured consumer revolving credit accounts. These loans made up approximately 1.0% of its loan portfolio at December 31, 2006. A majority of these loans are secured by liens on various personal assets of the borrowers, but they also may be made on an unsecured basis. Additionally, real estate loans include loans secured by first or junior liens on real estate which were made for consumer purposes unrelated to the real estate collateral. Consumer loans generally are made at fixed interest rates and with maturities or amortization schedules which generally do not exceed five years. However, consumer-purpose loans secured by real estate (and, thus, classified as real estate loans as described above) may be made for terms of up to 20 years but under terms which allow The Scottish Bank to call the loan in full, or provide for a "balloon" payment, at the end of a period of no more than five years.

Loan Administration and Underwriting

        The Scottish Bank has adopted written loan policies and procedures, and its loan portfolio is administered under a defined process. That process includes guidelines for loan underwriting standards and risk assessment, procedures for loan approvals, loan grading, ongoing identification and management of credit deterioration, and portfolio reviews to assess loss exposure and to test our compliance with our credit policies and procedures.

        The underwriting standards for loans include an evaluation of various factors, including a loan applicant's income, cash flow, payment history on other debts and an assessment of ability to meet existing obligations and payments on the proposed loan. Though creditworthiness of the applicant is a primary consideration in the loan approval process, in the case of secured loans the underwriting process also includes an analysis of the value of the proposed collateral in relation to the proposed loan amount. The Scottish Bank considers the value of collateral, the degree to which that value is ascertainable with any certainty, the marketability of the collateral in the event of foreclosure or repossession, and the likelihood of depreciation in the collateral value.

        A loan that involves an aggregate credit exposure of up to $650,000, whether secured or unsecured, may be approved by the Chief Credit Officer. A loan that involves an aggregate credit exposure, whether secured or unsecured, between $651,000 to $1,000,000 must be approved by both the Chief Credit Officer and the Chief Executive Officer. A loan involving an aggregate exposure that exceeds $1,000,000 must be approved by the board of directors' Loan Committee. That Committee consists of four outside directors and our Chief Executive Officer. A loan that exceeds the approval authority of the Committee must be approved by our full board of directors. The board of directors reviews monthly a list of all loans made during the month.

        The Chief Credit Officer or The Scottish Bank's automated loan system assigns a grade to all loans based on various underwriting and other criteria. Any proposed loan that grades below a threshold set by The Scottish Bank's board of directors must be reviewed by the Chief Credit Officer before it or any additional loans can be made to that borrower even if the loan amount is within the loan officer's approval authority.

        After funding, all loans are reviewed by The Scottish Bank's loan administration personnel for adequacy of documentation and compliance with regulatory requirements and loan underwriting criteria. All loans involving an aggregate exposure of more than $1,000,000 or more ultimately are reviewed in detail by The Scottish Bank's board of directors. Thereafter, depending on the purpose of the loan and the type of collateral, loans are required to be reviewed at least annually by the loan officer who originated the loan, and those reviews are monitored by loan administration personnel. Loan administration personnel also periodically review various loans based on amount, type of collateral, documentation requirements, and other criteria. Additionally, The Scottish Bank retains the services of an independent credit risk management consultant that, no less than once a year, reviews problem loans, a random sampling of performing loans related to larger aggregate credit exposures and selected other loans.

        During the life of each loan, its grade is reviewed and validated or modified to reflect changes in circumstances and risk. Loans generally are placed in a nonaccrual status if they become 90 days past due or whenever management believes that collection has become doubtful. Loans are charged off when the collection of principal and interest has become doubtful and the loans no longer can be considered sound collectible assets (or, in the case of unsecured loans, when they become 90 days past due).

Allowance for Loan Losses

        At December 31, 2006, The Scottish Bank's allowance for loan losses was $1.7 million and amounted to approximately 1.17% of our total loans and approximately 88% of our nonperforming loans. The adequacy of the allowance is assessed by management and reviewed by The Scottish Bank's board of directors each month. At December 31, 2006, nonperforming loans amounted to approximately $1.9 million and consisted solely of nonaccruing loans. On that date, there were no loans that were 90 days or more past due for which The Scottish Bank was accruing interest, and The Scottish Bank had no other real estate owned.

Deposit Activities

        The Scottish Bank's deposit services include business and individual checking accounts, savings accounts, NOW accounts, certificates of deposit and money market checking accounts. The Scottish Bank monitors its competition in order to keep the rates paid on our deposits at a competitive level. At December 31, 2006, transaction accounts and noninterest-bearing accounts equaled approximately 19.6% and 13.6%, respectively, of total deposits, and time deposits of $100,000 or more amounted to approximately $47.5 million, or approximately 28.3% of total deposits. The majority of its deposits are derived from within its banking market. However, it also markets certificates of deposit through the advertising of deposit rates and may obtain funds through deposit brokers. At December 31, 2006, The Scottish Bank had no out-of-market deposits.

Investment Portfolio

        At December 31, 2006, The Scottish Bank's investment portfolio totaled approximately $35.7 million and included municipal securities, corporate bonds, mortgage-backed securities guaranteed by GNMA or issued by FNMA and FHLMC (including collateralized mortgage obligations), and securities issued by a U.S. government-sponsored agency. These securities have various interest rate features, maturity dates and call options. All securities in the investment portfolio are classified as "available for sale." The Scottish Bank analyzes its portfolio's performance at least quarterly.

Competition

        Commercial banking in North Carolina is highly competitive, due in large part to North Carolina's early adoption of statewide branching. Over the years, federal and state legislation (including the elimination of restrictions on interstate banking) has heightened the competitive environment in which all financial institutions conduct their business, and the potential for competition among financial institutions of all types has increased significantly. Mecklenburg County, North Carolina is the home of two of the largest commercial banks in the United States, each of which has numerous branches located in our banking market. The Scottish Bank competes with other commercial banks, savings banks and credit unions, including multiple out-of-state financial institutions that have acquired banks with offices in Mecklenburg County, including some of the largest financial institutions in the country.

        Interest rates, both on loans and deposits, and prices of fee-based services are significant competitive factors among financial institutions generally. Other important competitive factors include office location, office hours, the quality of customer service, community reputation, continuity of personnel and services, and, in the case of larger commercial customers, relative lending limits and the ability to offer sophisticated cash management and other commercial banking services. Many of The Scottish Bank's competitors have greater resources, broader geographic markets, more extensive branch networks, and higher lending limits than The Scottish Bank. They also can offer more products and services and can better afford and make more effective use of media advertising, support services and electronic technology than The Scottish Bank can. In terms of assets, The Scottish Bank is one of the smaller commercial banks in North Carolina.

        Substantially all of The Scottish Bank's customers are individuals and small-and medium-sized businesses. The Scottish Bank endeavors to differentiate itself from its larger competitors with its focus on relationship banking, personalized service, direct customer contact, and our ability to make credit and other business decisions locally. The Scottish Bank also depends on its reputation as a community bank in its banking market, its involvement in the communities it serves, the experience of its senior management team, and the quality of its associates. TSB believes that The Scottish Bank's focus allows it to be more responsive to its customers' needs and more flexible in approving loans based on collateral quality and personal knowledge of its customers.

Employees

        TSB, through The Scottish Bank, employed 49 employees, of which 36 were full-time employees, at September 1, 2007. None of the employees are covered by a collective bargaining agreement. TSB believes its relations with its employees to be good.

Properties

        The Scottish Bank leases three full-service branch sites. One is located at 1057 Providence Road, Charlotte, North Carolina. The lease expires on November 30, 2008. The lease payments are $10,612 per month. A second office is located at 325 South Sharon Amity Road, Charlotte, North Carolina. The lease expires on July 31, 2008. The monthly lease payments are $5,000. The third office is located at 4519 Sharon Road. The lease expires on October 31, 2007, but can be continued on a month-to-month basis. The initial monthly rent was $10,008, which increases each year with the CPI index. If the lease is continued on a month-to-month basis after expiration, the rent will increase by 25%. In May 2001, the Scottish Bank leased office space at 4521 Sharon Road, Charlotte, North Carolina for its commercial lending personnel and corporate communications department and, in August 2006, increased the amount of space leased. The lease expires on April 19, 2008. Monthly rent payments for the original space as well as the increased space are $10,335, and increase 3.5% each year. On April 4, 2007, the Scottish Bank entered into a lease for Suite 110 of the Morrison Building located at 6525 Morrison Boulevard in Charlotte. This facility will replace both the Sharon Road branch location and the commercial lending and corporate communications office space also located on Sharon Road. The lease will commence upon completion of the facility, which is estimated to be December 1, 2007, and will expire 122 months after commencement. Subject to the Scottish Bank's compliance with the terms of the lease, the landlord has agreed not to charge rent for the first two months of the lease. Thereafter, monthly lease payments will be $18,878 for the first year, increasing approximately 2% each year.

        The Scottish Bank owns a full-service branch location at 7609 Matthews-Mint Hill Road, Mint Hill, North Carolina. Book value of the land is $600,000, and the book value of the building is $385,000. Depreciation expense is $802 per month.

        The Scottish Bank also leases two sites for Automated Teller Machines ("ATM"). The first site is located at 4201-A Park Road, Charlotte, North Carolina. The lease expires June 30, 2010 and requires monthly lease payments of $700. The second site is located at 923 Providence Road, Charlotte, North Carolina. The lease expires on October 14, 2009, and requires monthly lease payments of $500.

Legal Proceedings

        There are no material pending legal proceedings to which TSB or any of its subsidiaries is a party or of which any of its property is the subject.

Market Price and Dividends

        TSB's common stock, which was held by approximately 796 holders of record at October 23, 2007, began trading on the Over-the-Counter Bulletin Board on September 14, 2006 under the ticker symbol "TSBC.OB." From August 16, 2005 until completion of the share exchange on September 14, 2006, The Scottish Bank's common stock traded on the Over-the-Counter Bulletin Board under the ticker symbol "SHKL.OB." Prior to August 16, 2005, The Scottish Bank's common stock was not traded on any exchange or established securities market.

        The following table sets forth the high and low per share sales prices on the Over-the-Counter Bulletin Board for The Scottish Bank's common stock for each quarter from August 16, 2005 to and not including September 14, 2006 and the high and low per share sales prices on the Over-the-Counter Bulletin Board for TSB's common stock for each quarter from September 14, 2006 to September 30, 2007 and from October 1, 2007 to October 25, 2007. These sales prices have been adjusted for the stock splits described below.

	Low	High
The Bank
August 16, 2005 - September 30, 2005	$18.595	$18.884
October 1, 2005 - December 31, 2005	17.355	19.421
January 1, 2006 - March 31, 2006	16.694	19.421
April 1, 2006 - June 30, 2006	18.227	21.364
July 1, 2006 - September 13, 2006	18.273	20.909
The Company
September 14, 2006 - September 30, 2006	18.455	19.318
October 1, 2006 - December 31, 2006	16.864	18.636
January 1, 2007 - March 31, 2007	16.591	17.727
April 1, 2007 - June 30, 2007	16.250	17.091
July 1, 2007 - September 30, 2007	16.050	34.500
October 1, 2007 - October 25, 2007	31.000	35.250

        On February 15, 2006, The Scottish Bank declared a stock split in the form of a ten-percent stock dividend to shareholders of record on March 15, 2006. The shares were distributed on April 10, 2006. On March 27, 2007, TSB declared a stock split in the form of a ten-percent stock dividend to shareholders of record on April 15, 2007. The shares were distributed on May 15, 2007.

        No cash dividends have ever been paid on The Scottish Bank's or TSB's common stock. Under the Merger Agreement, TSB is restricted from paying any dividends on its common stock.

        Under North Carolina law, TSB may pay dividends as declared by its board of directors, provided that no such distribution results in its insolvency on a going-concern or balance-sheet basis. However, although TSB is a legal entity separate and distinct from The Scottish Bank, its principal source of funds with which it can pay dividends to its shareholders is dividends it receives from The Scottish Bank. For that reason, its ability to pay dividends effectively is subject to the same limitations that apply to The Scottish Bank. Under North Carolina law, The Scottish Bank may pay dividends only from its undivided profits. However, if The Scottish Bank's surplus is less than 50% of its paid-in capital stock, then The Scottish Bank's directors may not declare any cash dividend until The Scottish Bank has transferred from undivided profits to surplus 25% of its undivided profits or any lesser percentage necessary to raise its surplus to an amount equal to 50% of its paid-in capital stock.

        In addition to the restrictions described above, other state and federal statutory and regulatory restrictions apply to The Scottish Bank's payment of cash dividends. As an insured depository institution, federal law prohibits The Scottish Bank from making any capital distributions, including the payment of a cash dividend, if it is, or after making the distribution it would become, "undercapitalized" (as that term is defined in the Federal Deposit Insurance Act). Also, if in the opinion of the Federal Deposit Insurance Corporation (or, "FDIC") an insured depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), the FDIC may require, after notice and hearing, that the institution cease and desist from that practice. The FDIC has indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. The FDIC has issued policy statements that provide that insured banks generally should pay dividends only from their current operating earnings, and, under the Federal Deposit Insurance Act, no dividend may be paid by an insured bank while it is in default on any assessment due the FDIC. The Bank's payment of dividends also could be affected or limited by other factors, such as events or circumstances which lead the FDIC to require (as further described below) that they maintain capital in excess of regulatory guidelines.

        TSB did not purchase any shares of its common stock during the three months ended September 30, 2007.

Management's Discussion and Analysis

        Management's discussion and analysis discusses and analyzes the major components of the results of operations and financial condition, liquidity, and capital resources of TSB and should be read in conjunction with TSB's financial statements and their related notes included elsewhere in this proxy statement/prospectus. Information presented prior to September 14, 2006 represents the operations of The Scottish Bank prior to the completion of the share exchange with TSB.

Critical Accounting Estimates

        Significant accounting policies, as described in Note 1 of the Audited Consolidated Financial Statements of TSB Financial Corporation included elsewhere in this proxy statement/prospectus, are an integral part of understanding this Management's Discussion and Analysis. Although many of these policies are based on estimates, the following estimates are considered more complex and considered critical to estimate values of assets and liabilities.

        TSB recognizes that credit losses will be experienced and that the risk of loss will vary due to the type of loan being made as well as creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the quality of the security for the loan as well as general economic conditions. Management actively monitors asset quality. The degree to which any particular assumption affects the allowance for credit losses depends on the severity of the change and its relationship to the other assumptions as well as management's estimate of the risk of loss. During the fourth quarter of 2006, TSB improved its methodology for calculating its allowance for loan losses, employing an analysis of each outstanding loan and TSB's historical loan losses and sound credit quality. Previously, TSB had employed a more general methodology, evaluating the loan portfolio as a whole. The process of determining the level of the allowance for credit losses requires a high degree of judgment. It is possible that others, given the same information, may at any point in time reach different reasonable conclusions.

        SFAS 123(R) requires all forms of share-based compensation payments, including stock options, to be recognized as compensation expense. The compensation expense is the fair value of the awards at the measurement date. Further, SFAS 123(R) requires compensation cost to be recognized over the requisite service period for all awards granted subsequent to adoption. As required by SFAS 123(R), TSB will continue to recognize compensation cost over the explicit vesting period for all awards that were not vested as of January 1, 2006. TSB adopted the provisions of SFAS 123(R) using the modified prospective transition method, which recognizes stock option awards as compensation expense for unvested awards as of January 1, 2006 and awards granted or modified subsequent to that date. In accordance with the modified prospective transition method, TSB's consolidated statements of income and cash flows for the years ended December 31, 2005 and 2004 have not been restated and do not include the impact of SFAS 123(R).

Recent Accounting Pronouncements and Regulatory Changes

        In September 2006, the Emerging Issues Task Force (EITF) issued EITF Issue 06-4, "Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements" ("EITF Issue 06-4"). EITF Issue 06-4 requires that for endorsement split-dollar insurance arrangements that provide a benefit to an employee that extends to postretirement periods, an employer should recognize a liability for future benefits in accordance with FASB Statement No. 106 or Accounting Principles Board (APB) Opinion No. 12 based on the substantive agreement of the employee. If the employee has effectively agreed to maintain a life insurance policy during postretirement periods, the costs of the life insurance policy during the postretirement periods should be accrued in accordance with either FASB Statement No. 106 or APB Opinion No. 12. EITF Issue 06-4 is effective for fiscal years beginning after December 15, 2007. TSB is currently evaluating the impact of EITF Issue 06-4 on its financial statements.

        In March 2007, the Emerging Issues Task Force (EITF) issued EITF 06-10, "Accounting for the Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements" ("EITF Issue 06-10"). EITF Issue 06-10 requires that an employer recognize a liability for the postretirement benefit related to a collateral assignment split-dollar life insurance arrangement in accordance with either FASB Statement No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, or APB Opinion No. 12, if the employer has agreed to maintain a life insurance policy during the employee's retirement or to provide the employee with a death benefit based on the substantive arrangement with the employee. The EITF also affirmed as a consensus the tentative conclusion reached at the November 16, 2006 EITF meeting that an employer should recognize and measure an asset based on the nature and substance of the collateral assignment split-dollar life insurance arrangement. EITF Issue 06-10 is effective for fiscal years beginning after December 15, 2007. TSB is currently evaluating the impact of EITF Issue 06-10 on its financial statements.

        SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of this standard is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is effective as of the beginning of fiscal years beginning after November 15, 2007, with early adoption permitted under certain circumstances. TSB is currently evaluating the impact of SFAS 159 on its financial statements.

        Section 404 of the Sarbanes-Oxley Act requires companies subject to the reporting requirements of the Securities Exchange Act of 1934 to include in their annual reports a report of management on the company's internal control over financial reporting, along with an attestation report and audit report of the company's registered public accounting firm as to the company's internal control over financial reporting. The internal control report must include: a statement of management's responsibility for establishing and maintaining adequate internal control over financial reporting for the company; management's assessment of the effectiveness of the company's internal control over financial reporting as of the end of the company's most recent fiscal year; a statement identifying the framework used by management to evaluate the effectiveness of the company's internal control over financial reporting; and a statement that the registered public accounting firm that audited the company's financial statements included in the annual report has issued an attestation report on management's assessment of the company's internal control over financial reporting. As a small issuer and absent any further extensions of the phase-in date, TSB will first be required to comply with Section 404 of the Sarbanes-Oxley Act with respect to its Annual Report on Form 10-KSB for the year ending December 31, 2007. In that first year, TSB will not be required to include the attestation report and audit report of TSB's registered public accounting firm as to TSB's internal control over financial reporting, which will be required in subsequent years' annual reports.

        In the event that there is no further extension to the phase-in date for compliance with Section 404, TSB's net income may be adversely affected in 2007, and more significantly in 2008, related to the expense of compliance with Section 404.

Fiscal Year 2006

  Results of Operations

        TSB's total assets grew $24.8 million, or 14.5%, from $171.1 million at December 31, 2005 to $195.9 million at December 31, 2006. The increase was primarily due to an increase in loans and was funded by increases in deposits. TSB's net income was $1.2 million or $1.08 per diluted share in 2006, an increase of $116 thousand or 10.5% from 2005's net income of $1.1 million or $0.98 per diluted share. The increase resulted primarily from an increase in TSB's net interest income as a result of growth in earning assets.

        Net-interest income, the principal source of TSB's earnings, was $6.1 million, or 3.44% of average earning assets, for the year ended December 31, 2006, compared to $5.7 million, or 3.67% of average earning assets, for the year ended December 31, 2005. The yield on earning assets was 6.73%, and the rate on average interest bearing liabilities was 3.90%, for 2006, compared to 5.78% and 2.64%, respectively, for the year ended December 31, 2005. The net-interest margin continues to be impacted by competition for new loans and deposits, as well as the continuing low yields available on short-term investments and federal funds sold. Additionally, TSB's primary focus on asset growth during the first nine months of 2006 had a negative impact on the net-interest margin.

        The following table presents the daily average balances, interest income/expense and average rates earned and paid on interest-earning assets and interest-bearing liabilities of TSB for the last two years.

Table 1. Average balance sheet (Dollars in 000's)

	2006			2005
	Average Balance	Interest Income/ Expense	Annualized Average Yield/Cost %	Average Balance	Interest Income/ Expense	Annualized Average Yield/Cost %
Interest-earning assets:
Federal funds sold	$1,152	$56	4.86%	$1,919	$52	2.71%
Investment securities	37,924	1,707	4.50%	33,214	1,362	4.10%
Loans	137,813	10,145	7.36%	120,174	7,562	6.29%

Total interest-earning assets	176,889	11,908		155,307	8,976

Yield on average interest-earning assets			6.73%			5.78%

Noninterest-earning assets:
Cash and due from banks	3,352			3,009
Premises and equipment	1,308			1,390
Other assets	4,980			3,402

Total noninterest-earning assets	9,640			7,801

Total assets	$186,529			$163,108

Interest-bearing liabilities:
NOW accounts	$20,790	$524	2.52%	$15,365	$204	1.33%
Money market and savings	21,036	536	2.55%	21,104	287	1.36%
Time certificates and IRA's	93,792	4,147	4.42%	75,597	2,331	3.08%
Other borrowed funds	13,705	611	4.46%	12,300	457	3.72%

Total interest-bearing liabilities	149,323	5,818		124,366	3,279

Cost on average interest-bearing liabilities			3.90%			2.64%

Noninterest-bearing liabilities:
Demand deposits	22,852			25,232
Other liabilities	449			565

Total noninterest-bearing liabilities	23,301			25,797

Total liabilities	172,624			150,163

Stockholders' equity	13,905			12,945

Total liabilities and equity	$186,529			$163,108

Net interest income and Interest rate spread		$6,090	2.83%		$5,697	3.14%

Net yield on average interest-earning assets			3.44%			3.67%

        Changes in interest income and interest expense can result from changes in both volume and rate. The following table sets forth the dollar amount of increase (decrease) in interest income and interest expense resulting from changes in the volume of interest earning assets and interest bearing liabilities and from changes in yields and rates.

Table 2. Rate Volume Analysis (Dollars in 000's)

	2006 Compared to 2005
		Variance Attributed to
	Interest Income/ Expense Variance
Interest-earning assets
		Rate	Volume
Federal funds sold	$4	$41	$(37)
Investment securities	345	133	212
Loans	2,583	1,286	1,297

Total	2,932	1,460	1,472
Interest-bearing liabilities:
NOW accounts	320	183	137
Money market and savings	250	251	(1)
Time certificates and IRA's	1,815	1,013	802
Other borrowed funds	154	91	63

Total	2,539	1,538	1,001

Net Interest Income	$393	$(78)	$471

        The provision for loan losses was $74 thousand for the year ended December 31, 2006, compared to $132 thousand for the comparable period in 2005. The decrease in the provision for loan losses was primarily the result of the change, effected in the fourth quarter of 2006, in the methodology employed in calculating the allowance for loan losses described above. In addition, the provision for loan losses for 2006 was impacted by (1) an increase in gross loans during the year of $19.7 million, and (2) the absence of any charge offs for the year.

        Non-interest income was $642 thousand for the year ended December 31, 2006, compared to $601 thousand for the period ended December 31, 2005. TSB recognized a gain on the sale of its ownership of a mortgage company of $122 thousand and a loss of $149 thousand on the sale of $4.8 million securities held for sale during 2006. Service charges on deposits increased 9% from the prior year, mainly due to higher insufficient funds charges.

        Non-interest expense was $4.9 million for the year ended December 31, 2006, as compared with $4.6 million for the comparable period in 2005. Personnel expenses for the year ended December 31, 2006 were $2.8 million, compared to $2.5 million for the year ended December 31, 2005, mainly due to increased staffing in the commercial loan department to support growth within TSB's loan portfolio. TSB implemented FAS 123R during the year ended December 31, 2006, and recorded gross compensation expense of $32 thousand, compared to $0 for the same period in 2005. Management monitors all categories of non-interest expense in an attempt to improve productivity and operating performance.

        TSB recorded income tax expense of $509 thousand (an effective tax rate of 29.5%) for the year ended December 31, 2006, compared to an income tax expense of $514 thousand (an effective tax rate of 31.8%) during the year ended December 31, 2005. The decline in TSB's effective tax rate reflects an increase in proportionate income from non-taxable securities. The change in methodology for calculating the allowance for loan losses, and the related impact on the provision for loan losses in 2006 compared to 2005, accounted for substantially all of the $116 thousand increase in net income in 2006 compared to 2005.

  Liquidity, Interest Rate Sensitivity and Market Risks

        Credit risk is the primary risk to TSB and is addressed in the "Lending Activities" of this discussion. Secondary to credit risk is liquidity and interest rate risk as a significant risk and focus for management. Management must balance the need for funds to address depositor cash flow requirements and the availability to fund loan growth with the need for net interest income to promote strong net earnings.

        Cash flow needs can be impacted by how rates are set in a competitive market such as the one in which TSB operates. If deposit rates are higher than the competition, cash flow will increase as deposits increase, however, if loan rates are lower than the competition, outstanding loans will increase resulting in the need for funds. In either scenario, earnings will be negatively impacted. Thus, it is necessary for management to manage liquidity needs and availability. Deposits are the primary source of The Scottish Bank's funds for lending and other investment purposes. In addition to deposits, The Scottish Bank derives funds from loan principal repayments, interest payments, investment income, interest from its Federal Funds deposits, and otherwise from its operations. Loan repayments are a relatively stable source of funds while deposit inflows and outflows may be significantly influenced by general interest rates and money market conditions. Other borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. The Scottish Bank also borrows funds from its commercial customers in the form of overnight repurchase agreements. Additionally, liquidity is supported by the securities portfolio which is available for sale if needed for a funding source.

        Management relies on information provided by loan pipeline reports as well as maturity schedules to anticipate cash flow needs. The interest rate analysis provided in the following table indicates the portion of TSB's balance sheet that is projected to mature in various time periods. This analysis is static and anticipates items with no maturity will reprice in the current period which may not actually occur.

Table 3. Distribution of interest-earning assets and interest-bearing liabilities (Dollars in 000's)

December 31, 2006	One Year or Less	One to Five Years	Over Five Years	Total
Interest-earning assets:
Federal funds sold	$4,834	$—	$—	$4,834
Investment securities	5,048	17,846	13,083	35,977
Loans	72,407	59,143	13,440	144,990

Total	$82,289	$76,989	$26,523	$185,801

Interest-bearing liabilities:
Savings, NOW, money market	$21,697	$—	$31,810	$53,507
Time deposits, $100,000 and over	45,645	1,900	—	47,545
Time deposits, under $100,000	36,942	3,960	—	40,903
Other borrowings	1,732	8,093	3,000	12,825

Total	$106,016	$13,953	$34,810	$154,780

Interest sensitivity gap	$(23,727)	$63,036	$(8,287)	$31,021

Cumulative gap	$(23,727)	$39,309	$31,022

Ratio of interest-sensitive assets to interest-sensitive liabilities	77.62%	551.77%	76.19%	120.04%

Cumulative ratio of interest-sensitive assets to interest-sensitive liabilities	77.62%	132.77%	120.04%	120.04%

        The following table sets forth the time to contractual maturity of certain components of The Scottish Bank's loan portfolio at December 31, 2006. Equity lines of credit are included in Real Estate Mortgage and all reprice within one year.

Table 4. Analysis of certain loan maturities and repricing at December 31, 2006 (Dollars in 000's)

	Due within One Year	Due after One Year through Five Years	Due after Five Years	Total
Commercial	$13,698	$9,693	$417	$23,808
Real Estate	22,196	61,029	9,604	92,829
HELOC	25,913	—	—	25,913
Consumer & Other	1,038	1,266	136	2,440

Total Loans	$62,845	$71,988	$10,157	$144,990

Total Fixed Rate	$45,181	$55,082	$7,205	$107,468
Total Floating Rate	17,664	16,906	2,952	37,522

Total Loans	$62,845	$71,988	$10,157	$144,990

        The following table sets forth certain information regarding the amortized cost, market value, and weighted yields of The Scottish Bank's investment securities portfolio at the dates indicated.

Table 5. Analysis of securities available for sale (Dollars in 000's)

December 31, 2006	Due One Year or Less	One Year Through Five Years	Five Years Through Ten Years	Greater Than Ten Years	Total	Estimated Market Value	Average Life in Years
U.S. Government agencies	$3,501	$9,829	$—	$—	$13,330	$13,160	2.1
Mortgage backed securities	1,547	6,779	2,873	1,199	12,398	12,248	4.6
Municipal securities	—	1,238	2,892	6,119	10,249	10,252	12.8

Total	$5,048	$17,846	$5,765	$7,318	$35,977	$35,660	6.0

Weighted average yields:
U.S. Government agencies	3.30%	4.51%			4.19%
Mortgage backed securities	5.04%	4.99%	5.17%	5.33%	5.07%
Municipal securities		5.89%	6.27%	6.41%	6.00%

Total	2.88%	3.82%	4.06%	5.26%	5.01%

December 31, 2005
U.S. Government agencies	$1,499	$13,982	$995	$—	$16,476	$16,143	2.7
Mortgage backed securities	—	—	3,880	10,436	14,316	14,017	4.2
Municipal securities	—	—	—	4,770	4,770	4,786	10.7

Total	$1,499	$13,982	$4,875	$15,206	$35,562	$34,946	4.4

Weighted average yields:
U.S. Government agencies	2.88%	3.82%	4.75%		3.92%
Mortgage backed securities			3.88%	4.96%	4.68%
Municipal securities				5.93%	5.93%

Total	2.88%	3.82%	4.06%	5.26%	4.49%

        The following table presents the maturity of time deposits at the dates indicated.

Table 6. Time deposits $100 and over at December 31, 2006 (Dollars in 000's)

2006
Remaining maturity of three months or less	$20,912
Remaining maturity of three months through six months	15,908
Remaining maturity of six months through twelve months	8,825
Remaining maturity over twelve months	1,900

Total	$47,545

        The following table sets forth certain key financial ratios for TSB that are a direct indication of TSB's performance.

Table 7. Performance Based Measures

	2006	2005	2004
Annualized return on average assets	0.65%	0.67%	0.58%
Annualized return on average stockholders' equity	8.75%	8.50%	6.65%
Average stockholders' equity as a percentage of average assets	7.45%	7.94%	8.79%

  Lending Activities

        General.    The Scottish Bank's primary source of revenue is interest and fee income from its lending activities, consisting primarily of business loans secured by real estate and personal property, unsecured business loans, consumer loans secured by consumer products, unsecured consumer loans, and other loans. In addition to interest earned on loans, The Scottish Bank receives fees in connection with loan originations, loan modifications, late payments, and other miscellaneous services.

        Composition.    The Scottish Bank's loan portfolio totaled approximately $145.0 million at December 31, 2006, representing 74% of The Scottish Bank's total assets. The following table sets forth the composition of The Scottish Bank's loan portfolio by type of loan at the dates indicated.

Table 8. Analysis of loans (Dollars in 000's)

	December 31, 2006		December 31, 2005
	Amount	Percent	Amount	Percent
Commercial	$23,808	16%	$25,536	20%
Real estate	92,829	64%	70,652	56%
Home equity line of credit	25,913	18%	27,534	22%
Consumer and other	2,440	2%	1,580	1%

Total loans	$144,990	100%	$125,302	100%

*
Each loan category includes deferred origination fees.

        Asset Classification.    Applicable regulations require each insured bank to "classify" its own assets on a regular basis. In addition, in connection with examinations of financial institutions, regulatory examiners have authority to identify problem assets and, if appropriate, classify them. Problem assets are classified as "substandard," "doubtful" or "loss," depending on the presence of certain characteristics as discussed below.

        An asset is considered "substandard" if not adequately protected by the current net worth and paying capacity of the obligor or the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified as "substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a loss reserve is not warranted.

        As of December 31, 2006, The Scottish Bank had $1.9 million of loans classified as "substandard," no loans classified as "doubtful," and no loans classified as "loss." As of December 31, 2005, there were $845 thousand of loans classified as "substandard," no loans classified as "doubtful," and no loans classified as "loss."

        In connection with the filing of periodic reports with regulatory agencies, The Scottish Bank reports any assets which possess credit deficiencies or potential weaknesses deserving close attention by management. These assets may be considered "special mention" assets and do not yet warrant adverse classification. At December 31, 2006, The Scottish Bank had no loans in the "special mention" category.

        When an insured institution classifies problem assets as either substandard or doubtful, it typically establishes general allowances for loan losses in an amount deemed prudent by management. These allowances represent loss allowances which have been established to recognize the inherent risks associated with lending activities and the risks associated with particular problem assets. When an insured institution classifies problem assets as "loss," it charges off the balance of the asset. The Scottish Bank's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the FDIC and the North Carolina Commissioner of Banks which can order the establishment of additional loss allowances.

        Allowances for Loan Losses.    In originating loans, The Scottish Bank recognizes that credit losses will be experienced and that the risk of loss will vary due to, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the quality of the security for the loan as well as general economic conditions. It is management's policy to maintain an adequate allowance for loan losses based on, among other things, The Scottish Bank's historical loan loss experience, evaluation of economic conditions and regular review of delinquencies and loan portfolio quality. Specific allowances are provided for individual loans when ultimate collection is considered questionable by management after reviewing the current status of loans which are contractually past due and considering the net realizable value of the security for the loans.

        Management actively monitors The Scottish Bank's asset quality. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the economic conditions in the assumptions used in making the initial determinations.

        During the fourth quarter of 2006, TSB improved its methodology for calculating for allowance for loan losses, employing an analysis of each outstanding loan and TSB's historical loan losses and sound credit quality. Previously TSB had employed a more general methodology, evaluating the loan portfolio as a whole.

        No loans were restructured during 2006 and 2005. For the years ended December 31, 2006 and 2005, The Scottish Bank recognized interest income from impaired loans of approximately $46,000 and $12,000, respectively. Virtually all of the $1.9 million impaired loans as of December 31, 2006 related to two relationships. The allowance for loan losses included a specific reserve of $143 thousand for any loss anticipated on these two relationships.

        The allowance for loan losses is funded through the provision for loan losses which is an expense to TSB's current earnings. Loan growth as well as the status of impaired loans may impact the amount of the provision for loan loss and thus the expense in any quarter. The following table describes the activity related to The Scottish Bank's allowance for loan losses for the years indicated.

Table 9. Allowance for loan losses (Dollars in 000's)

	December 31,
	2006	2005	2004
Beginning balance	$1,623	$1,526	$1,318
Charge-offs	—	(55)	—
Recoveries	—	20	62
Provision for loan losses	74	132	146

Ending balance	$1,697	$1,623	$1,526

        The allowance for loan losses is established as losses are estimated by management's analysis of the loan portfolio. The methodology used to calculate the allowance for loan losses was revised in the fourth quarter of 2006 to recognize the low historical losses and sound credit quality. Additionally, management recognizes that there are inherent risks in the model by which the allowance for loan losses is derived as well as operational risk and economic risk and have been included in the analysis to derive the overall allowance for loan losses. Management believes the allowance for loan losses of $1.7 million provides adequate coverage of the probable loss exposure in the portfolio. The following table depicts the allocation of the allowance for loan losses for the years indicated and the percentage of loans depicts the percentage of total loans for each category. The year ended 2006 reflects the revised methodology which resulted in a smaller unallocated allowance.

Table 10. Allocation of loans (Dollars in 000's)

	December 31,
	2006		2005		2004
Commercial	$401	13%	$308	20%	$340	24%
Real estate	987	68%	669	57%	722	52%
Home equity lines of credit	221	18%	138	22%	134	23%
Consumer	33	1%	15	1%	16	1%
Unallocated	55	—	493	—	314	—

Total	$1,697	100%	$1,623	100%	$1,526	100%

  Investments

        Interest income from investment securities generally provides the second largest source of income to TSB after interest and fees on loans. In addition, TSB receives interest income on federal funds invested overnight with other financial institutions.

        On December 31, 2006, TSB's investment securities portfolio totaled $35.7 million and consisted of U.S. Government Agency obligations, mortgage backed securities, and municipal securities. Management's decisions involving securities are based upon the composition and structure of the balance sheet and the objectives of asset/liability management strategies. TSB does not purchase or hold securities for trading purposes. Management views the portfolio as a source of liquidity and only secondarily as a source of income. All securities purchased are categorized as available for sale. As such, from time to time, TSB may sell securities as asset/liability management strategies change. During 2006 TSB sold $4.8 million of securities in an effort to achieve a change of composition and structure of the balance sheet. These sales produced a loss of $149 thousand, and the proceeds were used to reduce borrowings.

        As of June 1, 1998 (date of opening), The Scottish Bank adopted Statement SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS 115, the accounting for investment securities held as assets is dependent upon their classification as held to maturity, available for sale, or trading assets. Such assets classified as held to maturity are carried at cost, adjusted for the amortization of premiums and accretion of discounts. Assets available for sale and trading assets are carried at market value. Unrealized holding gains and losses for assets available for sale are reported as other comprehensive income. Unrealized holding gains and losses for trading assets are included in earnings of the current period. In order for the securities to qualify as assets held to maturity, The Scottish Bank must have both the positive intention and the ability to hold them to maturity. Management utilizes these criteria in determining the accounting treatment accorded such securities. TSB reviews all securities to determine if any impairments are considered other than temporary. All impairments that are considered other than temporary are recognized through current period earnings. As of December 31, 2006, TSB did not identify any impairment in securities to be other than temporary.

        The Scottish Bank's investment strategy is intended, among other things, to (1) provide and maintain liquidity, (2) maintain a balance of high quality, diversified investments to minimize risk, (3) maximize returns, and (4) manage interest rate risk. The Scottish Bank does not engage in hedging activities.

  Deposits and Borrowings

        General.    Deposits are the primary source of The Scottish Bank's funds for lending and other investment purposes. In addition to deposits, The Scottish Bank derives funds from loan principal repayments, interest payments, investment income, interest from its Federal Funds deposits, and otherwise from its operations. Loan repayments are a relatively stable source of funds while deposit inflows and outflows may be significantly influenced by general interest rates and money market conditions. Other borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. The Scottish Bank also borrows funds from its commercial customers in the form of overnight repurchase agreements.

        Deposits.    Since its opening in June 1998, The Scottish Bank has experienced consistent deposit growth. On December 31, 2006 and 2005, The Scottish Bank's deposits totaled $167.9 million and $140.3 million, respectively.

        The Scottish Bank attracts both short-term and long-term deposits from the general public by offering a variety of accounts and interest rates. The Scottish Bank offers checking accounts, savings accounts, and fixed-rate time certificates of deposit. Deposits are generally obtained from The Scottish Bank's market area. The Scottish Bank utilized traditional marketing methods to attract new customers and deposits, including print media, radio, and direct mail. TSB had no brokered deposits at December 31, 2006 or 2005.

        The following table sets forth certain information regarding TSB's deposits at the dates indicated.

Table 11. Analysis of deposits (Dollars in 000's)

	December 31, 2006		December 31, 2005
	Amount	Percent	Amount	Percent
Interest-bearing deposits:
NOW accounts	$31,810	19%	$16,995	12%
Money market and savings	21,696	13%	16,213	12%
Time deposits	88,448	53%	84,735	60%

Total interest bearing deposits	141,954	85%	117,943	84%

Non-interest bearing deposits:
Demand deposits	25,926	15%	22,373	16%

Total deposits	$167,880	100%	$140,316	100%

As of December 31, 2006, the aggregated amount of time deposits in amounts greater than or equal to $100,000 was $47.5 million.

  Borrowings

        At December 31, 2006, TSB had $12.8 million in other borrowed funds, compared to $17.2 million at December 31, 2005. There were no federal funds purchased at December 31, 2006 compared to $7.1 million at December 31, 2005. Federal Home Loan Bank advances were $8.0 million at December 31, 2006 and 2005. Repurchase agreements with commercial customers decreased from $2.1 million at December 31, 2005 to $1.7 million at December 31, 2006. Other borrowed funds are an integral part of TSB's overall funding strategy, and have varying terms and conditions. The following table is a summary of short-term borrowings for each of the last two years.

Table 12. Short-term borrowings (Dollar's in 000's)

	2006	2005
Federal funds purchased and securities sold under repurchase agreements:
Average interest rate:
At year end	4.84%	3.81%
For the year	4.91%	3.01%
Average amount outstanding during the year	$5,558	$4,300
Maximum amount outstanding during the year	13,376	10,053
Amount outstanding at year end	1,732	9,152

  Capital Resources

        TSB had total capital to risk-adjusted assets of 12% and 10% as of December 31, 2006 and 2005, respectively. Average capital to average assets totaled 8% and 8% at December 31, 2006 and 2005, respectively. TSB remains well capitalized and fully expects to be able to meet future capital needs required by growth and expansion as well as regulatory requirements. TSB is not aware of any current recommendation by regulatory authorities which if implemented would materially affect TSB's liquidity or capital resources.

        As of December 31, 2006, the Trust had the following Trust Preferred Securities outstanding, and TSB had the following issues of junior subordinate debentures, all held by the Trust, outstanding: (Dollars in 000's)

Issuing Entity	Date of Issuance	Trust Preferred Securities Outstanding	Interest Rate	Junior Subordinated Debt Owed to Trust	Final Maturity
TSB Statutory Trust I	December 14, 2006	$3,000	Floating	—	March 14, 2037
TSB Financial Corporation	December 14, 2006	—	Floating	$3,093	March 14, 2037

        TSB owns all of the common stock of the Trust, which has issued trust preferred securities in conjunction with TSB issuing junior subordinated debentures to the Trust. The terms of the junior subordinated debentures are substantially the same as the terms of the trust preferred securities. TSB's obligations under the debentures and a separate guarantee agreement constitute a full and unconditional guarantee by TSB of the obligations of the Trust.

        Currently, regulatory capital rules allow trust preferred securities to be included as a component of regulatory capital. This treatment has continued despite the deconsolidation of these instruments for financial reporting purposes.

        The trust preferred securities bear interest at LIBOR plus 172 basis points and pay dividends quarterly. The rate is subject to quarterly resets. TSB's source of funds for the required interest payments is dividends paid by The Scottish Bank. The trust preferred securities mature 30 years from the original date of issuance, and are callable in 5 years. At this time, there are no plans to call the securities.

  Off Balance Sheet Arrangements

        TSB is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. Those financial instruments include lines of credit and loan commitments and involve elements of credit risk in excess of amounts recognized in the accompanying financial statements.

        TSB's risk of loss with the lines of credit and loan commitments is represented by the contractual amount of the instruments. TSB uses the same credit policies in making commitments under such instruments as it does for on-balance sheet instruments. The amount of collateral obtained, if any, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, securities, inventory, real estate and time deposits with financial institutions.

        Financial instruments whose contract amounts represent potential credit risk included unfunded lines of credit and loan commitments, primarily at variable rates, totaling $56.6 million for December 31, 2006, and $49.6 million for December 31, 2005.

        As of December 31, 2006, TSB had open lines of credit with various institutions to borrow up to $31.3 million with multiple maturity choices.

  Stock Compensation Plans.

        In December 2004, the FASB issued SFAS No. 123(R), Accounting for Stock-Based Compensation. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for good or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this Statement are effective for the first interim reporting period that begins after December 15, 2005. Accordingly, TSB adopted SFAS No. 123(R) commencing with the quarter ending March 31, 2006. If TSB had included the cost of stock option compensation in the financial statements, the net income for the fiscal year ended December 31, 2005 would have decreased by approximately $59,000. Accordingly, the adoption of SFAS No.123(R) had a material effect on the financial statements reflecting the year ended December 31, 2006.

        SAFS No. 123(R) encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. TSB elected to comply with SFAS No. 123(R) beginning January 1, 2006. SFAS 123(R) requires all forms of share-based compensation payments, including stock options, to be recognized as compensation expense. The compensation expense is the fair value of the awards at the measurement date. Further, SFAS 123(R) requires compensation cost to be recognized over the requisite service period for all awards granted subsequent to adoption. As required by SFAS 123(R), TSB will continue to recognize compensation cost over the explicit vesting period for all awards that were not vested as of January 1, 2006. TSB adopted the provisions of SFAS 123(R) using the modified prospective transition method, which recognizes stock option awards as compensation expense for unvested awards as of January 1, 2006 and awards granted or modified subsequent to that date. In accordance with the modified prospective transition method, TSB's consolidated statements of income and cash flows for the years ended December 31, 2005 and 2004 have not been restated and do not include the impact of SFAS 123(R). Prior to 2006, TSB elected to utilize the accounting methodology in Accounting Principles Board ("APB") Opinion No. 25 and, as a result, has provided the below pro forma disclosures of net income and earnings per share and other disclosures as if the fair value based method of accounting were being applied for the year ended December 31, 2005.

        At December 31, 2006, TSB had two stock-based compensation plans, which are more fully described in Note 10 of Notes to Consolidated Financial Statements appearing elsewhere in this report. Prior to January 1, 2006 TSB accounted for compensation costs related to TSB's stock option plans using the intrinsic value method. Therefore, no compensation costs have been recognized for stock option awards because the options were granted at exercise prices based on the market value of TSB's stock on the date of the grant. Had compensation costs for TSB's stock option plans been determined using the fair value method, TSB's pro forma net income for 2005 would have been as follows:

2005
Net income as reported	$1,100,000
Less: Total stock-based employee compensation expense determined under fair value method for all awards, net	59,000

Pro forma net income	$1,041,000

Net income per share:
As reported:
Basic	$1.03

Diluted	$.98

Pro forma:
Basic	$.97

Diluted	$.93

Six months ended June 30, 2007

  Results of Operations

        The results of operations for the six months ended June 30, 2007 was net income of $499 thousand, or $.44 per diluted share, compared with net income of $416 thousand, or $.37 per diluted share, for the same period in 2006.

        Net-interest income, the principal source of TSB's earnings, was $3.2 million, or 3.51% of average earning assets, for the six-months ended June 30, 2007, compared to $2.9 million, or 3.50% of average earning assets, for the six-month period ended June 30, 2006. The yield on earning assets was 7.00%, while the rate on average interest bearing liabilities was 4.22%, for the six months ended June 30, 2007, compared to 6.51% and 3.62%, respectively, for the six months ended June 30, 2006. The net-interest margin continued to be impacted by competition for new loans and deposits, as well as the continuing low yields available on short-term investments.

        The provision for loan losses was $109 thousand for the six months ended June 30, 2007, compared to $252 thousand for the comparable period in 2006. The provision for loan losses for 2007 was impacted by an increase in gross loans during the first quarter of 2007 and strong loan quality. During the fourth quarter of 2006, TSB refined its methodology of accounting for loan losses to align more closely with current regulatory guidance. Additionally, in the first six months of 2007, TSB charged off $124 thousand in relation to the resolution of two large non-accrual relationships. These charge-offs did not affect the provision as the full amount was previously provided for in the allowance for loan losses. There were no charged off loans during the same period in 2006.

        Non-interest income was $332 thousand for the six months ended June 30, 2007, compared to $297 thousand for the six months ended June 30, 2006. This 11.7% increase relates to changes in TSB's bank-owned life insurance as well as an increase in the fees collected on deposit accounts.

        Non-interest expense was $2.8 million for the six months ended June 30, 2007, as compared with $2.4 million for the comparable period in 2006. Personnel expenses for the six months ended June 30, 2007 were $1.6 million, compared to $1.3 million for the six months ended June 30, 2006, mainly due to increased staffing in the commercial loan department to support TSB's planned loan growth.

        TSB recorded income tax expense of $151 thousand for the six months ended June 30, 2007, compared to an income tax expense of $150 thousand during the six months ended June 30, 2006. The decline in TSB's effective tax rate reflects an increase in income from non-taxable securities.

  Financial Condition

        TSB's total assets decreased to $192.9 million at June 30, 2007 compared to $195.9 million at December 31, 2006. The reduction in assets resulted from reduced overnight investments and the maturities and runoff of the securities available for sale portfolio, which was partially offset by an increase in loans. The reduction in assets correlates to a reduction in TSB's certificates of deposits.

        Cash and due from banks decreased $5.3 million from the level at December 31, 2006. Cash and due from banks are available primarily to provide liquidity and to fund anticipated loan growth. This decrease related to the amount of overnight investments at the end of the period which fluctuates based on liquidity needs.

        Securities available for sale decreased by $2.1 million, or 5.9%, to $33.6 million at June 30, 2007, from $35.7 million at December 31, 2006. This decrease reflects management's decision to reduce the percentage of TSB's investment portfolio to the total earning assets. TSB's investment portfolio consists of U.S. Government Agency obligations, mortgage backed securities, and municipal securities. Investments in equity securities to maintain membership in the Federal Home Loan Bank was $713 thousand and $702 thousand at June 30, 2007 and December 31, 2006, respectively.

        Gross loans increased $4.0 million, or 2.8%, from $145.0 million at December 31, 2006 to $149.0 million at June 30, 2007. The increase is reflective of the new lenders and TSB's focus on quality loan growth. A loan production office in the Lake Norman area north of Charlotte, North Carolina was opened during the second quarter of 2007 and is currently staffed with two commercial lenders. At June 30, 2007, commercial, commercial and consumer real estate, and retail loans comprised 15%, 68% and 17%, respectively, of gross loans. At December 31, 2006, commercial, commercial and consumer real estate, and retail loans comprised 20%, 60% and 20%, respectively of gross loans. The increase in commercial and consumer real estate loans reflects the impact of the additional commercial loan officers. At June 30, 2007, management was not aware of any loans that represented a material credit risk, nor was management aware of any information which would cause serious doubts as to the ability of any borrower to comply with loan repayment terms.

        The allowance for loan losses at June 30, 2007 and December 31, 2006 was 1.13% and 1.17%, respectively, of gross loans outstanding. Management believes the loan loss reserve to be adequate. The allowance for loan losses is established as losses are estimated by management's analysis of the loan portfolio. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the economic conditions in the assumptions used in making the initial determinations.

        The allowance for loan losses is funded through the provision for loan losses, which is an expense to TSB's current earnings. Loan growth as well as the status of impaired loans may impact the amount of the provision for loan losses and thus the expense in any quarter. Management's evaluation of the adequacy of the allowance for loan losses is based on known and inherent risks in the portfolio, adverse situations that may affect borrower's ability to repay, the estimated value of the underlying collateral, the composition of the overall loan portfolio, current economic conditions and other relevant factors.

        Deposits decreased $8.9 million, or 5.3%, to $159.0 million at June 30, 2007, from $167.9 million at December 31, 2006. The decrease in deposits is a result of management's decision to reduce the reliance on customers with only higher rate certificates of deposits. Non-interest bearing deposits represented 16.7% of total deposits at June 30, 2007 and 15% of total deposits at December 31, 2006. Although TSB anticipates that deposits will increase, the timing and magnitude of deposit growth remains difficult to predict and is affected by the local economy, interest rates paid on competing investments and the confidence of customers in the financial services industry. TSB's emphasis on improving the net interest margin may impact the growth and mix of deposits in the future.

        Other borrowed funds at June 30, 2007 were $17.9 million, which was $5.1 million more than the levels at December 31, 2006. The increase is directly related to the increase in overnight borrowings. As TSB increases loan growth and reduces reliance on higher rate certificates of deposits, there may be a need for short-term borrowings to fund the loan growth. The longer term strategy will be to utilize lower interest bearing deposits to repay these borrowings.

        Stockholders' equity amounted to $15.6 million, or 8.1% of total assets at June 30, 2007, compared to $14.9 million, or 7.6% of total assets, at December 31, 2006. This percentage is in line with TSB's business plan to improve the net interest margin by generating new loans and focusing on core relationship deposits.

BENEFICIAL OWNERSHIP OF TSB COMMON STOCK BY ITS DIRECTORS,
EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

        The following table sets forth the number and percentage of outstanding shares beneficially owned as of October 23, 2007 by (i) each director of TSB, (ii) the executive officers of TSB, (iii) the executive officers and the directors of TSB as a group, and (iv) shareholders owning more than five percent of the outstanding shares of TSB's common stock.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock
William B. Allen	73,100	(3)	6.49
James H. Barnhardt, Jr.	23,730	(2)(4)	2.11
William B. Barnhardt	19,483	(5)	1.73
Amy Rice Blumenthal	12,201	(2)(6)	1.09
P.W. Davis, III	17,179	(2)	1.53
Jubal A. Early	10,372	(2)(7)	*
Herbert L. Harriss	2,928	(8)	*
William States Lee, IV	10,226	(2)	*
Donald J. Sherrill	6,345	(9)	*
Marc H. Silverman	30,838	(2)(10)	2.74
John B. Stedman, Jr.	84,951	(11)	7.31
David J. Zimmerman	13,357	(2)(12)	1.19
Jan H. Hollar	1,633	(13)	*
R. Allan Schlick	290	(14)	*
All Directors and Executive Officers as a group (14 persons)	306,634	(15)	24.69

*
Less than one percent

(1)
Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual, and no shares are pledged to third parties.

(2)
The amount includes beneficial ownership of 8,029 shares represented by options granted under the Company's 1999 Stock Option Plan for Directors.

(3)
Includes 10,224 shares that Mr. Allen has the right to acquire from the Company pursuant to options granted under the 1999 Stock Option Plan for Directors. Mr. Allen's principal business address is 2023 John Crosland Jr. Way, Charlotte, North Carolina 28208.

(4)
Includes 879 shares held by Sadler H. Barnhardt, Trustee, James H. Barnhardt, Jr. Marital Trust, 4,574 shares held by Mr. Barnhardt's wife.

(5)
Includes 10,224 shares that Mr. Barnhardt has the right to acquire from the Company pursuant to options granted under the 1999 Stock Option Plan for Directors. Also includes 878 shares held by William B. Barnhardt, Trustee, Irrevocable Trust U/A 12/4/92.

(6)
Includes 1,829 shares held by Ms. Blumenthal's children.

(7)
Includes 2,343 shares held by the Jubal and Tina Early Limited Partnership, of which Mr. Early is a general partner.

(8)
Includes 2,662 shares held by Mrs. Harriss.

(9)
Includes 2,928 shares that Mr. Sherrill has the right to acquire pursuant to options granted under the 1999 Stock Option Plan for Directors, and 1,099 shares held by Mr. Sherrill's children.

(10)
Includes 3,661 shares held by Mr. Silverman's wife.

(11)
Includes 45,494 shares represented by options granted under the 1999 Employee Stock Option Plan, 914 shares held by Mr. Stedman's wife, and 2489 shares held by Mr. Stedman's children. Mr. Stedman's principal business address is 1057 Providence Road, Charlotte, North Carolina 28207.

(12)
Includes 3,501 shares held by Mr. Zimmerman's wife, and 912 shares held by Mr. Zimmerman's children.

(13)
Includes 533 shares represented by options granted under the 1999 Employee Stock Option Plan.

(14)
Includes 290 shares represented by options granted under the 1999 Employee Stock Option Plan.

(15)
Includes 125,873 shares purchasable under options granted under the 1999 Stock Option Plan for Directors and the 1999 Employee Stock Option Plan.

LEGAL MATTERS

        The validity of the shares of SCBT common stock to be issued in connection with the merger will be passed upon for SCBT by McNair Law Firm, P.A., Columbia, South Carolina. In addition, McNair Law Firm, P.A. will deliver an opinion letter concerning certain federal income tax consequences of the merger.

EXPERTS

        The consolidated financial statements of SCBT and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 included in SCBT's Annual Report on Form 10-K for the year ended December 31, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the report of J.W. Hunt and Company, LLP, independent registered public accountants, and upon the authority of this firm as experts in accounting and auditing.

        The consolidated balance sheets of TSB as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2006 have been included in this proxy statement/prospectus in reliance upon the report of Dixon Hughes PLLC, independent registered public accountants, and upon the authority of this firm as experts in accounting and auditing.

OTHER MATTERS

        The TSB board of directors does not know of any matters to be presented at the special meeting other than the proposal to approve the merger agreement and the proposal to adjourn. If any other matters are properly brought before the special meeting or any adjournment of the special meeting, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxy as to any such matters.

WHERE YOU CAN FIND MORE INFORMATION

        SCBT filed a registration statement on Form S-4 to register the issuance of SCBT common stock to TSB's shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of SCBT and a proxy statement of TSB for TSB's special meeting of shareholders. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

        SCBT files reports, proxy statements, and other information with the SEC. You may inspect or copy these materials at the Public Reference Room at the SEC at Room 1580, 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC public reference room. SCBT's public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov or at the Internet web site of SCBT at http://www.SCBTonline.com.

        The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this document. This proxy statement/prospectus incorporates by reference the following documents:

  •
  SCBT's annual report on Form 10-K for the year ended December 31, 2006, including information with respect to the market price of and dividends on SCBT's common equity and management's discussion and analysis of financial condition and results of operations;

  •
  SCBT's quarterly reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

  •
  SCBT's current reports on Form 8-K filed on January 18, 2007, February 7, 2007, February 21, 2007, May 21, 2007, May 23, 2007, June 13, 2007, July 13, 2007, August 1, 2007, August 16, 2007, August 30, 2007, September 6, 2007, September 21, 2007, October 2, 2007 and October 12, 2007; and

  •
  SCBT's description of securities included in its registration statement on Form 8-A filed on March 8, 2004.

        SCBT also incorporates by reference additional documents that may be filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 between the date of this proxy statement/prospectus and the date of the special meeting.

        You can obtain any of the documents incorporated by reference from SCBT, the SEC, or the SEC's Internet web site as described above. Documents incorporated by reference are available from SCBT without charge, excluding all exhibits, except that if SCBT has specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be available without charge. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from SCBT at the following address:

SCBT Financial Corporation
P.O. Box 1030
Columbia, South Carolina 29202
Attn: John C. Pollok, Senior Executive Vice President,
Chief Operating Officer, and Chief Financial Officer
Telephone: (803) 765-4629

        When deciding how to cast your vote, you should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated October 29, 2007. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of the proxy statement/prospectus to shareholders nor the issuance of SCBT common stock shall create any implication to the contrary.

        This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus, under any circumstances, creates any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus. The information contained in this proxy statement/prospectus with respect to SCBT was provided by SCBT and the information contained in this proxy statement/prospectus with respect to TSB was provided by TSB.

SHAREHOLDERS' PROPOSALS

        Any shareholder of TSB desiring to present a proposal for action at TSB's annual meeting of shareholders to be held in 2008 must deliver the proposal to the executive offices of TSB no later than December 11, 2007, if the shareholder wishes to include the proposal in TSB's proxy statement. Only those proposals that are proper for shareholder action and otherwise proper may be included in the TSB's proxy statement. In addition, proxies solicited by TSB for its annual meeting of shareholders to be held in 2008 may be voted at the discretion of the individuals appointed in the proxy with respect to any shareholder proposal submitted after February 24, 2008. In the event that the merger is consummated prior to the 2008 annual meeting of shareholders, no annual meeting for TSB will be held.

        Any shareholder of SCBT desiring to include a proposal in SCBT's 2008 proxy materials for action at its 2008 annual meeting of shareholders must deliver the proposal to the executive offices of SCBT no later than November 15, 2007, if such proposal is to be considered for inclusion in the 2008 proxy materials. Only proper proposals that are timely received will be included in SCBT's 2008 proxy statement and proxy. In addition, a shareholder who desires to nominate a person for election to the board of directors of SCBT or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the Secretary of SCBT no less than 45 days before such meeting. For a nominee for director, such notice should be addressed to the Governance Committee of SCBT at P.O. Box 1030, Columbia, South Carolina 29202. The recommendation must set forth the name and address of the shareholder or shareholder group making the nomination; the name of the nominee; his or her address; the number of shares of SCBT stock owned by the nominee; any arrangements or understandings regarding nomination; the five-year business experience of the recommended candidate; legal proceedings within the last five years involving the candidate; a description of transactions between the candidate and SCBT valued in excess of $120,000 and other types of business relationships with SCBT; a description of any relationships or agreements between the recommending shareholder or group and the candidate regarding nomination; a description of known relationships between the candidate and the Company's competitors, customers, business partners or other persons who have a business relationship with TSB; and a statement of the recommended candidate's qualifications for board membership. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

Appendix A

AGREEMENT AND PLAN OF MERGER

By and Between

SCBT FINANCIAL CORPORATION

and

TSB FINANCIAL CORPORATION

August 29, 2007

4.24	Statements True and Correct	A-25
4.25	Delivery of Seller Disclosure Memorandum	A-26
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER		A-26
5.1	Organization, Standing, and Power	A-26
5.2	Authority of Buyer; No Breach By Agreement	A-26
5.3	Exchange Act Filings; Financial Statements	A-27
5.4	Reports	A-28
5.5	Available Consideration	A-28
5.6	Statements True and Correct	A-28
5.7	Absence of Certain Changes or Events	A-29
5.8	Delivery of Buyer Disclosure Memorandum	A-29
ARTICLE 6 CONDUCT OF BUSINESS PENDING CONSUMMATION		A-29
6.1	Affirmative Covenants	A-29
6.2	Negative Covenants of Seller	A-29
6.3	Adverse Changes in Condition	A-32
6.4	Reports	A-32
ARTICLE 7 ADDITIONAL AGREEMENTS		A-32
7.1	Registration of Buyer Common Stock	A-32
7.2	Shareholder Approvals	A-33
7.3	No Solicitation	A-33
7.4	Consents of Regulatory Authorities	A-35
7.5	Agreement as to Efforts to Consummate	A-35
7.6	Investigation and Confidentiality	A-35
7.7	Press Releases	A-37
7.8	Charter Provisions	A-37
7.9	Employee Benefits and Contracts	A-37
7.10	Section 16 Matters	A-38
7.11	Affiliate and Claims Letters	A-38
7.12	Indemnification	A-38
ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE		A-40
8.1	Conditions to Obligations of Each Party	A-40
8.2	Conditions to Obligations of Buyer	A-41
8.3	Conditions to Obligations of Seller	A-42
ARTICLE 9 TERMINATION		A-43
9.1	Termination	A-43
9.2	Effect of Termination	A-44
9.3	Termination Fee	A-44
9.4	Nonsurvival of Representations and Covenants	A-45
ARTICLE 10 MISCELLANEOUS		A-45
10.1	Definitions	A-45
10.2	Expenses	A-54
10.3	Brokers and Finders	A-54
10.4	Entire Agreement	A-54
10.5	Amendments	A-54
10.6	Waivers	A-54
10.7	Assignment	A-55
10.8	Notices	A-55

10.9	Governing Law	A-56
10.10	Counterparts	A-56
10.11	Captions; Articles and Sections	A-56
10.12	Interpretations	A-56
10.13	Enforcement of Agreement	A-56
10.14	Severability	A-56

LIST OF EXHIBITS

Exhibit	Description
A	Form of Support Agreement
B	Form of Affiliate's Agreement
C	Form of Claims Letter
D	Form of Director Agreement

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 29, 2007 is by and between SCBT Financial Corporation, a South Carolina corporation ("Buyer"), and TSB Financial Corporation, a North Carolina corporation ("Seller").

Preamble

        This Agreement provides for the merger of Seller with and into Buyer (the "Merger"). At the effective time of the Merger, the outstanding shares of the capital stock of Seller shall be converted into the right to receive shares of the common stock of Buyer and/or cash (as provided herein and subject to the terms and conditions set forth herein). This Agreement has been approved and adopted by the respective boards of directors of Seller and Buyer. The transaction described in this Agreement is subject to the approvals of the shareholders of Seller and regulatory agencies and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        Certain terms used in this Agreement are defined in Section 10.1 of this Agreement.

        NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER

1.1   Merger.

        Subject to the terms and conditions of this Agreement, at the Effective Time, Seller shall be merged with and into Buyer pursuant to Section 33-11-107 of the SCBCA and Section 55-11-07 of the NCBCA, and Buyer shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of South Carolina.

1.2   Time and Place of Closing.

        The closing of the transactions contemplated hereby (the "Closing") will take place at 11:00 A.M. Eastern Time on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 11:00 A.M. Eastern Time), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at the offices of the McNair Law Firm, P.A., 1301 Gervais Street, Columbia, South Carolina or such other location as may be mutually agreed upon by the Parties and may be effected by electronic or other transmission of signature pages, as mutually agreed upon.

1.3   Effective Time.

        The Merger and other transactions contemplated by this Agreement shall become effective on the date and time that articles of merger reflecting the Merger shall be filed and become effective with the South Carolina Secretary of State and the North Carolina Secretary of State (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur within five business days of the last of the following dates to occur: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Seller approve this Agreement.

1.4   Restructure of Transaction.

        At any time prior to the mailing of the Proxy Statement/Prospectus to the Seller's shareholders, Buyer shall have the right, with the prior written consent of Seller, which consent shall not be unreasonably withheld, to revise the structure of the Merger contemplated by this Agreement by merging Seller with and into a wholly-owned subsidiary of Buyer; provided, that no such revision to the structure of the Merger (i) shall result in any changes in the amount or type of the consideration which the holders of shares of Seller Common Stock or Seller Options are entitled to receive under this Agreement, including the right of Seller's shareholders to elect the type of consideration subject to the limit set forth herein, (ii) shall unreasonably impede or delay consummation of the Merger, or (iii) shall impose any less favorable terms or conditions on Seller. Buyer may effect such revision by giving written notice to Seller in the manner provided in Section 10.8, which notice shall be in the form of an amendment to this Agreement or in the form of a proposed amendment to this Agreement or in the form of an Amended and Restated Agreement and Plan of Merger, and which shall be accompanied by such other exhibits hereto as are reasonably necessary or appropriate to effect such change, and, provided that the conditions set forth in the preceding sentence are satisfied, Seller shall take such actions as are reasonably necessary to effect such amendment or enter into such Amended and Restated Agreement and Plan of Merger, as applicable.

ARTICLE 2
TERMS OF MERGER

2.1   Articles of Incorporation.

        The Articles of Incorporation of Buyer in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise duly amended or repealed.

2.2   Bylaws.

        The Bylaws of Buyer in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise duly amended or repealed.

2.3   Directors and Officers.

        The directors of Buyer in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation's Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. The officers of Buyer in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation's Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer.

ARTICLE 3
MANNER OF CONVERTING SHARES

3.1   Effect on Seller Common Stock.

        (a)   At the Effective Time, in each case subject to Section 3.1(d), by virtue of the Merger and without any action on the part of the Parties, each share of Seller Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Seller Common Stock held by either Party or any Subsidiary of either Party (in each case other than shares of Seller Common Stock held on behalf of third parties or held by any Buyer Entity or Seller Entity as a result of debts previously contracted) or shares of the Seller Common Stock that are owned by shareholders properly exercising their dissenters' rights pursuant to Article 13 of the NCBCA (the "Dissenter Shares") shall be converted into the right to receive either (i) $35.00 in cash (the "Cash Consideration") or (ii) 0.993 of a share of Buyer Common Stock (the "Stock Consideration," and separately or together with the Cash Consideration, the "Per-Share Consideration"), subject to any applicable withholding for Taxes. Each shareholder of Seller will be entitled to elect the Stock Consideration or the Cash Consideration for each of his or her shares of Seller Common Stock, subject to an overall limitation that the aggregate Stock Consideration shall equal 939,372 shares of Buyer Common Stock. The total merger consideration into which the outstanding shares of Seller Common Stock are convertible in the Merger is referred to in this Agreement as the "Merger Consideration."

        (b)   At the Effective Time, all shares of Seller Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Seller Common Stock (the "Certificates") shall thereafter represent with respect to each share of Seller Common Stock formerly represented thereby only the right to receive the Per-Share Consideration, or to the extent the Certificates evidence Dissenter Shares shall thereafter represent only the right to receive applicable payments as set forth in Section 3.9.

        (c)   If, prior to the Effective Time, the outstanding shares of Seller Common Stock, Seller Options or Buyer Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Per-Share Consideration.

        (d)   Each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time and owned by any of the Parties or their respective Subsidiaries (in each case other than shares of Seller Common Stock held on behalf of third parties or as a result of debts previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefore, and shall cease to exist (the "Excluded Shares").

3.2   Election Procedures.

        (a)   An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon the later to occur of the proper delivery of such Certificates to a bank or trust company designated by Buyer and reasonably satisfactory to Seller (the "Exchange Agent") and the Effective Time) in such form as Seller and Buyer shall mutually agree (the "Election Form"), shall be mailed on a date (the "Mailing Date") no more than 40 and no fewer than 20 business days prior to the anticipated Election Deadline to each holder of record of Seller Common Stock. Each Election Form shall permit the holder of record of Seller Common Stock (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to (i) elect to receive the Cash Consideration for all or a specified portion of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all or a specified portion of such holder's shares (a "Stock Election"), or (iii) make no election with respect to the receipt of the Cash Consideration or the Stock Consideration (a "Nonelection"); provided, that, notwithstanding any other provision of this Agreement, the aggregate Stock Consideration shall equal 939,372 shares of Buyer Common Stock (the "Stock Conversion Number"). A record holder acting in different capacities or acting on behalf of other persons in any way will be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each Person for which it so acts. Shares of Seller Common Stock as to which a Cash Election has been made are referred to herein as "Cash Election Shares." Shares of Seller Common Stock as to which a Stock Election has been made are referred to herein as "Stock Election Shares." Shares of Seller Common Stock as to which no election has been made (or as to which an Election

Form is not properly completed and returned in a timely fashion) are referred to herein as "Nonelection Shares." The aggregate number of shares of Seller Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

        (b)   To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City local time, on a date no later than the fifth business day after the Closing Date (which date shall be publicly announced by Buyer as early as practicable prior to such date) (the "Election Deadline"), accompanied by the Certificates as to which such Election Form is being made, by customary affidavits and indemnification regarding the loss or destruction of such Certificates or by an appropriate guarantee of delivery of such Certificates, as set forth in the Election Form, from a member of any registered national securities exchange or a commercial bank or trust company in the United States (provided, that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery; failure to deliver shares of Seller Common Stock covered by such guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made election, unless otherwise determined by Buyer, in its sole discretion). For shares of Seller Common Stock held in book-entry form, Buyer shall establish procedures for delivery of such shares, which procedures shall be reasonably acceptable to Seller. If a holder of Seller Common Stock either (i) does not submit a properly completed Election Form in a timely fashion with respect to any of such holder's shares of Seller Common Stock or (ii) revokes the holder's Election Form with respect to any of such holder's shares of Seller Common Stock prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline with respect to such shares), such shares of Seller Common Stock held by such holder shall be designated Nonelection Shares. In addition, all Election Forms shall automatically be revoked, and all Certificates promptly returned by the Exchange Agent, if the Exchange Agent is notified in writing by Buyer and Seller that this Agreement has been terminated. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

        (c)   The allocation among the holders of shares of Seller Common Stock of rights to receive the Cash Consideration and the Stock Consideration will be made as follows:

          (i)    If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Nonelection Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration;

          (ii)   If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Nonelection Shares and the Cash Election Shares shall be treated in the following manner:

            (A)  if the Shortfall Number is less than or equal to the number of Nonelection Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Nonelection Shares shall receive the Stock Consideration in respect of that number of Nonelection Shares held by such holder equal to the product obtained by multiplying (x) the number of Nonelection Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Nonelection Shares, with the remaining number of such holder's Nonelection Shares being converted into the right to receive the Cash Consideration; or

            (B)  if the Shortfall Number exceeds the number of Nonelection Shares, then all Nonelection Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Nonelection Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

3.3   Closing Payment.

        At or prior to the Effective Time, Buyer shall deposit with the Exchange Agent, for the benefit of the holders of Seller Common Stock, the Merger Consideration in accordance with the provisions of this Agreement. The Exchange Agent shall deliver the Merger Consideration in accordance with the procedures set forth in Section 3.4 below.

3.4   Exchange Procedures.

        (a)   As soon as reasonably practicable after the Election Deadline and in no event later than five business days after the Election Deadline, Buyer shall cause the Exchange Agent to mail to the former shareholders of Seller, who have not previously surrendered such Certificate or Certificates of Seller Common Stock, appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates or other instruments theretofore representing shares of Seller Common Stock shall pass, only upon proper delivery of such certificates or other instruments to the Exchange Agent). The Certificate or Certificates of Seller Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. In the event of a transfer of ownership of shares of Seller Common Stock represented by Certificates that is not registered in the transfer records of Seller, the portion of the Merger Consideration payable for such shares as provided in Sections 3.1 and 3.2 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, properly endorsed or otherwise in proper form for transfer, and accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that such transfer is proper and that any applicable stock transfer taxes have been paid. In the event any certificate representing Seller Common Stock certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed and the posting by such person of a bond in such amount as Buyer may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate the Per-Share Consideration as provided for in Sections 3.1 and 3.2. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. Buyer shall pay all charges and expenses, including those of the Exchange Agent in connection with the distribution of the Per-Share Consideration as provided in Sections 3.1 and 3.2.

        (b)   After the Effective Time, each holder of shares of Seller Common Stock (other than Excluded Shares and Dissenter Shares) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided for in Sections 3.1 and 3.2, without interest, pursuant to this Section 3.4. Any shares of Seller Common Stock delivered to the Exchange Agent pursuant to the procedure set forth in Section 3.2(b) and not withdrawn prior to the Effective Time shall be deemed to be surrendered to the Exchange Agent immediately after the Effective Time. Neither Buyer nor the Exchange Agent shall be obligated to deliver the consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 3.4. Any other provision of this Agreement notwithstanding, neither any Buyer Entity, nor any Seller Entity, nor the Exchange Agent shall be liable to any holder of Seller Common Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

        (c)   Each of Buyer and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Seller Common Stock and Seller Options such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax Law or by any Taxing Authority or Governmental Authority. To the extent that any amounts are so withheld by Buyer, the Surviving Corporation, or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Seller Common Stock, as applicable in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation, or the Exchange Agent, as the case may be.

3.5   Effect on Buyer Common Stock.

        At and immediately after the Effective Time, each share of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

3.6   Seller Options.

        (a)   At the Effective Time, all rights with respect to Seller Common Stock pursuant to stock options or warrants granted by Seller (the "Seller Options") which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights to receive, with respect to each share of Seller Common Stock purchasable thereunder, an amount in cash (the "Option Spread") equal to (i) $35.00, minus (ii) the exercise price per share of Seller Common Stock applicable to such Seller Option.

        (b)   Seller's board of directors or its compensation committee shall make any adjustments and amendments to or make such determinations with respect to the Seller Options necessary to effect the foregoing provisions of this Section 3.6.

        (c)   At or promptly after the Effective Time, the Surviving Corporation shall pay to each holder of Seller Options the Option Spread for each share of Seller Common Stock purchasable thereunder immediately prior to the Effective Time, whether or not such Seller Options were then exercisable, less applicable withholding for Taxes.

3.7   Rights of Former Seller Shareholders.

        At the Effective Time, the stock transfer books of Seller shall be closed as to holders of Seller Common Stock and no transfer of Seller Common Stock by any holder of such shares shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.3, each Certificate theretofore representing shares of Seller Common Stock (other than certificates representing Excluded Shares and Dissenter Shares), shall from and after the Effective Time represent for all purposes only the right to receive the Per-Share Consideration, without interest, as provided in Article 3.

3.8   Fractional Shares.

        Notwithstanding any other provision of this Agreement, each holder of shares of Seller Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the average of the closing sale prices of Buyer Common Stock as reported on the NASDAQ Global Select Market during the 20 consecutive full trading days ending at the closing of trading on the Closing Date; provided, however, that in the event Buyer Common Stock does not trade on any one or more of the trading days during the 20 consecutive full trading days ending at the closing of trading on the Closing Date, any such date shall be disregarded in computing the average closing sales price and the average shall be based upon the closing sales prices and number of days on which Buyer Common Stock actually traded during the 20 consecutive full trading days ending at the closing of trading on the Closing Date. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

3.9   Dissenting Shareholders.

        Any holder of shares of Seller Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Article 13 of the NCBCA shall be entitled to receive from the Surviving Corporation, in lieu of the Per-Share Consideration, the value of such shares as to which dissenters rights have been perfected in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with all applicable provisions of such Law. In the event that after the Effective Time a dissenting shareholder of Seller fails to perfect, or effectively withdraws or loses, such holder's right to payment pursuant to Article 13 of the NCBCA for such holder's Dissenter Shares, the Surviving Corporation shall deliver the Cash Consideration (without interest) to which such holder of shares of Seller Common Stock would have been entitled under this Article 3, as if such holder had elected Cash Consideration for each such share and without regard to the allocation pursuant to Section 3.2(b), promptly upon the later of such failure to perfect or withdrawal or loss of such holder's right to payment pursuant to Article 13 of the NCBCA for such Dissenter Shares and the surrender by such holder of the Certificates evidencing such shares.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer, except as set forth on the Seller Disclosure Memorandum, as follows:

4.1   Organization, Standing, and Power.

        Each of Seller and the Bank is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina, and Seller is a bank holding company within the meaning of the Bank Holding Company Act of 1956 (the "BHCA"). Each of Seller and the Bank has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Each of Seller and the Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect. The minute book and other organizational documents for each of Seller and the Bank have been made available to Buyer for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective board of directors (including any committees of the board of directors) and shareholders thereof. The Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by Bank are insured by the FDIC's Deposit Insurance Fund to the extent permitted by Law.

4.2   Authority of Seller; No Breach By Agreement.

        (a)   Seller has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the approval of the Merger, as required by Sections 8.1(b) and 8.1(c) and by Seller's shareholders in accordance with this Agreement and the NCBCA, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seller, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Seller Common Stock, which is the only shareholder vote of Seller required for approval of this Agreement and consummation of the Merger. Subject to any necessary approvals referred to in Sections 8.1(b) and 8.1(c) and by such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and applicable equitable principles (whether considered in a proceeding in law or in equity).

        (b)   Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Seller's articles of incorporation or bylaws or the articles of incorporation or bylaws of the Bank or any resolution adopted by the board of directors or the shareholders of any Seller Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Seller Entity under, any Contract or Permit of any Seller Entity or, (iii) subject to receipt of the requisite Consents referred to in Section 8.1(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Seller Entity or any of their respective material Assets, except, with respect to clauses (ii) and (iii), where such Defaults, failure to obtain Consents or Liens would not, individually or in the aggregate, have a Seller Material Adverse Effect.

        (c)   Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by Seller of the Merger and the other transactions contemplated in this Agreement.

4.3   Capital Stock.

        (a)   The authorized capital stock of Seller consists of 20,000,000 shares of Seller Common Stock, of which 1,113,037 shares are issued and outstanding, as of the date of this Agreement, and, assuming that all of the Seller Options outstanding on the date of this Agreement are exercised prior to the Effective Time, not more than an additional 163,738 shares, with a per-share weighted average exercise price of $13.43, would be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Seller are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of Seller has been issued in violation of any preemptive rights of the current or past shareholders of Seller.

        (b)   Other than with respect to the Seller Options outstanding on the date of this Agreement, there are no shares of capital stock or other equity securities of Seller reserved for issuance. Other than the Seller Options outstanding on the date of this Agreement, there are no outstanding Rights issued by Seller or any Seller Entity relating to the capital stock of Seller.

4.4   Seller Subsidiaries.

        Seller has no Subsidiaries except the Bank and the Trust, and Seller owns all of the equity interests in the Bank and all of the common equity interests of the Trust. No capital stock (or other equity interest) of the Bank is or may become required to be issued (other than to another Seller Entity that is directly or indirectly wholly owned by Seller) by reason of any Rights, and there are no Contracts by which the Bank is bound to issue (other than to another Seller Entity that is directly or indirectly wholly owned by Seller) additional shares of its capital stock (or other equity interests) or Rights or by which any Seller Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of the Bank (other than to another Seller Entity that is directly or indirectly wholly owned by Seller). There are no Contracts relating to the rights of any Seller Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of the Bank. All of the shares of capital stock (or other equity interests) of the Bank are fully paid and nonassessable (except pursuant to Section 53-42 of the North Carolina General Statutes) and are owned directly or indirectly by Seller free and clear of any Lien. The Bank has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. The Bank is duly qualified or licensed to transact business as a foreign entity in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

4.5   Exchange Act Filings; Securities Offerings; Financial Statements.

        (a)   Seller has timely filed and made available to Buyer all Exchange Act Documents required to be filed by Seller since July 1, 2004 (the "Seller Exchange Act Reports"). The Seller Exchange Act Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller Exchange Act Reports or necessary in order to make the statements in such Seller Exchange Act Reports, in light of the circumstances under which they were made, not misleading. Each offering or sale of securities by Seller (i) was either registered under the Securities Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, except for immaterial late "blue sky" filings, including disclosure and broker/dealer registration requirements, and (iii) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents not misleading. Seller has delivered or made available to Buyer all comment letters received by Seller from the staff of the SEC and all responses to such comment letters by or on behalf of Seller with respect to all filings under the Securities Laws. Seller's principal executive officer and principal financial officer (and Seller's former principal executive officers and principal financial officers, as applicable) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the

Exchange Act thereunder with respect to the Seller Exchange Act Reports to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" have the meanings given to such terms in the Sarbanes-Oxley Act. Such certifications are included as exhibits to the applicable Seller Exchange Act Reports and have not been modified or withdrawn; and neither Seller nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, content, form, or manner of filing or submission of such certifications.

        (b)   Each of the Seller Financial Statements (including, in each case, any related notes) that are contained in the Seller Exchange Act Reports, including any Seller Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the Exchange Act, was, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), fairly presented in all material respects the consolidated financial position of Seller and its subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

        (c)   Seller's independent public accountants, which have expressed their opinion with respect to audited, annual Seller Financial Statements included in the Seller Exchange Act Reports (including the related notes), to Seller's Knowledge, are and have been throughout the periods covered by such Seller Financial Statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (y) "independent" with respect to Seller within the meaning of Regulation S-X of the SEC, and (z) with respect to Seller, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws.

        (d)   Seller maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information relating to Seller and its Subsidiaries is made known on a timely basis to Seller's principal executive officer and Seller's principal financial officer.

4.6   Absence of Undisclosed Liabilities.

        As of the date of this Agreement, no Seller Entity has any Liabilities required under GAAP to be set forth on a consolidated balance sheet or in the notes thereto that are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, except Liabilities which are (i) accrued or reserved against in the consolidated balance sheet of Seller as of June 30, 2007, included in the Seller Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto, (ii) incurred after June 30, 2007 in the ordinary course of business consistent with past practices, or (iii) incurred after June 30, 2007 in connection with the transactions contemplated by this Agreement. Section 4.6 of the Seller Disclosure Memorandum lists, and Seller has delivered to Buyer copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(a)(4) of Regulation S-K of the Exchange Act) effected by Seller or its Subsidiaries other than letters of credit and unfunded loan commitments or credit lines. Except as reflected on Seller's balance sheet at June 30, 2007, no Seller Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $50,000 or any amounts, whether or not in excess of $50,000 that, in the aggregate, exceed $100,000.

4.7   Absence of Certain Changes or Events.

        Except as disclosed in the Seller Financial Statements delivered prior to the date of this Agreement and except as may be affected by acts or events after the date hereof permitted under this Agreement, since December 31, 2006, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, and (ii) the Seller Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.

4.8   Tax Matters.

        (a)   All Seller Entities have timely filed with the appropriate Taxing Authorities, all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed for periods ending on or before December 31, 2006, and such Tax Returns are correct and complete in all material respects. None of the Seller Entities is the beneficiary of any extension of time within which to file any Tax Return. All Taxes of Seller Entities (whether or not shown on any Tax Returns) have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the Seller Entities. No claim has ever been made by an authority in a jurisdiction where any Seller Entity does not file a Tax Return that such Seller Entity may be subject to Taxes by that jurisdiction.

        (b)   None of the Seller Entities has received any notice of any material assessment or proposed assessment in connection with any Taxes, and there are no pending, or, to Seller's Knowledge, threatened disputes, claims, audits, or examinations regarding any Taxes of any Seller Entity or the assets of any Seller Entity. Seller does not expect any Taxing Authority to assess any additional material Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of Seller which could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. None of the Seller Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

        (c)   Each Seller Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

        (d)   Adequate provision for any Taxes due or to become due for any of the Seller Entities for the period or periods through and including the date of the Seller Financial Statements has been made in accordance with GAAP and is reflected on the Seller Financial Statements.

        (e)   None of the Seller Entities is a party to any Tax allocation or sharing agreement and none of the Seller Entities has been a member of an affiliated group filing a consolidated federal income Tax Return other than such an agreement among, or such a Tax Return consisting of, the group of which Seller is the common parent or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise.

        (f)    During the five-year period ending on the date hereof, none of the Seller Entities was a "distributing corporation" or a "controlled corporation" as defined in, and in a transaction intended to be governed by Section 355 of the Code.

        (g)   None of the Seller Entities has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Code, or which would be subject to withholding under Section 4999 of the Code. None of the Seller Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. Any net operating losses of the Seller Entities are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Code or any other provisions of the Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.

        (h)   Each of the Seller Entities is in compliance in all material respects with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

        (i)    No Seller Entity is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

        (j)    No property owned by any Seller Entity is (i) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, or (ii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

        (k)   No Seller Entity has any "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

        (l)    Seller has disclosed on its federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

        (m)  No Seller Entity has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction.

        (n)   Seller has made available to Buyer complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of the Seller Entities relating to the taxable periods ended December 31, 2004 and 2005 and (ii) any audit report issued within such period relating to any Taxes due from or with respect to the Seller Entities.

        (o)   No Seller Entity nor any other Person on its behalf has (i) filed a consent pursuant to Section 341(f) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) or agreed to have Section 341(f)(2) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any Seller Entities, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Seller Entities, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

        (p)   No Seller Entity has, or ever had, a permanent establishment in any country other than the United States, or has engaged in a trade or business in any country other than the United States that subjected it to tax in such country.

        For purposes of this Section 4.8, any reference to Seller or any Seller Entity shall be deemed to include any Person which merged with or was liquidated into or otherwise combined with Seller or a Seller Entity.

4.9   Allowance for Loan Losses; Loan and Investment Portfolio, etc.

        (a)   Seller's allowance for loan, lease, securities, or credit losses (the "Allowance") shown on the balance sheets of Seller included in the most recent Seller Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the balance sheets of Seller included in the Seller Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan, lease and securities portfolios (including accrued interest receivables, letters of credit, and commitments to make loans or extend credit), by the Seller Entities as of the dates thereof. The Seller Financial Statements fairly present in all material respects the values of all loans, leases, securities, tangible and intangible assets and liabilities, and any impairments thereof on the bases set forth therein.

        (b)   As of the date hereof, all loans, discounts and leases (in which any Seller Entity is lessor) reflected on Seller's Financial Statements were, and with respect to the consolidated balance sheets delivered as of the dates subsequent to the execution of this Agreement will be as of the dates thereof, (a) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business and are the legal and binding obligations of the obligors thereof, (b) evidenced by genuine notes, agreements, or other evidences of indebtedness and (c) to the extent secured, have been secured, to the Knowledge of Seller, by valid liens and security interests which have been perfected. Accurate lists of all loans, discounts and financing leases as of July 31, 2007 and on a monthly basis thereafter, and of the investment portfolios of each Seller Entity as of such date, have been and will be made available to Buyer concurrently with the Seller Disclosure Memorandum.

4.10 Assets.

        (a)   To Seller's Knowledge, except as disclosed or reserved against in the Seller Financial Statements delivered prior to the date of this Agreement, the Seller Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets that they own, other than such defects or Liens that are not reasonably likely to have a Seller Material Adverse Effect. In addition, to Seller's Knowledge, all tangible properties used in the businesses of the Seller Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Seller's past practices, except as would not reasonably be likely to have a Seller Material Adverse Effect.

        (b)   All Assets which are material to Seller's business, held under leases or subleases by any of the Seller Entities, are held under valid Contracts enforceable in accordance with their respective terms, except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and applicable equitable principles (whether considered in a proceeding in law or in equity), and each such Contract is in full force and effect.

        (c)   The Seller Entities currently maintain insurance, including bankers' blanket bonds, with insurers of recognized financial responsibility, in amounts, scope, and coverage reasonably necessary for their operations. Since January 1, 2004, none of the Seller Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, (ii) premium costs with respect to such policies of insurance will be substantially increased, or (iii) similar coverage will be denied or limited or not extended or renewed with respect to any Seller Entity, any act or occurrence, or that any Asset, officer, director, employee or agent of any Seller Entity will not be covered by such insurance or bond. There are presently no claims for amounts exceeding $25,000 individually or in the aggregate pending under such policies of insurance or bonds, and no notices of claims in excess of such amounts have been given by any Seller Entity under such policies. Seller has no pending claims, and, no claims are contemplated to be made by Seller, under its directors' and officers' errors and omissions or other insurance or bankers' blanket bond.

        (d)   The Assets of the Seller Entities include all Assets required by Seller Entities to operate in all material respects the business of the Seller Entities as presently conducted.

4.11 Intellectual Property.

        Each Seller Entity owns or has a license to use the Intellectual Property used by such Seller Entity in the course of its business, including sufficient rights in each copy possessed by each Seller Entity, except as would not reasonably be likely to have a Seller Material Adverse Effect. To Seller's Knowledge, no Seller Entity is in Default in any material respect under any of its Intellectual Property licenses. To Seller's Knowledge, no proceedings have been instituted, or are pending or to the Knowledge of Seller threatened, which challenge the rights of any Seller Entity with respect to Intellectual Property used or licensed by such Seller Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To Seller's Knowledge, the conduct of the business of the Seller Entities does not infringe any Intellectual Property of any other person, except as would not reasonably be likely to have a Seller Material Adverse Effect.

4.12 Environmental Matters.

        (a)   Seller has delivered, or caused to be delivered or made available to Buyer, true and complete copies of, all environmental site assessments, test results, analytical data, boring logs, permits for storm water, wetlands fill, or other environmental permits for construction of any building, parking lot or other improvement, and other environmental reports and studies in the possession of any Seller Entity relating to its Participation Facilities. To Seller's Knowledge, there are no material violations of Environmental Laws on properties that secure loans made by Seller or Bank.

        (b)   To Seller's Knowledge, each Seller Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

        (c)   There is no Litigation pending, and to Seller's Knowledge, there is no environmental enforcement action, investigation, or litigation threatened, before any Governmental Authority or other forum in which any Seller Entity or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any Seller Entity or any of its Participation Facilities, except for such Litigation, pending or threatened, that is not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

        (d)   To Seller's Knowledge, during the period of (i) any Seller Entity's ownership or operation of any of its Participation Facilities, (ii) any Seller Entity's participation in the management of any Participation Facility, or (iii) any Seller Entity's holding of a security interest in any Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as would not reasonably be expected to have a Seller Material Adverse Effect. To Seller's Knowledge, prior to the period of (i) any Seller Entity's ownership or operation of any of their respective current properties, (ii) any Seller Entity's participation in the management of any Participation Facility, or (iii) any Seller Entity's holding of a security interest in any Operating Property, to Seller's Knowledge, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility, except such as would not reasonably be expected to have a Seller Material

Adverse Effect. To Seller's Knowledge, during and prior to the period of (i) Seller Entity's ownership or operation of any of their respective current properties, (ii) any Seller Entity's participation in the management of any Participation Facility, or (iii) any Seller Entity's holding of a security interest in any Operating Property, there have been no violations of any Environmental Laws, including but not limited to unauthorized alterations of wetlands, except such as would not reasonably be expected to have a Seller Material Adverse Effect.

4.13 Compliance with Laws.

        (a)   Seller is a bank holding company duly registered as such with the Federal Reserve. The Bank is duly authorized by the North Carolina Commissioner of Banks to conduct its business as it is currently conducted and the deposit accounts maintained by the Bank are insured by the FDIC to the extent permitted by Law.

        (b)   Except such as would not cause a Seller Material Adverse Effect, (i) each of the Seller Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and (ii) there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses, except, in each case, such as would not reasonably be expected to have a Seller Material Adverse Effect.

        (c)   Except such as would not cause a Seller Material Adverse Effect, none of the Seller Entities is in Default under any Laws or Orders applicable to its business or employees conducting its business.

        (d)   None of the Seller Entities has received a pending notification or communication from any Governmental Authority (A) asserting that Seller or any of its Subsidiaries is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces where such Default would reasonably be expected to have a Seller Material Adverse Effect, (B) threatening to revoke any Permits where failure to maintain such Permit would reasonably be expected to have a Seller Material Adverse Effect, or (C) requiring Seller or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its board of directors or similar undertaking that materially restricts or would be reasonably likely to materially restrict the conduct of its business.

        (e)   There (A) is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Seller or any of its Subsidiaries, except as such would not be reasonably likely to have a Seller Material Adverse Effect, (B) are no notices or correspondence received by Seller with respect to pending disagreements or disputes with any Governmental Authority with respect to Seller's or any of Seller's Subsidiaries' business, operations, policies, or procedures since its inception, and (C) is not any pending or, to Seller's Knowledge, threatened, nor has any Governmental Authority indicated an intention to conduct any, inquiry, investigation, or review of it or any of its Subsidiaries other than examinations by Regulatory Authorities in the ordinary course of business.

        (f)    None of the Seller Entities nor, to Seller's Knowledge, any of Seller's directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, any thing of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (1) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (2) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (3) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (4) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

        (g)   Each Seller Entity has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and each Seller Entity has timely filed all reports of suspicious activity required by Law, including those required under 12 C.F.R. § 353.3.

4.14 Labor Relations.

        (a)   No Seller Entity is the subject of any Litigation asserting that it or any other Seller Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other Seller Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any Seller Entity party to any collective bargaining agreement or subject to any bargaining order, injunction, or other Order relating to Seller's relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout, or other job action or labor dispute involving any Seller Entity pending or, to Seller's Knowledge, threatened and there have been no such actions or disputes in the past five years. To Seller's Knowledge, there has not been any attempt by any Seller Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Seller Entity. Employment of each employee and the engagement of each independent contractor of each Seller Entity is terminable at will by the relevant Seller Entity without (i) any penalty, liability, or severance obligation incurred by any Seller Entity or (ii) prior consent by any Governmental Authority.

        (b)   To Seller's Knowledge, all of the employees employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

        (c)   No Seller Entity has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Seller Entity; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any Seller Entity; and no Seller Entity has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of any Seller Entity's employees has suffered an "employment loss" (as defined in the WARN Act) since six months prior to the Closing Date.

4.15 Employee Benefit Plans.

        (a)   Seller has disclosed in Section 4.15 of the Seller Disclosure Memorandum, and has delivered or made available to Buyer prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed or required to be contributed to by any Seller Entity or ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (each, a "Seller Benefit Plan," and collectively, the "Seller Benefit Plans") and (ii) a list of each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) but for which any Seller Entity or ERISA Affiliate has or reasonably could have any obligation or Liability. Any of the Seller Benefit Plans which is an "employee pension benefit plan," as that term is defined in ERISA Section 3(2), is referred to herein as a "Seller ERISA Plan." Each Seller ERISA Plan which is also a "defined benefit plan" (as defined in Code Section 414(j)) is referred to herein as a "Seller Pension Plan," and is identified as such in Section 4.15 of the Seller Disclosure Memorandum.

        (b)   Each Seller Benefit Plan is in material compliance with the terms of such Seller Benefit Plan, in material compliance with the applicable requirements of the Code, in material compliance with the applicable requirements of ERISA, and in material compliance with any other applicable Laws. Each Seller ERISA Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination advisory or opinion letter or opinion from the IRS that is still in effect and applies to the Seller ERISA Plan as amended and as administered or, within the time permitted under Code Section 401(b), has timely applied for a favorable determination advisory or opinion letter which when issued will apply retroactively to the Seller ERISA Plan as amended and as administered. Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter or denial of any such application for a favorable determination letter. Seller has not received any communication (written or unwritten) from any Governmental Authority questioning or challenging the compliance of any Seller Benefit Plan with applicable Laws. No Seller Benefit Plan is currently being audited by any Governmental Authority for compliance with applicable Laws or has been audited with a determination by any Governmental Authority that the Employee Benefit Plan failed to comply with applicable Laws.

        (c)   There has been no material oral or written representation or communication with respect to any aspect of the Employee Benefit Plans made to employees of any Seller Entity which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. To Seller's Knowledge, neither any Seller Entity nor any administrator or fiduciary of any Seller Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject any Seller Entity or Buyer to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. To Seller's Knowledge, there are no unresolved claims or disputes under the terms of, or in connection with, the Seller Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing, or investigation has been commenced with respect to any Seller Benefit Plan.

        (d)   All Seller Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Seller Benefit Plans are correct and complete in all material respects, and to the extent required by law have been timely filed with the IRS or the DOL, and distributed to participants of the Seller Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.

        (e)   To the Seller's Knowledge, no "party in interest" (as defined in ERISA Section 3(14)) or "disqualified person" (as defined in Code Section 4975(e)(2)) of any Seller Benefit Plan has engaged in any nonexempt "prohibited transaction" (described in Code Section 4975(c) or ERISA Section 406).

        (f)    No Seller Entity has, or ever has had, a Seller Pension Plan, or any plan that is or was subject to Code Section 412 or ERISA Section 302 or Title IV of ERISA. There is no Lien nor is there expected to be a Lien under Code Section 412(n) or ERISA Section 302(f) or Tax under Code Section 4971 applicable to any Seller Entity or any Seller Entity's Assets. Neither Seller nor any of its ERISA Affiliates is subject to or can reasonably be expected to become subject to a Lien under Code Section 401(a)(29). All premiums required to be paid under ERISA Section 4006, if any, have been timely paid by Seller and by its ERISA Affiliates.

        (g)   No Liability under Title IV of ERISA has been or is expected to be incurred by Seller or its ERISA Affiliates and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by Seller or its ERISA Affiliates with respect to any ongoing, frozen, terminated, or other single-employer plan of Seller or the single-employer plan of any ERISA Affiliate. There has been no "reportable event," within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived by any ongoing, frozen, terminated or other single employer plan of Seller or of an ERISA Affiliate.

        (h)   No Seller Entity has any Liability for retiree health or life benefits under any of the Seller Benefit Plans, or other plan or arrangement, and there are no restrictions on the rights of such Seller Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any Seller Benefit Plan, or other plan or arrangement, and to Seller's Knowledge, no circumstance exists which could give rise to such Taxes.

        (i)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Seller Entity from any Seller Entity under any Seller Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Seller Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, or any benefit under any life insurance owned by any Seller Entity or the rights of any Seller Entity in, to or under any insurance on the life of any current or former officer, director, or employee of any Seller Entity, or change any rights or obligations of any Seller Entity with respect to such insurance.

        (j)    The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Seller Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans, whether or not subject to the provisions of Code Section 412 or ERISA Section 302, have been fully reflected on the Seller Financial Statements to the extent required by and in accordance with GAAP.

        (k)   All individuals who render services to any Seller Entity and who are authorized to participate in a Seller Benefit Plan pursuant to the terms of such Seller Benefit Plan are in fact eligible to and authorized to participate in such Seller Benefit Plan.

        (l)    Neither the Seller nor any of its ERISA Affiliates has had an "obligation to contribute" (as defined in ERISA Section 4212) to, or other obligations or Liability in connection with, a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) or 3(37)(A)).

        (m)  There are no payments or changes in terms due to any insured person as a result of this Agreement, the Merger, or the transactions contemplated herein, under any bank-owned or corporate-owned split dollar life insurance, other life insurance, or similar arrangement or Contract, and the Successor Corporation shall, upon and after the Effective Time, succeed to and have all the rights in, to and under such life insurance Contracts as Seller presently holds. Each Seller Entity will, upon the execution and delivery of this Agreement, and will continue to have, notwithstanding this Agreement or the consummation of the transaction contemplated hereby, all ownership rights and interest in all corporate or bank-owned life insurance.

4.16 Material Contracts.

        (a)   Except for Contracts filed as exhibits to the Seller Exchange Act Reports and listed in the exhibit index to Seller's most recent annual report of Form 10-KSB, none of the Seller Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $75,000, (ii) any Contract relating to the borrowing of money by any Seller Entity or the guarantee by any Seller Entity of any such obligation (other than Contracts evidencing the creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of depository institution Subsidiaries incurred in the ordinary course of Seller's business, and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of Seller's business), (iii) any Contract which prohibits or restricts any Seller Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, and (iv) any other Contract that would be required to be filed as an exhibit to a Form 10-K filed by Seller as of the date of this Agreement pursuant to the reporting requirements of the Exchange Act (together with all Contracts referred to in Section 4.15(a), the "Seller Contracts").

        (b)   With respect to each Seller Contract: (i) the Contract is in full force and effect; (ii) no Seller Entity is in Default thereunder, except where such Default would not reasonably be expected to have a Seller Material Adverse Effect; (iii) no Seller Entity has repudiated or waived any material provision of any such Contract, except where such repudiation or waivers would not be reasonably likely to have a Seller Material Adverse Effect; (iv) no other party to any such Contract is, to Seller's Knowledge, in Default in any respect or has repudiated or waived any material provision thereunder, except where such Default, waivers or repudiations would not reasonably be expected to have a Seller Material Adverse Effect. Except for Federal Reserve Bank or Federal Home Loan Bank advances, all of the indebtedness of any Seller Entity for money borrowed (not including deposit Liabilities) is prepayable at any time by such Seller Entity without penalty or premium.

4.17 Legal Proceedings.

        There is no Litigation instituted or pending, or, to the Knowledge of Seller, threatened (or unasserted but considered probable of assertion) against any Seller Entity, or to Seller's Knowledge, against any director, officer, employee, or agent of any Seller Entity in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the Seller Entity or Employee Benefit Plan of any Seller Entity, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any Seller Entity. No claim for indemnity has been made or, to Seller's Knowledge, threatened by any director, officer, employee, independent contractor, or agent to any Seller Entity and to Seller's knowledge, no basis for any such claim exists.

4.18 Reports.

        Since July 1, 2004, each Seller Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.19 Books and Records.

        Seller and each Seller Entity maintains accurate books and records reflecting its Assets and Liabilities in reasonable detail and maintains proper and adequate internal accounting controls (a) which provide reasonable assurance that receipts and expenditures are executed in accordance with authorization of management; (b) which provide reasonable assurance that transactions are recorded as necessary to permit preparation of the Seller Financial Statements in accordance with GAAP and (c) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its Assets that could have a material effect on the Seller Financial Statements.

4.20 Loans to Executive Officers and Directors.

        The Bank has not, since its inception, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any Person then a director or executive officer (or equivalent thereof) of any Seller Entity, except as permitted by Federal Reserve Regulation O. No other Seller Entity has, since its inception, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of any Seller Entity.

4.21 State Takeover Laws.

        Each Seller Entity has taken all necessary action, if any, to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "supermajority shareholder approval," "control share," or other anti-takeover Laws, (collectively, "Takeover Laws"), including Articles 9 and 9A of the NCBCA.

4.22 Opinion of Financial Advisor.

        Seller has received the written opinion of the Seller Financial Advisor, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to Seller's shareholders, from a financial point of view, a signed copy of which has been or will be delivered to Buyer.

4.23 Board Recommendation.

        The board of directors of Seller, at a meeting duly called and held on August 29, 2007, has by unanimous vote of the directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated hereby and thereby, taken together, are in the best interests of Seller's shareholders and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of Seller Common Stock approve this Agreement, the Merger, and the related transactions and to call and hold a meeting of Seller's shareholders to consider this Agreement, the Merger, and the related transactions.

4.24 Statements True and Correct.

        (a)   None of the information supplied or to be supplied by any Seller Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Seller Entity or any Affiliate thereof for inclusion in any Proxy Statement/Prospectus to be mailed to Seller's shareholders in connection with the Seller Shareholders' Meeting, and any other documents to be filed by any Seller Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of Seller, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus, and after giving effect to any amendment thereof or supplement thereto, at the time of the Seller Shareholders' Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   All documents that any Seller Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

4.25 Delivery of Seller Disclosure Memorandum.

        Seller has delivered to Buyer a complete Seller Disclosure Memorandum.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller as follows, except as set forth on the Buyer Disclosure Memorandum, as follows:

5.1   Organization, Standing, and Power.

        Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of South Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Buyer is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

5.2   Authority of Buyer; No Breach By Agreement.

        (a)   Buyer has the corporate power and authority necessary to execute, deliver, and perform this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer. This Agreement represents a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and applicable equitable principles (whether considered in a proceeding in law or in equity).

        (b)   Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer's articles of incorporation or bylaws or any resolution adopted by the board of directors or shareholders of Buyer, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Buyer Entity under, any Contract or Permit of any Buyer Entity, or, (iii) subject to receipt of the requisite Consents referred to in Section 8.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Buyer Entity or any of their respective material Assets, except with respect to clauses (ii) and (iii), where such Defaults, failure to obtain Consents or Liens would not, individually or in the aggregate, have a Seller Material Adverse Effect.

        (c)   Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse

Effect, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by Buyer of the Merger and the other transactions contemplated in this Agreement.

5.3   Exchange Act Filings; Financial Statements.

        (a)   Buyer has timely filed and made available to Seller all Exchange Act Documents required to be filed by Buyer since July 1, 2004 (together with all such Exchange Act Documents filed, whether or not required to be filed, the "Buyer Exchange Act Reports"). The Buyer Exchange Act Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer Exchange Act Reports or necessary in order to make the statements in such Buyer Exchange Act Reports, in light of the circumstances under which they were made, not misleading. Except as would not be reasonably likely to have a Buyer Material Adverse Effect, each offering or sale of securities by Buyer (i) was either registered under the Securities Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, except for immaterial late "blue sky" filings, including disclosure and broker/dealer registration requirements, and (iii) was made pursuant to offering documents that did not, at the time of the offering (or in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents not misleading. Buyer's principal executive officer and principal financial officer (and Buyer's former principal executive officers and principal financial officers, as applicable) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to the Buyer Exchange Act Reports to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" have the meanings given to such terms in the Sarbanes-Oxley Act. Such certifications are included as exhibits to the applicable Buyer Exchange Act Reports and have not been modified or withdrawn; and neither Buyer nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, content, form, or manner of filing or submission of such certifications.

        (b)   Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer Exchange Act Reports, including any Buyer Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the Exchange Act with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), and fairly presented in all material respects the consolidated financial position of Buyer and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

        (c)   Buyer's independent public accountants, which have expressed their opinion with respect to audited, annual Buyer Financial Statements included in the Buyer Exchange Act Reports, to Buyer's Knowledge, are and have been throughout the periods covered by such Financial Statements, and Buyer's current independent public accountants are: (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (y) "independent" with respect to Buyer within the meaning of Regulation S-X of the SEC and,

(z) with respect to Buyer, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws.

        (d)   Buyer maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information relating to Buyer is made known on a timely basis to the individuals responsible for the preparation of Buyer's Exchange Act Documents.

        (e)   Buyer and each Buyer Entity maintains accurate books and records reflecting its Assets and Liabilities in reasonable detail and maintains proper and adequate internal accounting controls (a) which provide reasonable assurance that receipts and expenditures are executed in accordance with authorization of management; (b) which provide reasonable assurance that transactions are recorded as necessary to permit preparation of the Buyer Financial Statements in accordance with GAAP and (c) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its Assets that could have a material effect on the Buyer Financial Statements.

5.4   Reports.

        Since January 1, 2002, each Buyer Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.5   Available Consideration.

        Buyer has available to it, or as of the Effective Time will have available to it, sufficient shares of authorized and unissued Buyer Common Stock and all funds necessary for the issuance and payment of the Merger Consideration and has funds available to it to satisfy its payment obligations under this Agreement.

5.6   Statements True and Correct.

        (a)   None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied by any Buyer Entity or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be mailed to Seller's shareholders in connection with the Seller Shareholders' Meeting, and any other documents to be filed by any Buyer Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of Seller, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus, and after giving effect to any amendment thereof or supplement thereto, at the time of the Seller Shareholders' Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   All documents that any Buyer Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.7   Absence of Certain Changes or Events.

        Except as disclosed in the Buyer Financial Statements delivered prior to the date of this Agreement, and except as may be affected by acts or events after the date hereof permitted under this Agreement, since December 31, 2006 (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, and (ii) the Buyer Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.

5.8   Delivery of Buyer Disclosure Memorandum.

        Buyer has delivered to Seller a complete Buyer Disclosure Memorandum.

ARTICLE 6
CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1   Affirmative Covenants.

        (a)   From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Seller shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) consult with Buyer prior to entering into or making any loans or other transactions with a value equal to or exceeding $1,000,000 and (iv) except as required by Law, take no action which would reasonably be expected to (A) adversely affect the ability of either of the Parties or their respective Subsidiaries to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 8.1(b), 8.2(e), or 8.3(f), or (B) materially adversely affect the ability of either Party to perform its covenants and agreements under this Agreement.

        (b)   From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Seller shall have been obtained, and except as otherwise expressly contemplated herein, Buyer shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, and (iv) except as required by Law, take no action which would reasonably be expected to (A) adversely affect the ability of either of the Parties or their respective Subsidiaries to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 8.1(b), 8.2(e), or 8.3(f), or (B) materially adversely affect the ability of either Party to perform its covenants and agreements under this Agreement.

6.2   Negative Covenants of Seller.

        From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Seller covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

        (a)   amend the articles of incorporation, bylaws, or other governing instruments of any Seller Entity;

        (b)   incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in the ordinary course of the business of any Seller Entity consistent with past practices and that are prepayable without penalty or other premium (which exception shall include, for Seller Entities that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from a Federal Reserve Bank or a Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities), or impose, or suffer the imposition, on any Asset of any Seller Entity of any Lien or permit any such Lien to exist (other than in connection with public deposits, repurchase agreements, bankers' acceptances, "treasury tax and loan" accounts established in the ordinary course of business of Subsidiaries that are depository institutions, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Seller Disclosure Memorandum);

        (c)   repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Seller Entity, or declare or pay any dividend or make any other distribution in respect of Seller's capital stock;

        (d)   issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Seller Common Stock, any other capital stock of any Seller Entity, or any Right, except pursuant to the exercise of Seller Options outstanding on the date of this Agreement in accordance with their current terms;

        (e)   adjust, split, combine, or reclassify any capital stock of any Seller Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Seller Common Stock, or sell, lease, mortgage, or otherwise dispose of (i) any shares of capital stock of any Seller Subsidiary or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration;

        (f)    except for purchases of U.S. Government securities or U.S. Government agency securities, which in either case have maturities of two years or less, purchase any securities or make any material investment except in the ordinary course of business consistent with past practice, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Seller Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures of loans in the ordinary course of business;

        (g)   except as contemplated by this Agreement or Section 6.2(g) of the Seller Disclosure Memorandum or as may be required by existing Contract, (i) grant any bonus or increase in compensation or benefits to the employees, officers or directors of any Seller Entity (except in accordance with past practice), (ii) commit or agree to pay any severance or termination pay, or any stay or other bonus to any Seller director, officer or employee, (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors, or agents of any Seller Entity, (iv) change any fees or other compensation or other benefits to directors of any Seller Entity, or (v) waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any Rights or restricted stock, or reprice Rights granted under Seller stock plans or authorize cash payments in exchange for any Rights; or (vi) accelerate or vest or commit or agree to accelerate or vest any amounts, benefits or rights payable by any Seller Entity provided, however, that Seller may

(y) continue to make annual merit salary increases consistent with past practices and (z) pay all earned bonuses and incentive compensation;

        (h)   except as contemplated by this Agreement or Section 6.2(h) of the Seller Disclosure Memorandum, enter into or amend any employment Contract between any Seller Entity and any Person (unless such amendment is required by Law) that the Seller Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time, except in the case of amendments, an amendment which does not increase the cost to the Seller Entity or its successor;

        (i)    (A) adopt any new employee benefit plan of any Seller Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans of any Seller Entity other than any such change that is required by Law, including any change to achieve compliance with Section 409A of the Code, or to maintain continuous benefits at current levels or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or (B) make any distributions from such employee benefit or welfare plans except as required by Law or the terms of such plans consistent with past practice;

        (j)    make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate and necessary to conform to changes in Tax Laws, regulatory accounting requirements, or GAAP;

        (k)   commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any Seller Entity for money damages in excess of $50,000 or restrictions upon the operations of any Seller Entity;

        (l)    except as contemplated by Section 6.2(l) of the Seller Disclosure Memorandum or in the ordinary course of business, enter into, modify, amend, or terminate any material Contract other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $50,000 per annum and other than Contracts covered by Sections 6.2(b), (m), (n),(o) and (q) or as otherwise permitted by Section 6.1(a)(v);

        (m)  except in the ordinary course of business consistent with past practice, make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;

        (n)   except in conformity with existing policies and practices, waive, release, compromise, or assign any material rights or claims;

        (o)   except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Seller or the Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

        (p)   restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

        (q)   make any capital expenditures in excess of $100,000 above the capital expenditures budget provided by Seller to Buyer prior to the date of this Agreement, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

        (r)   except for completion of branches or offices in process, establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

        (s)   knowingly take any action that would prevent or impede the Merger, if completed, from qualifying as a reorganization within the meaning of Section 368(a) of the IRC; or

        (t)    agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.2.

6.3   Adverse Changes in Condition.

        Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

6.4   Reports.

        Each of Buyer and its Subsidiaries and Seller and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall make available to the other Party copies of all such reports promptly after the same are filed. Seller and its Subsidiaries shall also make available to Buyer quarterly call reports. The financial statements of Buyer and Seller, whether or not contained in any such reports filed under the Exchange Act or with any other Regulatory Authority, will fairly present in all material respects the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports of Buyer and Seller filed under the Exchange Act or with any other Regulatory Authority will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports.

ARTICLE 7
ADDITIONAL AGREEMENTS

7.1   Registration of Buyer Common Stock.

        (a)   As promptly as reasonably practicable following the date hereof, Buyer shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of Buyer Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Registration Statement"). The Registration Statement shall contain proxy materials relating to the matters to be submitted to the Seller shareholders at the Seller Shareholders' Meeting. Such proxy materials shall also constitute the prospectus relating to the shares of Buyer Common Stock to be issued in the Merger (such proxy statement-prospectus, and any amendments or supplements thereto, the "Proxy Statement/Prospectus"). Seller will furnish to Buyer the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with Buyer on the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. Buyer shall include in the Proxy

Statement/Prospectus included in the Registration Statement such information regarding Buyer as Seller may reasonably request in connection with Seller's use of the Proxy Statement/Prospectus to solicit votes of Seller's shareholders at the Seller Shareholders' Meeting. Buyer shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Seller will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Buyer will advise Seller, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Buyer Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any comments of the staff of the SEC with respect to the Proxy Statement/Prospectus or the Registration Statement and shall permit Seller and its counsel to participate in the drafting of any response to such SEC comments. If at any time prior to the Effective Time any information relating to Buyer or Seller, or any of their respective affiliates, officers or directors, should be discovered by Buyer or Seller which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by Buyer with the SEC and disseminated by Seller to its shareholders.

        (b)   Prior to the Effective Time, Buyer shall take such action as shall be necessary to permit the additional shares of Buyer Common Stock to be issued by Buyer in exchange for the shares of Seller Common Stock to be traded on the exchange on which the Buyer Common Stock is listed.

        (c)   Prior to the Effective Time, Buyer shall not declare or pay a dividend on shares of Buyer Common Stock other than cash dividends in amounts per share and at times substantially consistent with Buyer's past practice.

7.2   Shareholder Approvals.

        Seller shall call the Seller Shareholders' Meeting to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Seller Shareholders' Meeting, (i) Seller shall mail the Proxy Statement/Prospectus to its shareholders, (ii) the board of directors of Seller shall recommend to its shareholders the approval of this Agreement and the Merger, and (iii) the board of directors of Seller shall use its reasonable efforts to obtain its shareholders' approval of this Agreement and the Merger; provided that Seller may withdraw, modify, or change in an adverse manner to Buyer its recommendations if the board of directors of Seller determines in good faith, after having consulted with outside legal counsel, that such withdrawal, modification or change of its recommendation is necessary for the board of directors of Seller to comply with its fiduciary duties under applicable Law.

7.3   No Solicitation

        (a)   From and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 9 hereof, the Seller Entities shall not, and shall cause their respective Representatives not to, directly or indirectly:

            (i)  solicit, initiate or take any other action to knowingly facilitate any inquiry in connection with or the making of any proposal from any Person (other than Buyer or any of its

  Representatives) that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (it being understood that actions taken pursuant to the requirements of this Agreement shall not be deemed a knowing facilitation of such an inquiry for purposes of the foregoing covenant and that the Seller Entities may make disclosures of non-public information to the extent they are required to make such disclosures pursuant to applicable law;

           (ii)  enter into, explore, maintain, participate in or continue any discussion or negotiation with any Person (other than Buyer or any of its Representatives) regarding an Acquisition Proposal, or otherwise knowingly cooperate in any way with any effort or attempt by any other Person (other than Buyer or any of its Representatives) to make or effect an Acquisition Proposal;

          (iii)  enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Acquisition Proposal; or

          (iv)  authorize or permit any Representative of a Seller Entity to take any such action;

provided, however, that nothing contained in this Agreement shall prohibit the board of directors of Seller, prior to approval of this Agreement by the Seller's shareholders at the Seller Shareholders' Meeting, from, subject to compliance with Section 7.3(c), furnishing information to, or engaging in discussions or negotiations with, any Person that makes an unsolicited bona fide written Acquisition Proposal (which did not result from a breach of this Section 7.3) if (A) the board of directors of Seller determines in good faith, after consultation with outside legal counsel, that such action is necessary for the board of directors of Seller to comply with its fiduciary duties under applicable Law, (B) the board of directors of Seller determines in good faith, after consultation with its financial advisor, that the Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, and (C) prior to furnishing such information to, or engaging in discussions or negotiations with, such Person, Seller receives from such Person an executed confidentiality agreement (which agreement shall be provided to Buyer for information purposes) with terms no less favorable to Seller than those contained in the Non-Disclosure Agreement.

        (b)   From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article 9, if the board of directors of Seller is entitled to furnish information to, or engage in discussions or negotiations with, any Person on the terms contemplated in Section 7.3(a) above, the board of directors of Seller may, prior to the approval of this Agreement by Seller's shareholders at the Seller Shareholders' Meeting, subject to compliance with Section 7.3(c), terminate this Agreement in respect of any Acquisition Proposal pursuant to the termination provisions set forth in Article 9 hereof if (A) the board of directors of Seller shall have determined in good faith, after consultation with its financial advisor, that the Acquisition Proposal constitutes a Superior Proposal and (B) the board of directors of Seller shall have determined in good faith, after consultation with outside legal counsel, that such action is necessary for the board of directors of Seller to comply with its fiduciary duties under applicable Law.

        (c)   Seller (i) will promptly (but in any event within two business days) notify Buyer orally and in writing of the receipt of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal including any request for non-public information, the terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the Person making such request, Acquisition Proposal or inquiry and (ii) will keep Buyer informed of the status and details (including amendments and proposed amendments) of any such request, Acquisition Proposal or inquiry. Prior to taking any of the actions referred to in Section 7.3(a), Seller shall promptly (but in any event within one day) notify Buyer orally and in writing of any action it proposes to take with respect to such Acquisition Proposal. After taking any such action, Seller shall promptly advise Buyer of the status of such action as developments arise or as requested by Buyer. Without limiting the foregoing, at least three business days (the "Three-Day Period") prior to taking any of the actions referred to in Section 7.3(b), Seller shall notify Buyer of any such action it proposes to take and, during the

Three-Day Period, Seller shall negotiate in good faith with Buyer with respect to any revised proposal to acquire the Seller that Buyer may make prior to or during the Three-Day Period.

        (d)   Nothing contained in this Agreement shall prevent Seller from (i) complying with Rules 14e-2 and 14d-9 under the Exchange Act with regard to a tender or exchange offer, (ii) making a "stop-look-and-listen" communication to its shareholders of the nature contemplated by Rule 14d-9 under the Exchange Act and (iii) making such other disclosures to Seller's shareholders, and taking such other actions, as are required by Law (provided however, with respect to each of the foregoing clauses (i), (ii) and (iii), that Seller shall not, except as permitted by Section 7.3(b) hereof, propose to approve or recommend any Acquisition Proposal).

        (e)   The Seller Entities shall immediately cease and cause their respective Representatives to cease any and all existing activities, discussions or negotiations with any parties (other than Buyer and its Representatives) conducted heretofore with respect to any Acquisition Proposal, and shall use their reasonable best efforts to cause any such parties in possession of confidential information about the Seller Entities that was furnished by or on behalf of Seller to return or destroy all such information in the possession of any such party or its representatives.

7.4   Consents of Regulatory Authorities.

        The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein. Each Party also shall promptly advise the other upon its or its Subsidiary's receiving any communication from any Regulatory Authority or other Person whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

7.5   Agreement as to Efforts to Consummate.

        Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 8; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement.

7.6   Investigation and Confidentiality.

        (a)   Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and the consummation of the Merger and shall permit the other Party to make or cause to be made such reasonable investigation of its business and properties (including that of its Subsidiaries) and of their respective financial and legal conditions as the other Party reasonably requests, provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party. Without limiting the generality of the foregoing, between the date hereof and the Effective Time, Seller shall permit Buyer's senior officers and independent auditors to meet with the senior officers of Seller, including officers responsible for the Seller Financial Statements, the internal controls of Seller, and the disclosure controls and procedures of Seller and Seller's independent public accountants, to discuss such matters as Buyer may deem reasonably necessary or appropriate for Buyer to satisfy its obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act.

        (b)   In addition to each Party's obligations pursuant to Section 7.6(a), each Party shall, and shall cause its Representatives to, maintain the confidentiality of all Confidential Information furnished to it by or on behalf of the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not disclose or use such information for any purpose except as permitted hereby. The term "Confidential Information" means all oral and written information disclosed by or on behalf of one Party (the "Disclosing Party") to the other (the "Receiving Party") regarding its and its Subsidiaries' business, assets, financial condition, operations, and prospects, and shall be deemed to include, without limitation, all notes, analyses, compilations, studies, interpretations, or other documents prepared by or on behalf of a Party or its that contain, reflect, or are based upon or derived from, in whole or in part, information furnished by or on behalf of the other Party, but does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives, (ii) is or becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party or any of its Representatives or affiliates, provided that the source of such information was not known by the Receiving Party to be bound by a confidentiality agreement with, or other contractual, legal, equitable, or fiduciary obligation of confidentiality to, the Disclosing Party or any other party with respect to such information, or (iii) can be reasonably demonstrated by the Receiving Party to have been in its possession prior to its being furnished to it or its Representatives by or on behalf of the Disclosing Party, provided that the source of such information was not known by the Receiving Party to be bound by a confidentiality agreement with, or other contractual, legal, equitable, or fiduciary obligation of confidentiality to, the Disclosing Party or any other party with respect to such information. Except as required by law or the rules of any national securities exchange or automated trading system, a Party shall not, and shall not permit its Subsidiaries to, disclose any Confidential Information of the other Party to any person or entity other than its Representatives who need to know such information in connection with the transactions contemplated by this Agreement (and in those instances only to the extent justifiable by that need), who are informed by the Party of the confidential nature of the Confidential Information, and who agree to be bound by this Section 7.6(b), and shall not use such Confidential Information other than in connection with the transactions contemplated by this Agreement. A Party shall be responsible for any breach of this Section 7.6(b) by any of its Representatives. If a Party or any of its Representatives is required by law or the rules of any national securities exchange or automated trading system to disclose any Confidential Information of the other Party, it shall provide the other Party with prior written notice thereof, unless prohibited by law, so that the other Party may seek a protective order, confidential treatment, or another appropriate remedy and shall cooperate in all reasonable respects with the other Party in obtaining the same and, in any event, shall furnish only that portion of the Confidential Information as, in the written opinion of counsel, is legally required. If this Agreement is terminated prior to the Effective Time, each Party shall upon request from the other Party promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

        (c)   Seller shall use its reasonable efforts to exercise, and shall not waive any of, its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Seller to preserve the confidentiality of the information relating to the Seller Entities provided to such Persons and their Affiliates and Representatives.

7.7   Press Releases.

        Prior to the Effective Time, Seller and Buyer shall consult with each other as to the form and substance of any press release, communication with Seller Shareholders, or other public disclosure materially related to this Agreement, or any other transaction contemplated hereby; provided, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law, but in each case the disclosing party shall provide the other party hereto with reasonable advance notice of the timing and substance of any such disclosure.

7.8   Charter Provisions.

        Each Seller Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws, or other governing instruments of any Seller Entity or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Seller Entity that may be directly or indirectly acquired or controlled by them.

7.9   Employee Benefits and Contracts.

        (a)   All persons who are employees of Seller or the Bank immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (collectively, the "Continuing Employees") shall, at the Effective Time, become employees of Buyer or one of its subsidiaries; provided, however, that in no event shall any of the employees of Seller become officers of Buyer, or acquire any power or duty conferred upon such an officer, in connection with the Merger until duly elected or appointed to such position by the board of directors of Buyer and in accordance with the bylaws of Buyer following the Effective Time. The Continuing Employees shall be employed at the will of Buyer or one of its subsidiaries, and no contractual right to employment shall inure to such employees because of this Agreement except as otherwise expressly set forth in this Agreement.

        (b)   As of the Effective Time, each Continuing Employee shall be eligible to participate in Buyer's employee benefit plans with full credit for prior service with Seller or the Bank for purposes of eligibility, benefit levels and vesting.

        (c)   As of the Effective Time, Buyer shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee and their covered dependents on the same basis as it provides such coverage to Buyer employees and their covered dependents except that any pre-existing condition, eligibility waiting period, or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar plan of Seller or the Bank at the Effective Time; provided, that any pre-existing condition, eligibility waiting period, or other limitation or exclusion applicable to a Continuing Employee and their covered dependents prior to the Effective Time may continue to apply to such Continuing Employee and their covered dependents following the Effective Time. All Continuing Employees who become participants in Buyer's health plan shall receive credit for any co-payment and deductibles paid under Seller's or the Bank's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under Buyer's health plan.

        (d)   Buyer or one of its subsidiaries shall honor any and all vacation or sick leave accrued by employees of Seller and the Bank. Following the Effective Time, Buyer shall or shall cause Bank to honor the Seller Entities' incentive compensation plans for Continuing Employees for the year ending December 31, 2007. Thereafter, Continuing Employees shall be eligible to participate in incentive compensation plans of Buyer Entities on the same basis as similarly situated employees of Buyer Entities.

        (e)   Buyer shall provide severance and outplacement services to any employees of Seller or the Bank that are terminated in connection with the Merger (prior to or within a year of the Effective Time), in accordance with Buyer's policies and practices. If any employee of Seller or Bank is terminated in connection with the Merger prior to the close of business on December 31, 2007, Buyer shall provide to such employee, in addition to such severance, an amount equal to the matching contribution (determined at the 2006 matching rate) with respect to Seller's defined contribution plan and 2007 incentive compensation payment that such employee would otherwise have been entitled to receive had such employee remained employed through December 31, 2007.

        (f)    In order to induce certain employees to remain as employees of Seller or the Bank through the Effective Time or for specified periods after the Effective Time, with the consent of Buyer not to be unreasonably withheld, Seller shall have the right to pay retention bonuses to employees of Seller in amounts not to exceed in the aggregate the amount set forth on Section 7.9(f) of the Seller Disclosure Memorandum.

        (g)   Simultaneously herewith, John B. Stedman, Jr. shall have entered into an employment agreement with Buyer (the "Employment Agreement"). The Employment Agreement shall become effective only upon the consummation of the Merger at the Effective Time.

        (h)   Seller shall use its reasonable best efforts to cause each of Seller's directors to execute and deliver an agreement dated as of the date hereof in the form of Exhibit A pursuant to which he or she will vote his or her shares of Seller Common Stock in favor of this Agreement and the transactions contemplated hereby and a director agreement in the form of Exhibit D.

        (i)    No officer, employee, or other Person (other than the corporate Parties to this Agreement) shall be deemed a third party or other beneficiary of this Agreement, and no such Person shall have any right or other entitlement to enforce any provision of this Agreement or seek any remedy in connection with this Agreement, except as set forth in Section 7.12.

7.10 Section 16 Matters.

        Prior to the Effective Time, Seller and Buyer shall take all such steps as may reasonably be required to cause any dispositions of Seller Common Stock (including derivative securities with respect to Seller Common Stock) or acquisitions of Buyer Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Seller to be exempt under Rule 16b-3 promulgated under the Exchange Act. Seller agrees to promptly furnish Buyer with all requisite information necessary for Buyer to take the actions contemplated by this Section 7.10.

7.11 Affiliate and Claims Letters.

        Seller shall use its best efforts to cause (a) each director, executive officer, and other person who is an "affiliate" of Seller under Rule 145 of the Securities Act to deliver to Buyer as soon as practicable, and prior to the mailing of the Proxy Statement/Prospectus, an executed letter agreement in the form attached hereto as Exhibit B, providing that such person will comply with Rule 145, as well as a claims letter in the form attached hereto as Exhibit C and (b) each director and executive officer of the Bank to execute a claims letter in the form attached hereto as Exhibit C.

7.12 Indemnification.

        (a)   From and after the Effective Time, Buyer shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the Seller Entities (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees, or agents of Seller Entities or, at Seller's request, of another corporation, partnership, joint venture, trust, or other enterprise, occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under by the SCBCA and other applicable Law, and by Seller's articles of incorporation and bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Buyer Entity is insured against any such matter.

        (b)   Prior to the Effective Time, Buyer shall purchase, or shall direct Seller to purchase, an extended reporting period endorsement under Seller Entities' existing directors' and officers' liability insurance coverage ("Seller D&O Policy") for acts or omissions occurring prior to the Effective Time by such directors and officers currently covered by Seller Entities' D&O Policy. The directors and officers of Seller Entities shall take all reasonable actions required by the insurance carrier necessary to procure such endorsement. Such endorsement shall provide such directors and officers with coverage following the Effective Time for six years or such lesser period of time as can be purchased for an aggregate amount equal to three times the current annual premium for Seller Entities' D&O Policy (the "Premium Multiple"). If Buyer is unable to obtain or maintain the insurance coverage called for in this Section 7.12(b), then Buyer shall obtain the most advantageous coverage that can be purchased for the Premium Multiple.

        (c)   Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.12, upon learning of any such Liability or Litigation, or the threat thereof, shall promptly notify Buyer thereof in writing. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Buyer shall have the right to assume the defense thereof and Buyer shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Buyer elects not to assume such defense or counsel for the Indemnified Parties and advises that there are substantive issues which raise conflicts of interest between Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Buyer shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Buyer shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction; (ii) the Indemnified Parties will cooperate in good faith in the defense of any such Litigation; and (iii) Buyer shall not be liable for any settlement effected without its prior written consent and which does not provide for a complete and irrevocable release of all Buyer Entities and their respective directors, officers, and controlling persons, employees, agents, and Representatives; provided, however, that Buyer shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

        (d)   If Buyer or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Buyer shall assume the obligations set forth in this Section 7.12.

        (e)   The provisions of this Section 7.12 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and legal and personal representatives.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1   Conditions to Obligations of Each Party.

        The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:

          (a)    Shareholder Approval.    The shareholders of Seller shall have approved this Agreement, as and to the extent required by Law and by the provisions of Seller's articles of incorporation and bylaws.

          (b)    Regulatory Approvals.    All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the board of directors of Buyer would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Buyer would not, in its reasonable judgment, have entered into this Agreement.

          (c)    Registration Statement.    The Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement.

          (d)    Tax Opinion.    Buyer and Seller shall have received the opinion of McNair Law Firm, P.A. dated as of the Closing, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Buyer and Seller, as the case may be, substantially to the effect that on the basis of the facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC, (ii) Buyer and Seller will each be a party to that reorganization within the meaning of Section 368(b) of the IRC, and (iii) except to the extent of Cash Consideration or any cash received in lieu of a fractional share interest in Buyer Common Stock, the shareholders of Seller will not recognize any gain or loss by exchanging their shares of Seller Common Stock for shares of Buyer Common Stock pursuant to the Merger. Such opinion may be based on, in addition to the review of such matters of fact and law as the opinion giver considers appropriate, representations contained in certificates of officers of Buyer, Seller, and others.

          (e)    Legal Proceedings.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

          (f)    NASDAQ Listing.    As of the Effective Time, Buyer shall have satisfied all requirements in order for the Buyer Common Stock to be issued to shareholders of Seller in connection with the Merger to be listed on the NASDAQ Global Select Market.

8.2   Conditions to Obligations of Buyer.

        The obligations of Buyer to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Buyer pursuant to Section 10.6(a):

          (a)    Representations and Warranties.    For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Seller set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 4.3 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of Seller set forth in this Agreement (including the representations and warranties set forth in Section 4.3) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Seller Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

          (b)    Performance of Agreements and Covenants.    Each and all of the agreements and covenants of Seller to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)    Officers' Certificate.    Seller shall have delivered to Buyer a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to Seller and in Sections 8.2(a), 8.2(b), 8.2(e), 8.2(g), and 8.2(h) have been satisfied.

          (d)    Secretary's Certificate.    Seller Entities shall have delivered a certificate of the secretary of the Seller Entities, dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Seller Entities executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of the Seller as in effect from the date of this Agreement until the Closing Date, along with a certificate (dated not more than twenty days prior to the Closing Date) of the Secretary of State of the State of North Carolina as to the good standing of the Seller; (iii) a copy of the bylaws of the Seller as in effect from the date of this Agreement until the Closing Date, (iv) copies of the resolutions of Seller's board of directors and shareholders authorizing and approving the applicable matters contemplated hereunder, (v) a copy of the articles of incorporation of the Bank as in effect from the date of this Agreement until the Closing Date and (vi) a copy of the bylaws of the Bank as in effect from the date of this Agreement until the Closing Date.

          (e)    Consents and Approvals.    Each Seller Entity shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b)) or for the preventing of any Default under any Contract or Permit which, if not obtained or made, would be reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect. Seller shall have obtained the Consents listed in Section 4.2 of the Seller Disclosure Memorandum, including Consents from the lessors of each office leased by Seller, if any. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the board of directors of Buyer would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Buyer would not, in its reasonable judgment, have entered into this Agreement.

          (f)    Support Agreements, Affiliate Agreements; Claims Letters; Director Agreements.    Each of the directors of Seller shall have executed and delivered to Buyer a Support Agreement in the form attached hereto as Exhibit A and a Director Agreement in the form attached hereto as Exhibit D. Each of the directors, executive officers, and other persons who are "affiliates" under Rule 145 of the Securities Act of Seller shall have executed and delivered to Buyer an Affiliate Agreement in the form attached hereto as Exhibit B.

          (g)    Notices of Dissent.    Seller shall not have received timely notice from its shareholders of their intent to exercise their statutory right to dissent with respect to more than 10% of the outstanding shares of Seller Common Stock.

          (h)    No Material Adverse Effect.    There shall not have occurred any Seller Material Adverse Effect since the date of this Agreement.

          (i)    Bank Director Resignations.    Written resignations, effective as of the Effective Time, from all of the directors of the Bank shall have been delivered to Buyer.

8.3   Conditions to Obligations of Seller.

        The obligations of Seller to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Seller pursuant to Section 10.6(b):

          (a)    Representations and Warranties.    For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of Buyer set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Buyer Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

          (b)    Performance of Agreements and Covenants.    Each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)    Officers' Certificate.    Buyer shall have delivered to the Seller a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to Buyer and in Sections 8.3(a), 8.3(b), 8.3(f), and 8.3(g) have been satisfied.

          (d)    Secretary's Certificate.    Buyer Entities shall have delivered a certificate of the secretary of the Buyer Entities, dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Buyer Entities executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of Buyer as in effect from the date of this Agreement until the Closing Date, along with a certificate (dated not more than twenty days prior to the Closing Date) of the Secretary of State of the State of South Carolina as to the good standing of the Buyer; (iii) a copy of the bylaws of Buyer as in effect from the date of this Agreement until the Closing Date and (iv) a copy of the consent of Buyer's board of directors authorizing and approving the applicable matters contemplated hereunder.

          (e)    Payment of Merger Consideration.    Buyer shall pay the Merger Consideration as provided by this Agreement.

          (f)    Consents and Approvals.    Each Buyer Entity shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b)) or for the preventing of any Default under any Contract or Permit which, if not obtained or made, would be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the board of directors of Seller would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Seller would not, in its reasonable judgment, have entered into this Agreement.

          (g)    No Material Adverse Effect.    There shall not have occurred any Buyer Material Adverse Effect since the date of this Agreement.

ARTICLE 9
TERMINATION

9.1   Termination.

        Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Seller, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a)   By mutual written agreement of Buyer and Seller; or

          (b)   By either Party (provided, that the terminating Party is not then in breach of any representation, warranty, covenant, or other agreement contained in this Agreement, which breach would permit the other Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 8.2(a), 8.2(b), 8.3(a), or 8.3(b), as applicable) in the event of a breach by the other Party of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be cured and which breach is reasonably likely, in the opinion of the nonbreaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 8.2(a), 8.2(b), 8.3(a), or 8.3(b), as applicable; or

          (c)   By either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable, or (iii) the shareholders of Seller fail to vote their approval of this Agreement at the Seller Shareholders' Meeting; or

          (d)   By either Party in the event that the Merger shall not have been consummated by June 30, 2008, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1; or

          (e)   By Buyer (provided, that Buyer is not then in breach of any representation, warranty, covenant, or other agreement contained in this Agreement, which breach would permit Seller to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 8.3(a) or 8.3(b), as applicable) in the event that (i) the board of directors of Seller, shall have failed to reaffirm its approval of this Agreement and the Merger within five business days after Buyer's written request for such reaffirmation of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger, or (ii) the board of directors of Seller shall have failed to include in the Proxy Statement/Prospectus its recommendation, without modification or qualification, that Seller shareholders approve the Merger or shall have withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the recommendation of such board of directors to Seller's shareholders that they approve the Merger (it being understood and agree that any "stop-look-and-listen" communication to Seller's shareholders of the nature contemplated by Rule 14d-9 under the Exchange Act shall not be deemed to constitute a withdrawal or modification of such recommendation), or (iii) the board of directors of Seller shall have affirmed, recommended, or authorized entering into any Acquisition Transaction other than the Merger or, within ten business days after commencement of any tender or exchange offer for any shares of Seller Common Stock, the board of directors of Seller shall have made any recommendation other than against acceptance of such tender or exchange offer by its shareholders; provided, however, that this Agreement may not be terminated by Buyer pursuant to this Section 9.1(e) if the Merger is approved by the requisite vote of the shareholders of the Seller; or

          (f)    By Seller pursuant to Section 7.3(b) prior to the approval of this Agreement by the affirmative vote of the holders of the requisite number of the outstanding shares of Seller Common Stock entitled to vote thereon at the Seller Shareholders' Meeting; provided that Seller shall have complied with the provisions of Section 7.3, including, without limitation, the notice provisions thereof.

9.2   Effect of Termination.

        In the event of the termination of this Agreement by either Buyer or Seller pursuant to Section 9.1, this Agreement shall have no further effect, except that (i) the provisions of Sections 7.6, 9.2, and 9.3 and ARTICLE 10 shall survive any such termination, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement.

9.3   Termination Fee.

        (a)   If Seller terminates this Agreement pursuant to Section 9.1(f) of this Agreement, then upon such termination Seller shall pay to Buyer the sum of $1,750,000 (the "Termination Fee"). The Termination Fee shall be paid to Buyer in same-day funds.

        (b)   If Buyer terminates this Agreement pursuant to Section 9.1(e) of this Agreement and within 12 months after such termination Seller enters into an Acquisition Agreement, then upon the signing of such Acquisition Agreement, Seller shall pay to Buyer the Termination Fee in same-day funds; provided, however, that in such case the Termination Fee shall be reduced to $1,500,000.

        (c)   If either Party terminates this Agreement pursuant to Section 9.1(d) of this Agreement and, after the date of this Agreement and prior to the time of such termination, an Acquisition Proposal has been made, then, upon the signing of an Acquisition Agreement with respect to such Acquisition Proposal, Seller shall pay to Buyer the Termination Fee described in Section 9.3(a) in same-day funds.

        (d)   The Parties acknowledge that the agreements contained in this ARTICLE 9 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Seller fails to pay promptly any Termination Fee payable by it pursuant to this Section 9.3, then Seller shall pay to Buyer its reasonable costs and expenses (including reasonable attorneys' fees) in connection with collecting such Termination Fee, together with interest on the amount of the fee at the prime annual rate of interest (as published in

The Wall Street Journal) plus 2% as the same is in effect from time to time from the date such payment was due under this Agreement until the date of payment.

9.4   Nonsurvival of Representations and Covenants.

        Except for ARTICLE 3, Sections 7.6(b), 7.9, and 7.12, this ARTICLE 9, and ARTICLE 10, the respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time.

ARTICLE 10
MISCELLANEOUS

10.1 Definitions.

        (a)   Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

        "Acquisition Agreement" means a definitive agreement to effect an Acquisition Transaction.

        "Acquisition Proposal" means any proposal (whether communicated to Seller or publicly announced to Seller's shareholders) by any Person (other than Buyer or any of its Affiliates) for an Acquisition Transaction involving Seller or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the assets of which constitute 5% or more of the consolidated assets of Seller as reflected on Seller's consolidated statement of condition prepared in accordance with GAAP.

        "Acquisition Transaction" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from Seller by any Person or Group (other than Buyer or any of its Affiliates) of 25% or more in interest of the total outstanding voting securities of Seller or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or Group (other than Buyer or any of its Affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of Seller or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Seller pursuant to which the shareholders of Seller immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 25% or more of the Assets of Seller; or (iii) any liquidation or dissolution of Seller.

        "Affiliate" of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

        "Agreement" has the meaning as set forth in the introduction of the Agreement.

        "Allowance" has the meaning as set forth in Section 4.9(a) of the Agreement.

        "Assets" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

        "Bank" means The Scottish Bank, a North Carolina banking corporation and a wholly owned Subsidiary of Seller.

        "BHCA" has the meaning as set forth in Section 4.1 of the Agreement.

        "Buyer" has the meaning as set forth in the introduction of the Agreement.

        "Buyer Common Stock" means the common stock, par value $2.50 per share, of Buyer.

        "Buyer Disclosure Memorandum" means the written information entitled "Buyer Disclosure Memorandum" delivered with this Agreement to Seller describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

        "Buyer Entities" means, collectively, Buyer and all Buyer Subsidiaries.

        "Buyer Exchange Act Reports" has the meaning as set forth in Section 5.3(a) of the Agreement.

        "Buyer Financial Statements" means (i) the consolidated balance sheets of Buyer as of June 30, 2007, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the period ended June 30, 2007, and for each of the three fiscal years ended December 31, 2006, as filed by Buyer in Exchange Act Documents, and (ii) the consolidated balance sheets of Buyer (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents, as amended, filed with respect to periods ended subsequent to June 30, 2007.

        "Buyer Material Adverse Effect" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i)the financial position, business or results of operations of Buyer and its Subsidiaries, taken as a whole, or (ii) the ability of Buyer to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that with respect to the preceding clause (i), "Buyer Material Adverse Effect" shall not be deemed (with respect to each of the following clauses (A) through (D), only to the extent that the effect of a change on Buyer and its Subsidiaries taken as a whole it is not materially different than on comparable U.S. banking organizations) to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) changes in prevailing interest rates or other general economic conditions affecting U.S. banking organizations generally, (D) any effect, change, event, occurrence or circumstance relating to acts of terrorism, war, national or international calamity or any other similar event, (E) actions and omissions of Buyer (or any of its Subsidiaries) taken with the prior written Consent of Seller in contemplation of the transactions contemplated hereby, (F) the direct effects of negotiating, entering into and compliance with this Agreement on the operating performance of Buyer, or (G) the announcement or pendency of the transactions contemplated by this Agreement. Notwithstanding the foregoing, "Buyer Material Adverse Effect" shall not be deemed to include any change in the per-share price of Buyer's Common Stock on or after the date of execution of this Agreement by Seller.

        "Buyer Subsidiaries" means the Subsidiaries, if any, of Buyer.

        "CERCLA" has the meaning as set forth under the definition of "Environmental Laws" in this Section 10.1(a) of the Agreement.

        "Cash Consideration" has the meaning as set forth in Section 3.1(a) of the Agreement.

        "Cash Election" has the meaning as set forth in Section 3.2(a) of the Agreement.

        "Cash Election Shares" has the meaning as set forth in Section 3.2(a) of the Agreement.

        "Certificates" has the meaning as set forth in Section 3.1(b) of the Agreement.

        "Closing" has the meaning as set forth in Section 1.2 of the Agreement.

        "Closing Date" means the date on which the Closing occurs.

        "Code" means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

        "Confidential Information" has the meaning as set forth in Section 7.6(b) of the Agreement.

        "Consent" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

        "Contract" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

        "Default" means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

        "Disclosing Party" has the meaning as set forth in Section 7.6(b) of the Agreement.

        "Disqualified Person" has the meaning as set forth in Section 4.15(e) of the Agreement.

        "Dissenter Shares" has the meaning as set forth in Section 3.1(a) of the Agreement.

        "DOL" means the United States Department of Labor.

        "Effective Time" has the meaning as set forth in Section 1.3 of the Agreement.

        "Election Deadline" has the meaning as set forth in Section 3.2(b) of the Agreement.

        "Election Form" has the meaning as set forth in Section 3.2(a) of the Agreement.

        "Employee Benefit Plan" means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

        "Environmental Laws" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency

and state and local Governmental Authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq. ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i)—(vi) of this subparagraph; (viii) any amendments to the statutes, laws or ordinances listed in parts (i)—(vi) of this subparagraph, regardless of whether in existence on the date hereof, (ix) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i)—(vii) of this subparagraph; and (x) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" means any trade or business, whether or not incorporated, which together with a Seller Entity would be treated as a single employer under Code Section 414 or would be deemed a single employer within the meaning of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

        "Exchange Act Documents" means all proxy statements, registration statements, reports, schedules, and other documents, including all certifications and statements required by the Exchange Act or Section 906 of the Sarbanes-Oxley Act with respect to any report that is an Exchange Act Document, filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

        "Exchange Agent" has the meaning as set forth in Section 3.2(a) of the Agreement.

        "Excluded Shares" has the meaning as set forth in Section 3.1(d) of the Agreement.

        "Exhibits" means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "Federal Reserve" means the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond.

        "GAAP" means generally accepted accounting principles in the United States, consistently applied during the periods involved.

        "Governmental Authority" means any federal, state, local, or foreign court, board, body, commission, agency, authority, instrumentality, tribunal, or industry self-regulatory authority, including Regulatory Authorities and Taxing Authorities.

        "Group" has the meaning given to that term in Section 13(d) of the Exchange Act.

        "Hazardous Material" means any chemical, substance, waste, material, pollutant, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including RCRA hazardous wastes, CERCLA hazardous substances, and HSRA regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, mold, asbestos, and polychlorinated biphenyls (PCBs): (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Environmental Law), provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words "Hazardous Material" shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

        "Indemnified Party" has the meaning as set forth in Section 7.12(a) of the Agreement.

        "Intellectual Property" means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

        "IRS" means the United States Internal Revenue Service.

        "Knowledge" as used with respect to Seller (including references to Seller being aware of a particular matter) means those facts that are known or should reasonably have been known to John B. Stedman, Jr. or Jan H. Hollar. As used with respect to Buyer (including references to Buyer being aware of a particular matter), "Knowledge" means those facts that are known or should reasonably have been known to Robert R. Hill, Jr. or John C. Pollok.

        "Law" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, statute, regulation or order applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

        "Liability" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including reasonable attorneys fees, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

        "Lien" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or any property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for any depository institution, pledges to secure public deposits and other Liens incurred in the ordinary course of the banking business.

        "Litigation" means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party or any of its Subsidiaries, their respective businesses,

Assets or Liabilities (including Contracts related to Assets or Liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

        "Mailing Date" has the meaning as set forth in Section 3.2(a) of the Agreement.

        "Material" or "material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

        "Merger" has the meaning as set forth in the Preamble of the Agreement.

        "Merger Consideration" has the meaning as set forth in Section 3.1(a) of the Agreement.

        "NCBCA" means the North Carolina Business Corporation Act.

        "Nonelection" has the meaning as set forth in Section 3.2(a) of the Agreement.

        "Nonelection Shares" has the meaning as set forth in Section 3.2(a) of the Agreement.

        "Non Disclosure Agreement" means the letter agreement dated June 21, 2007 between Buyer and Seller Financial Advisor with respect to the confidential information of Seller.

        "Off-Balance Sheet Arrangements" has the meaning as set forth in Section 4.6 of the Agreement.

        "Operating Property" means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

        "Option Spread" has the meaning as set forth in Section 3.6(a) of the Agreement.

        "Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, directive, ruling, or writ of any Governmental Authority.

        "Participation Facility" means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, means the owner or operator of such facility or property, but only with respect to such facility or property.

        "Party" means Seller or Buyer.

        "Party in Interest" has the meaning as set forth in Section 4.15(e) of the Agreement.

        "Permit" means any federal, state, local, and foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business, the absence of which or a default under would constitute a Buyer or Seller Material Adverse Effect, as the case may be.

        "Per-Share Consideration" has the meaning as set forth in Section 3.1(a) of the Agreement.

        "Person" means a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

        "Premium Multiple" has the meaning as set forth in Section 7.12(b) of the Agreement.

        "Prohibited Transaction" has the meaning as set forth in Section 4.15(e) of the Agreement.

        "Proxy Statement/Prospectus" has the meaning as set forth in Section 7.1(a) of the Agreement.

        "RCRA" has the meaning as set forth under the definition of "Environmental Laws" in this Section 10.1(a) of the Agreement.

        "Receiving Party" has the meaning as set forth in Section 7.6(b) of the Agreement.

        "Regulatory Authorities" means, collectively, the SEC, the Nasdaq Stock Market, the NASD, the South Carolina State Board of Financial Institutions, the North Carolina Commissioner of Banks, the FDIC, the Department of Justice, and the Federal Reserve and all other federal, state, county, local or other Governmental Authorities having jurisdiction over a Party or its Subsidiaries.

        "Reportable Event" has the meaning as set forth in Section 4.15(g) of the Agreement.

        "Representative" means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of a Person.

        "Registration Statement" has the meaning as set forth in Section 7.1(a) of the Agreement.

        "Rights" means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other securities, securities or rights convertible into or exchangeable for, shares of the capital stock or other securities of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

        "SCBCA" means the South Carolina Business Corporation Act of 1988.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

        "Securities Laws" means the Securities Act, the Exchange Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, and the rules and regulations of any Regulatory Authority promulgated thereunder.

        "Seller" has the meaning as set forth in the introduction of the Agreement.

        "Seller Benefit Plan(s)" has the meaning as set forth in Section 4.15(a) of the Agreement.

        "Seller Common Stock" means the common stock, par value $0.01 per share, of Seller.

        "Seller Contracts" has the meaning as set forth in Section 4.16(a) of the Agreement.

        "Seller D&O Policy" has the meaning as set forth in Section 7.12(b) of the Agreement.

        "Seller Disclosure Memorandum" means the written information entitled "Seller Disclosure Memorandum" delivered with this Agreement to Buyer describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

        "Seller Entities" means, collectively, Seller and all Seller Subsidiaries.

        "Seller ERISA Plan" has the meaning as set forth in Section 4.15(a) of the Agreement.

        "Seller Exchange Act Reports" has the meaning as set forth in Section 4.5(a) of the Agreement.

        "Seller Financial Advisor" means Keefe, Bruyette & Woods.

        "Seller Financial Statements" means (i) the consolidated balance sheets of Seller as of June 30, 2007, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the period ended June 30, 2007, and for each of the three fiscal years ended December 31, 2006, as filed by Seller in the Seller Exchange Act Reports, and (ii) the consolidated balance sheets of Seller (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in the Seller Exchange Act Reports, as amended, filed with respect to periods ended subsequent to June 30, 2007.

        "Seller Material Adverse Effect" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, business or results of operations of Seller and its Subsidiaries, taken as a whole, or (ii) the ability of Seller to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that with respect to the preceding clause (i), "Seller Material Adverse Effect" shall not be deemed (with respect to each of the following clauses (A) through (D), only to the extent that the effect of a change on Seller and its Subsidiaries taken as a whole it is not materially different than on comparable U.S. banking organizations) to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) changes in prevailing interest rates or other general economic conditions affecting U.S. banking organizations generally, (D)any effect, change, event, occurrence or circumstance relating to acts of terrorism, war, national or international calamity or any other similar event, (E) actions and omissions of Seller (or any of its Subsidiaries) taken with the prior written Consent of Buyer in contemplation of the transactions contemplated hereby, (F) the direct effects of negotiating, entering into and compliance with this Agreement on the operating performance of Seller, including specifically Seller's costs and expenses associated therewith, including, but not limited to, accounting, financial advisor, and legal fees, or (G) the announcement or pendency of the transactions contemplated by this Agreement.

        "Seller Pension Plan" has the meaning as set forth in Section 4.15(a) of the Agreement.

        "Seller Options" has the meaning as set forth in Section 3.6(a) of the Agreement.

        "Seller Subsidiaries" means the Subsidiaries, if any, of Seller.

        "Seller Shareholders' Meeting" means the meeting of Seller's shareholders to be held pursuant to Section 7.2 of the Agreement, including any adjournment or adjournments thereof.

        "Shortfall Number" has the meaning as set forth in Section 3.2(c)(ii) of the Agreement.

        "Stock Consideration" has the meaning as set forth in Section 3.1(a) of the Agreement.

        "Stock Conversion Number" has the meaning as set forth in Section 3.2(a) of the Agreement.

        "Stock Election" has the meaning as set forth in Section 3.2(a) of the Agreement.

        "Stock Election Number" has the meaning as set forth in Section 3.2(a) of the Agreement.

        "Stock Election Shares" has the meaning as set forth in Section 3.2(a) of the Agreement.

        "Subsidiaries" means all those corporations, banks, associations, or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

        "Superior Proposal" means any Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of at least a majority of the outstanding equity interest in, or all or substantially all of the assets and liabilities of, Seller and (ii) with respect to which the Board of Directors of Seller (A) determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person or Group making the Acquisition Proposal, and (B) determines in its good faith judgment (based on, among other things, the advice of its financial advisor) to be more favorable to Seller's shareholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Seller, after obtaining the advice of Seller's financial advisor, the Person or Group making such Acquisition Proposal is reasonably able to finance the transaction and close it timely, and any proposed changes to this Agreement that may be proposed by Buyer in response to such Acquisition Proposal).

        "Support Agreements" has the meaning as set forth in Section 8.2(f) of the Agreement.

        "Surviving Corporation" means Buyer as the surviving corporation resulting from the Merger.

        "Takeover Laws" has the meaning as set forth in Section 4.21 of the Agreement.

        "Tax" or "Taxes" means all taxes, charges, fees, levies, imposts, duties, or assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges of any kind whatsoever, imposed or required to be withheld by any Governmental Authority (domestic or foreign), including any interest, penalties, and additions imposed thereon or with respect thereto.

        "Tax Return" means any report, return, information return, or other information required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

        "Taxing Authority" means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

        "Termination Fee" has the meaning as set forth in Section 9.3(a) of the Agreement.

        "Three-Day Period" has the meaning as set forth in Section 7.3(c) of the Agreement.

        "Trust" shall mean TSB Statutory Trust I, a statutory trust under Chapter 38 of Title 12 of the Delaware Code pursuant to a Declaration of Trust dated as of December 1, 2006 and a Certificate of Trust filed with the Secretary of State of the State of Delaware on December 1, 2006

        "WARN Act" has the meaning as set forth in Section 4.14(c) of the Agreement.

        (b)   Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation", and such terms shall not be limited by enumeration or example.

10.2    Expenses.

        Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

10.3    Brokers and Finders.

        Except for Seller Financial Advisor as to Seller and Sandler O'Neill + Partners as to Buyer, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker's representing or being retained by or allegedly representing or being retained by Seller or by Buyer, each of Seller and Buyer, as the case may be, agrees to indemnify and hold the other Party harmless from any Liability in respect of any such claim. Seller has provided a copy of Seller Financial Advisor's engagement letter and expected fee for its services as Section 10.3 of the Seller Disclosure Memorandum and shall pay all amounts due thereunder at Closing and prior to the Effective Time.

10.4    Entire Agreement.

        Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 7.12.

10.5    Amendments.

        To the extent permitted by Law, and subject to Section 1.4, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Seller Common Stock, there shall be made no amendment that reduces or modifies in any respect the consideration to be received by holders of Seller Common Stock.

10.6    Waivers.

        (a)   Prior to or at the Effective Time, Buyer, acting through its board of directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Seller, to waive or extend the time for the compliance or fulfillment by Seller of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

        (b)   Prior to or at the Effective Time, Seller, acting through its board of directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer, to waive or extend the time for the compliance or fulfillment by Buyer of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Seller under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Seller.

        (c)   The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

10.7    Assignment.

        Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law, including by merger or consolidation, or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

10.8    Notices.

        All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by courier or overnight carrier, to the persons at the addresses set forth below:

Buyer:	SCBT Financial Corporation 520 Gervais Street Columbia, South Carolina 29201 Facsimile Number: (803) 765-1966 Attention: Robert R. Hill, Jr.
Copy to Counsel:	McNair Law Firm, P.A. 1301 Gervais Street, 17th Floor Columbia, South Carolina 29201 Facsimile Number: (803) 933-1443 Attention: John W. Currie
Seller:	TSB Financial Corporation 1057 Providence Road Charlotte, North Carolina 28207 Facsimile Number: (704) 331-9695 Attention: John B. Stedman, Jr.
Copy to Counsel:	Robinson, Bradshaw & Hinson, P.A. 101 North Tryon Street, Suite 1900 Charlotte, North Carolina 28246 Facsimile Number: (704) 373-3955 Attention: Stephen M. Lynch

All notices, requests, waivers and other communications shall be deemed to have been effectively given (a) when personally delivered to the Party to be notified, (b) when sent by confirmed facsimile to the Party to be notified at the number set forth above, (c) three business days after deposit in the United States mail postage prepaid by certified or registered mail with return receipt requested and addressed to the Party to be notified as set forth above or (d) one business day after deposit with a national overnight delivery service, postage prepaid, addressed to the Party to be notified as set forth above with next-business-day delivery guaranteed. A Party may change its notice address given above by giving the other Parties 10 days' written notice of the new address.

10.9    Governing Law.

        Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of South Carolina.

10.10    Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.11    Captions; Articles and Sections.

        The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections mean and refer to the referenced Articles and Sections of this Agreement.

10.12    Interpretations.

        Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

10.13    Enforcement of Agreement.

        The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.14    Severability.

        Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[signatures appear on next page]

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officer as of the day and year first above written.

SCBT FINANCIAL CORPORATION (BUYER)
By:	/s/ ROBERT R. HILL, JR. Robert R. Hill, Jr. President and Chief Executive Officer
TSB FINANCIAL CORPORATION (SELLER)
By:	/s/ JOHN B. STEDMAN, JR. John B. Stedman, Jr. President and Chief Executive Officer

EXHIBIT A

FORM OF SUPPORT AGREEMENT

August    , 2007

SCBT Financial Corporation
520 Gervais Street
Columbia, South Carolina 29201

Ladies and Gentlemen:

        The undersigned is a director of TSB Financial Corporation, a North Carolina corporation ("Seller"), and the beneficial holder of shares of common stock of Seller (the "Seller Common Stock").

        SCBT Financial Corporation, a South Carolina corporation ("Buyer"), and Seller are considering the execution of an Agreement and Plan of Merger (the "Agreement") contemplating the acquisition of Seller through the merger of Seller with and into Buyer (the "Merger"). The consummation of the Merger pursuant to the Agreement by Buyer is subject to the execution and delivery of this letter agreement.

        In consideration of the substantial expenses that Buyer will incur in connection with the transactions contemplated by the Agreement and to induce Buyer to consummate the transactions contemplated by the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his or her capacity as a shareholder of Seller, and not in his or her capacity as a director or officer of Seller, as follows:

        1.     While this letter agreement is in effect the undersigned shall not, directly or indirectly, except with the prior approval of Buyer, which approval shall not be unreasonably withheld, (a) sell or otherwise dispose of or encumber (other than in connection with an ordinary bank loan) prior to the record date of the Seller Shareholders Meeting (as defined in the Agreement) any or all of his or her shares of Seller Common Stock, or (b) deposit any shares of Seller Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Seller Common Stock or grant any proxy with respect thereto, other than for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

        2.     While this letter agreement is in effect the undersigned shall vote all of the shares of Seller Common Stock for which the undersigned has sole voting authority, and shall use his or her best efforts to cause to be voted all of the shares of Seller Common Stock for which the undersigned has shared voting authority, in either case whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired: (a) for the approval of the Agreement and the Merger at the Seller Shareholders Meeting; and (b) against any Acquisition Proposal (as defined in the Agreement) (other than the Merger).

        3.     The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

        4.     The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, Buyer shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

        5.     The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of Seller and, if applicable, shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director or officer of Seller.

        6.     This letter agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the Effective Time of the Merger or (b) the date upon which the Merger Agreement is terminated in accordance with its terms, in which event the provisions of this Agreement shall terminate.

        7.     As of the date hereof, the undersigned has voting power (sole or shared) with respect to the number of shares of Seller Common Stock set forth below.

        IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

Very truly yours,
Print Name
Number of shares owned with sole voting authority:

Number of shares owned with shared voting authority:

Accepted and agreed to as of the date first above written:
SCBT FINANCIAL CORPORATION
By: Robert R. Hill, Jr. Its: President and Chief Executive Officer

EXHIBIT B

FORM OF AFFILIATE'S AGREEMENT

August    , 2007

SCBT Financial Corporation
520 Gervais Street
Columbia, South Carolina 29201

Ladies and Gentlemen:

        I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of TSB Financial Corporation, a North Carolina corporation ("Seller"), as that term is defined in Rule 144 and used in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of August    , 2007 (the "Merger Agreement"), by and between Seller and SCBT Financial Corporation, a South Carolina corporation ("Buyer"), Seller plans to merge with and into Buyer (the "Merger").

        I further understand that as a result of the Merger, I may receive shares of common stock, par value $2.50 per share, of Buyer ("Buyer Common Stock") in exchange for shares of common stock, par value $0.01 per share, of Seller ("Seller Common Stock").

        I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Buyer Common Stock, to the extent I felt necessary, with my counsel or counsel for Seller.

        I represent, warrant, and covenant with and to Buyer that in the event I receive any shares of Buyer Common Stock as a result of the Merger:

        1.     I shall not make any sale, transfer, or other disposition of such shares of Buyer Common Stock unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, which is not anticipated, (ii) such sale, transfer, or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act, or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Buyer, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer, or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the Securities Act.

        2.     I understand that, subject to the last paragraph of this letter, Buyer is under no obligation to register the sale, transfer, or other disposition of shares of Buyer Common Stock by me or on my behalf under the Securities Act or to take any other action necessary to make compliance with an exemption from such registration available.

        3.     I understand that stop transfer instructions will be given to Buyer's transfer agent with respect to shares of Buyer Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

  "The shares represented by this certificate were issued as a result of the merger of TSB Financial Corporation with and into SCBT Financial Corporation ("Buyer"), in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and Buyer, a copy of which agreement is on file at the principal offices of Buyer."

        4.     I understand that, unless the transfer by me of the Buyer Common Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Buyer reserves the right, in its sole discretion, to place the following legend on the certificates for such shares, or any substitutions therefor, issued to my transferee:

  "The shares represented by this certificate were acquired from [SHAREHOLDER] who, in turn, received such shares as a result of the merger of TSB Financial Corporation with and into SCBT Financial Corporation, in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

        It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legends (A) if I shall have delivered to Buyer (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Buyer, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations reasonably satisfactory to Buyer that Buyer Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d) under the Securities Act or its successor, and (B) one year after the Effective Time of the Merger, or such shorter period specified in Rule 145(d)(2) under the Securities Act or its successor, if at such time I am not an affiliate of Buyer.

        I further understand and agree that the provisions of Rule 145 shall apply to all shares of Buyer Common Stock that my spouse, any relative of mine, or any relative of my spouse, any one of whom has the same home as me, receives as a result of the Merger.

        By acceptance hereof, Buyer agrees, for a period of two years after the Effective Time (as defined in the Agreement) that, so long as it is obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, it will use commercially reasonable efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefore available to me if I desire to transfer any Buyer Common Stock issued to me in the Merger.

        This letter agreement shall terminate automatically, without any further action of the parties, upon any termination of the Merger Agreement.

Very truly yours,
By:

Name:
Accepted this day of , 2007.
SCBT FINANCIAL CORPORATION
By: Robert R. Hill, Jr. Its: President and Chief Executive Officer

EXHIBIT C

FORM OF CLAIMS LETTER

                        , 2007

SCBT Financial Corporation
520 Gervais Street
Columbia, South Carolina 29201

Ladies and Gentlemen:

        This letter is delivered pursuant to the Agreement and Plan of Merger, dated as of August    , 2007, by and between SCBT Financial Corporation, a South Carolina corporation, and TSB Financial Corporation, a North Carolina corporation ("Seller").

        In my capacity as an officer and/or a director of Seller and/or its wholly owned subsidiary, The Scottish Bank, a North Carolina banking corporation (the "Bank"), and as of the date of this letter, I do not, to the best of my knowledge, have any claims, and I am not aware of any facts or circumstances that I believe are likely to give rise to any claim by me for indemnification under Seller's or the Bank's Articles of Incorporation or Bylaws as existing on the date hereof or as may be afforded by the laws of the State of North Carolina or otherwise.

Very truly yours,
Signature of Officer or Director
Name of Officer or Director

EXHIBIT D

FORM OF DIRECTOR AGREEMENT

DIRECTOR'S AGREEMENT

        THIS DIRECTOR'S AGREEMENT (the "Agreement") is entered into as of                        , 2007 and shall become effective on the Effective Time of the Merger provided in the Merger Agreement (as defined below), between SCBT Financial Corporation, a South Carolina corporation ("Buyer"), and TSB Financial Corporation, a North Carolina corporation("Seller").

        WHEREAS, Buyer and Seller are parties to an Agreement and Plan of Merger dated as of                        , 2007, as the same may be amended or supplemented (the "Merger Agreement");

        WHEREAS, the undersigned director of Seller ("Director") is a director and shareholder of Seller and is receiving Merger Consideration pursuant to the terms and conditions of the Merger Agreement; and

        WHEREAS, the Merger Agreement contemplates that, upon the execution and delivery of the Merger Agreement by Seller, as a condition and inducement to the willingness of Buyer to enter into the Merger Agreement, Director will enter into and perform this Agreement.

        IN CONSIDERATION of the premises and for other good and valuable consideration, including, without limitation, the Merger Consideration to be received by Director, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1.    Certain Definitions.

          (a)   "Affiliated Company" means any company or entity controlled by, controlling or under common control with Buyer or Seller.

          (b)   "Confidential Information" means all information regarding Seller, Buyer and their Affiliated Companies and any of their respective activities, businesses or customers that is not generally known to persons not employed (whether as employees or independent contractors) by Seller, Buyer or their respective Affiliated Companies, that is not generally disclosed publicly to persons not employed by Seller, Buyer or their respective Affiliated Companies (except to their regulatory authorities and pursuant to confidential or other relationships where there is no expectation of public disclosure or use by third Persons), and that is the subject of reasonable efforts to keep it confidential, and/or where such information is subject to limitations on disclosure or use by applicable Laws. "Confidential Information" shall include, without limitation, all customer information, customer lists, confidential methods of operation, lending and credit information, commissions, mark-ups, product/service formulas, information concerning techniques for use and integration of websites and other products/services, current and future development and expansion or contraction plans of Seller, Buyer or their respective Affiliated Companies, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of and information concerning the pricing of product and services, strategy, tactics and financial affairs of Seller, Buyer or their respective Affiliated Companies. "Confidential Information" also includes any "confidential information," "trade secrets" or any equivalent term under any other federal, state or local Law. "Confidential Information" shall not include information that (a) has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Seller or Buyer or their respective Affiliated Companies or any duty owed to any of them; (b) was rightfully in the possession of a person or entity prior to receipt of such Confidential Information, directly or indirectly, from the Director; or (c) is independently developed by a person or entity without reference to or use of Confidential Information. The

  Director acknowledges and agrees that the trading in Buyer or Seller securities using Confidential Information or nonpublic information may violate federal and state securities laws.

          (c)   Capitalized terms used but not defined herein shall have the same meanings provided in the Merger Agreement.

        2.    Nondisclosure of Confidential Information.

          (a)    Nondisclosure of Confidential Information.    For a period of one (1) year after the Effective Time of the Merger, except as required by law, Director shall not directly or indirectly transmit or disclose any Confidential Information to any Person, or use or permit others to use any such Confidential Information, directly or indirectly, without the prior express written consent of the Chief Executive Officer of Buyer, which consent may be withheld in the sole discretion of Buyer's Chief Executive Officer. If required to disclose such information by law, the Director shall use reasonable efforts to protect and preserve the confidentiality of such information.

          (b)    Enforceability of Covenants.    Director, Buyer, and Seller agree that Director's obligations under these nondisclosure covenants are separate and distinct from other provisions of this Agreement, and a failure or alleged failure of Seller and Buyer to perform their obligations under any provision of this Agreement or other agreements with Director shall not constitute a defense to, or waiver of the enforceability of these nondisclosure covenants. Nothing in this provision or this Agreement shall limit any rights or remedies otherwise available to Seller, Buyer or any Affiliated Company under federal, state or local law.

        3.    Nonrecruitment and Nonsolicitation Covenants.

          (a)    Nonrecruitment of Employees.    Director hereby agrees that, for one (1) year following the Effective Time, Director shall not, without the prior written consent of the Buyer's Chief Executive Officer, which consent may be withheld at the sole discretion of the Buyer's Chief Executive Officer, directly or indirectly solicit or recruit for employment or encourage to leave employment with Buyer or any of its Affiliated Companies, on his own behalf or on behalf of any other Person other than Buyer or any of its Affiliated Companies, any Person who worked for Seller or any Seller Affiliated Company during Director's services as a director of Seller or any Seller Affiliated Company and who performed services for Seller, Buyer or any Affiliated Company customers and who has not thereafter ceased to be employed by Seller, Buyer or any of their Affiliated Companies for a period of not less than one year.

          (b)    Nonsolicitation of Customers.    Director hereby agrees that, for one (1) year following the Effective Time, Director shall not, without the prior written consent of the Buyer's Chief Executive Officer, which consent may be withheld at the sole discretion of Buyer's Chief Executive Officer, directly or indirectly, on behalf of himself or of anyone other than Buyer or any Affiliated Company, solicit or attempt to solicit for the purpose of providing any Business Activities (as defined in Section 3(c)) any customer of Buyer or any Buyer Affiliated Company who was a customer of Seller or any Seller Affiliated Company whom Director actively solicited or with whom Director worked, or otherwise had material contact, in the course of Director's service as a director of Seller or any Seller Affiliated Company.

          (c)    Noncompetition.    Director hereby agrees that, for one (1) year following the Effective Time, Director shall not, without the prior written consent of Buyer's Chief Executive Officer, which consent may be withheld at the sole discretion of Buyer's Chief Executive Officer, shall not prepare or apply to commence, engage or participate in, Business Activities with, for or on behalf of any new financial institution as a director, consultant, officer, employee, agent or shareholder of, or on behalf of any other Person, business or enterprise that competes in the Restricted Area with the Buyer with respect to Business Activities. For purposes of this Section 3(c), "Business Activities" shall be any business activities conducted by Buyer, Seller or any of their Affiliated

  Companies, which consist of commercial or consumer loans and extensions of credit, letters of credit, commercial and consumer deposits and deposit accounts, securities repurchase agreements and sweep accounts, cash management services, money transfer and bill payment services, internet or electronic banking, automated teller machines, IRA and retirement accounts, mortgage loans, and home equity lines of credit. For purposes of this Section 3(c), the "Restricted Area" shall be Mecklenburg County, North Carolina. Nothing in this Section 3(c) shall prohibit Director from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding securities of any corporation which may compete directly or indirectly with Seller, Buyer or any of their Affiliated Companies or preclude Director from continuing any Business Activities conducted as of the date hereof.

          (d)    Enforceability of Covenants.    Director acknowledges and agrees that the covenants in this Agreement are direct consideration for a sale of a business and should be governed by standards applicable to restrictive covenants entered into in connection with a sale of a business. Director acknowledges that each of Buyer and their Affiliated Companies have a current and future expectation of business within the Restricted Area and from the current and proposed customers of Seller that are derived from the acquisition of Seller by Buyer. Director acknowledges that the term, geographic area, and scope of the covenants set forth in this Agreement are reasonable, and agrees that he will not, in any action, suit or other proceedings, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein. Director agrees that his position as a director of Seller involves duties and authority relating to all aspects of the Business Activities and all of the Restricted Area. Director further acknowledges that complying with the provisions contained in this Agreement will not preclude him from engaging in a lawful profession, trade or business, or from becoming gainfully employed. Director and Buyer agree that Director's obligations under the above covenants are separate and distinct under this Agreement, and the failure or alleged failure of the Buyer to perform its obligations under any other provisions of this Agreement shall not constitute a defense to the enforceability of this covenant. Director and Buyer agree that if any portion of the foregoing covenants is deemed to be unenforceable because the geography, time or scope of activities restricted is deemed to be too broad, the court shall be authorized to substitute for the overbroad term an enforceable term that will enable the enforcement of the covenants to the maximum extent possible under applicable law. Director acknowledges and agrees that any breach or threatened breach of this covenant will result in irreparable damage and injury to the Buyer and its Affiliated Companies and that Buyer will be entitled to exercise all rights including, without limitation, obtaining one or more temporary restraining orders, injunctive relief and other equitable relief, including specific performance in the event of any breach or threatened breach of this Agreement, in any federal or state court of competent jurisdiction in South Carolina without the necessity of posting any bond or security (all of which are waived by the Director), and to exercise all other rights or remedies, at law or in equity, including, without limitation, the rights to damages.

        4.    Successors.

          (a)   This Agreement is personal to Director is not assignable by Director, and none of Director's duties hereunder may be delegated.

          (b)   This Agreement may be assigned by, and shall be binding upon and inure to the benefit of the Buyer and any of its Affiliated Companies and their successors and assigns.

        5.    Miscellaneous.

          (a)    Waiver.    Failure of a party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

          (b)    Severability.    If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

          (c)    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Carolina.

        (d)    Notices.    All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

To Buyer:	SCBT Financial Corporation 520 Gervais Street Columbia, South Carolina 29201 Attention: Robert R. Hill, Jr.
To Director:

        A party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

          (e)    Amendments and Modifications.    This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

          (f)    Entire Agreement.    Except as provided herein, this Agreement contains the entire agreement between Buyer and Director with respect to the subject matter hereof and, from and after the date hereof, this Agreement shall supersede any prior agreement between the parties with respect to the subject matter hereof.

          (g)    Counterparts, etc.    This Agreement may be executed in identical counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall constitute and have the same force and effect as an original signature for all purposes under this Agreement.

[Signatures on following page]

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

SCBT FINANCIAL CORPORATION
By:

Name: Title
DIRECTOR:

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of September 28, 2007, is by and between SCBT Financial Corporation, a South Carolina corporation ("Buyer"), and TSB Financial Corporation, a North Carolina corporation ("Seller"), and amends the Agreement and Plan of Merger (the "Agreement") dated as of August 29, 2007 between Buyer and Seller. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Agreement.

        WHEREAS, the defined term, "Stock Conversion Number," as used in Section 3.2(c) of the Agreement was intended by the Parties to be the number of shares of Seller Common Stock which upon exchange at a ratio of 0.993 of a share of Buyer Common Stock for one share of Seller Common Stock would yield the maximum aggregate number of 939,372 shares of Buyer Common Stock to be issued as Stock Consideration in the Merger; and

        WHEREAS, the Parties wish to amend the Agreement to reflect that intention;

        NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

        1.    Definition of "Stock Conversion Number."    Notwithstanding the contrary definition of "Stock Conversion Number" included in Section 3.2(a) of the Agreement and the reference included in Section 10.1(a) of the Agreement to Section 3.2(a) for the definition of "Stock Conversion Number," as used in Section 3.2(c) of the Agreement, the term "Stock Conversion Number" shall mean 945,994 shares of Seller Common Stock.

        2.    Remainder Unaffected.    The remainder of the Agreement shall not be affected by this Amendment, and the Agreement shall continue in full force and effect as amended hereby.

        3.    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        4.    Governing Law.    Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Amendment shall be governed by and construed in all respects in accordance with the Laws of the State of South Carolina.

        5.    Interpretation.    Neither this Amendment nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Amendment shall be considered the draftsman. The Parties acknowledge and agree that this Amendment has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

[signatures appear on next page]

        IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by its duly authorized officer as of the day and year first above written.

SCBT FINANCIAL CORPORATION (BUYER)
By:	/s/ Robert R. Hill, Jr. Robert R. Hill, Jr. President and Chief Executive Officer
TSB FINANCIAL CORPORATION (SELLER)
By:	/s/ John B. Stedman, Jr. John B. Stedman, Jr. President and Chief Executive Officer

Appendix B

August 29, 2007

The Board of Directors
TSB Financial Corporation
1057 Providence Road
Charlotte, North Carolina 28207

Members of the Board:

        You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of TSB Financial Corporation ("TSB Financial") of the Merger Consideration, as defined below, in the proposed merger (the "Merger") of TSB Financial with and into SCBT Financial Corporation ("SCBT"), pursuant to the Agreement and Plan of Merger, dated as of August 29, 2007, between TSB Financial and SCBT (the "Agreement"). Merger Consideration hereinafter means the number of whole shares of SCBT common stock, cash or a combination thereof, plus cash in lieu of any fractional share interest, into which shares of TSB Financial common stock shall be converted, as set forth in Article III of the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement.

        Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, TSB Financial and SCBT, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of TSB Financial and SCBT for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to TSB Financial. We have acted exclusively for the Board of Directors of TSB Financial in rendering this fairness opinion and will receive a fee from TSB Financial for our services.

        In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of TSB Financial and SCBT and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual Report to Stockholders and Annual Report on Form 10-KSB for the three years ended December 31, 2006 of TSB Financial; (iii) the Annual Report to Stockholders and Annual Report on Form 10-K for the three years ended December 31, 2006 of SCBT; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-QSB of TSB Financial and certain interim reports to stockholders and Quarterly Reports on Form 10-Q of SCBT and certain other communications from TSB Financial and SCBT to their respective stockholders; and (v) other financial information concerning the businesses and operations of

B-1

TSB Financial and SCBT furnished to us by TSB Financial and SCBT for purposes of our analysis. We have also held discussions with senior management of TSB Financial and SCBT regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for TSB Financial and SCBT with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

        In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of TSB Financial and SCBT as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed that the aggregate allowances for loan and lease losses for TSB Financial and SCBT are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of TSB Financial and SCBT, nor have we examined any individual credit files.

        We have assumed that, in all respects material to our analyses, the following: (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

        We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of TSB Financial and SCBT; (ii) the assets and liabilities of TSB Financial and SCBT; (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other similar transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to holders of the shares of TSB Financial common stock.

                      Very truly yours,

                      /s/ Keefe, Bruyette & Woods, Inc.
                      Keefe, Bruyette & Woods, Inc.

B-2

Appendix C

Article 13 of the North Carolina Business Corporation Act

GENERAL STATUTES OF NORTH CAROLINA
CHAPTER 55. NORTH CAROLINA
BUSINESS CORPORATION ACT
ARTICLE 13. DISSENTERS' RIGHTS

§ 55-13-01    Definitions

        In this Article:

        (1)   "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2)   "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

        (3)   "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        (4)   "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided by G.S. 24-1.

        (5)   "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6)   "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (7)   "Shareholder" means the record shareholder or the beneficial shareholder.

§ 55-13-02    Right to dissent

        (a)   In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1)   Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger whose shares are not affected under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (2)   Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (2a) Consummation of a plan of conversion pursuant to Part 2 of Article 11A of this Chapter;

          (3)   Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

          (4)   An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it

              (i)  alters or abolishes a preferential right of the shares;

             (ii)  creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

            (iii)  alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

            (iv)  excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than an amendment of the articles of incorporation permitting action without meeting to be taken by less than all shareholders entitled to vote, without advance notice, or both, as provided in G.S. 55-7-04;

             (v)  reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or

            (vi)  changes the corporation into a nonprofit corporation or cooperative organization; or

          (5)   Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (b)   A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

        (c)   Notwithstanding any other provision of this Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions (1), (2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:

          (1)   The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or

          (2)   In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

            a.     Cash;

            b.     Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders; or

            c.     A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision.

§ 55-13-03    Dissent by nominees and beneficial owners

        (a)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

        (b)   A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (1)   He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2)   He does so with respect to all shares of which he is the beneficial shareholder.

§§ 55-13-04 through 55-13-19    Reserved for future codification purposes.

§ 55-13-20    Notice of dissenters' rights

        (a)   If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

        (b)   If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders or is taken by shareholder action without meeting under G.S. 55-7-04, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22. A shareholder who consents to shareholder action taken without meeting under G.S. 55-7-04 approving a corporate action is not entitled to payment for the shareholder's shares under this Article with respect to that corporate action.

        (c)   If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

§ 55-13-21    Notice of intent to demand payment

        (a)   If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1)   Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2)   Must not vote his shares in favor of the proposed action.

        (b)   A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

§ 55-13-22    Dissenters' notice

        (a)   If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is approved at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

        (b)   The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:

          (1)   State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2)   Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3)   Supply a form for demanding payment;

          (4)   Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

          (5)   Be accompanied by a copy of this Article.

§ 55-13-23    Duty to demand payment

        (a)   A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

        (b)   The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

        (c)   A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

§ 55-13-24    Share restrictions

        (a)   The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

        (b)   The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

§ 55-13-25    Payment

        (a)   As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

        (b)   The payment shall be accompanied by:

          (1)   The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

          (2)   An explanation of how the corporation estimated the fair value of the shares;

          (3)   An explanation of how the interest was calculated;

          (4)   A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

          (5)   A copy of this Article.

§ 55-13-26    Failure to take action

        (a)   If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (b)   If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

§ 55-13-27    Reserved for future codification purposes.

§ 55-13-28    Procedure if shareholder dissatisfied with corporation's payment or failure to perform

        (a)   A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

          (1)   The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2)   The corporation fails to make payment under G.S. 55-13-25; or

          (3)   The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

        (b)   A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

§ 55-13-29    Reserved for future codification purposes.

§ 55-13-30    Court action

        (a)   If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

        (b)   Reserved for future codification purposes.

        (c)   The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        (d)   The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

        (e)   Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

§ 55-13-31    Court costs and counsel fees

        (a)   The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

        (b)   The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1)   Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

          (2)   Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

        (c)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Appendix D

Consolidated Financial Statements of TSB Financial Corporation

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF TSB FINANCIAL CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of
TSB Financial Corporation:

        We have audited the accompanying consolidated balance sheets of TSB Financial Corporation and Subsidiary (the "Company") as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the TSB Financial Corporation and Subsidiary as of December 31, 2006 and 2005 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes PLLC
Charlotte, North Carolina
March 20, 2007, except for the effects of the 10% stock dividend in 2007, discussed in Note 1 and 10, as to which the date is October 2, 2007.

TSB Financial Corporation

CONSOLIDATED BALANCE SHEETS

(Dollars in 000's, except per share amounts)

	December 31, 2006	December 31, 2005
Assets
Cash and due from banks	$8,798	$4,609
Securities available for sale	35,660	34,947
Federal Home Loan Bank stock	702	662
Loans	144,990	125,302
Less allowance for loan losses	(1,697)	(1,623)

Net loans	143,293	123,679
Premises and equipment, net	1,287	1,351
Interest receivable	914	725
Other assets	5,238	5,123

Total assets	$195,892	$171,096

Liabilities and Shareholders' Equity
Deposits
Demand, NOW, and money market accounts	$70,476	$47,077
Savings	8,956	8,505
Time deposits of $100 or more	47,545	45,615
Other time deposits	40,903	39,119

Total deposits	167,880	140,316

Other borrowed funds, short term	1,732	9,152
Other borrowed funds, long term	11,093	8,000
Interest payable	295	168
Other liabilities	14	181

Total liabilities	181,014	157,817

Commitments and Contingencies (See note 15)
Shareholders' equity
Common stock, $.01 par value, 20,000,000 shares authorized, 985,672 shares issued and outstanding at December 31, 2006; $3.50 par value, 20,000,000 shares authorized, 884,987 issued and outstanding at December 31, 2005	10	3,097
Additional paid in capital	13,281	8,296
Retained earnings	1,781	2,265
Accumulated other comprehensive loss	(194)	(379)

Total shareholders' equity	14,878	13,279

Total liabilities and shareholders' equity	$195,892	$171,096

The accompanying notes are an integral part of these consolidated financial statements.

TSB Financial Corporation

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in 000's, except per share amounts)

	Year Ended December 31,
	2006	2005
Interest income
Interest and fees on loans	$10,145	$7,562
Federal funds sold	56	52
Investment securities
State and municipal (non taxable)	289	148
Other investments (taxable)	1,418	1,214

Total interest income	11,908	8,976
Interest expense
Savings, NOW, and money market accounts	1,061	491
Time deposits of $100 or more	2,280	1,262
Other time deposits	1,866	1,069
Borrowed funds, short term	273	130
Borrowed funds, long term	338	327

Total interest expense	5,818	3,279

Net interest income	6,090	5,697
Provision for loan losses	74	132

Net interest income after provision for loan losses	6,016	5,565
Service charges on deposit accounts	322	295
Mortgage banking income	2	28
Gain/(Loss) on sale of securities	(149)	3
Other	467	275

Total non-interest income	642	601
Personnel	2,812	2,477
Occupancy, net	544	520
Furniture and equipment	106	154
Other	1,471	1,401

Total non-interest expense	4,933	4,552

Net income before income taxes	1,725	1,614
Income tax expense	509	514

Net income	$1,216	$1,100

Net income per share:
Basic	$1.13	$1.03
Diluted	$1.08	$.98
Weighted average shares outstanding:
Basic	1,076,438	1,070,488
Diluted	1,122,923	1,120,061

The accompanying notes are an integral part of these consolidated financial statements.

TSB Financial Corporation

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

For the Years Ended December 31, 2006 and 2005

(dollars in thousands, except per share amounts)

	Common Stock Shares	Amount	Additional Paid In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
Balance, December 31, 2004	883,142	$6,624	$4,738	$1,164	$17	$12,542
Issuance of common stock through employee stock purchase plan	1,130	8	11	—	—	19
Issuance of common stock through exercise of stock options	715	5	8	—	—	13
Reduction of par value from $7.50 per share to $3.50 per share	—	(3,540)	3,540	—	—	—
Unrealized holding losses on available-for-sale securities, net	—	—	—	—	(396)	(396)
Net income	—	—	—	1,100	—	1,100

Balance, December 31, 2005	884,987	$3,097	$8,296	$2,265	$(379)	$13,279

Issuance of common stock through employee stock purchase plan	1,161	—	21	—	—	21
Issuance of common stock through exercise of stock options	11,097	—	145	—	—	145
Eleven-for-ten stock split effected in the form of a 10% stock dividend	88,427	—	1,699	(1,699)	—	—
Reduction of par value from $3.50 per share to $.01 per share in connection with holding company reorganization	—	3,087	3,100	—	—	—
Expense for employee stock based compensation	—	—	32	—	—	32
Unrealized holding gains on available-for-sale securities, net	—	—	—	—	185	185
Net income	—	—	—	1,216	—	1,216

Balance, December 31, 2006	985,672	$10	$13,294	$1,781	$(194)	$14,878

The accompanying notes are an integral part of these consolidated financial statements.

TSB Financial Corporation

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in 000's)

	Year Ended December 31,
	2006	2005
Cash flows from operating activities:
Net income	$1,216	$1,100
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	183	218
Provision for loan losses	74	132
Stock based compensation	32	—
Loss (gain) on sale of securities available for sale	149	(3)
Gain on sale of investment in Mortgage Company	(123)	—
Increase in cash surrender value of bank-owned life insurance	(129)	123
Increase in other assets	(326)	(553)
Decrease in other liabilities	(40)	(177)

Net cash provided by operations	1,036	840

Cash flows from investing activities:
Purchase of securities available for sale	(8,980)	(16,613)
Proceeds from the sale of securities available for sale	4,653	2,092
Proceeds from the maturity of securities available for sale	3,741	3,887
Proceeds from the sale of Mortgage Company	160	—
Sale (purchase) of Federal Home Loan Bank Stock	(40)	276
Net increase in loans	(19,688)	(8,601)
Purchase of premises and equipment	(97)	(124)

Net cash used in investing activities	(20,251)	(19,083)

Cash flows from financing activities:
Net increase in demand and savings deposits	23,850	1,536
Net increase in time deposits	3,715	18,768
Net (decrease) in other short term borrowed funds	(7,420)	(830)
Net increase in other long term borrowed funds	3,093	—
Proceeds from the issuance of common stock	166	32
Tax benefit from exercise of stock options	—	—

Net cash provided by financing activities	23,404	19,506

Net increase in cash and cash equivalents	4,189	1,263
Cash and cash equivalents, beginning of period	4,609	3,346

Cash and cash equivalents, end of period	$8,798	$4,609

Supplemental Disclosure:
Cash paid for interest	$5,691	$3,207
Cash paid for income taxes	$592	$175

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

1. Organization and Summary of Significant Accounting Policies:

Organization.

        TSB Financial Corporation (the "Company") was organized and incorporated under the laws of the State of North Carolina and became the parent company of The Scottish Bank (the "Bank") on September 14, 2006. The Bank was organized and incorporated under the laws of the State of North Carolina on March 19, 1998 and began banking operations on June 1, 1998. The Bank operates four branches in the Charlotte, North Carolina area. The majority of the Bank's customers are individuals and small to medium-size businesses. The Bank's primary source of revenue is derived from interest earned on loans to customers and from invested cash and securities.

Use of Estimates in the Preparation of Financial Statements.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Securities.

        Investments in debt and equity securities are classified as available for sale. The securities are reported at fair value, with the unrealized gains and losses, net of taxes, reported as a separate component of stockholders' equity.

        Securities are reviewed to determine if any impairments are considered other than temporary. All impairments that are considered other than temporary are recognized through current period earnings.

        Gains and losses on sales of securities, computed based on specific identification of the adjusted cost of each security, are included in other income. Premiums and discounts on debt securities are recognized in interest income on the level yield method over the period to maturity.

Loans and Allowance for Loan Losses.

        Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

        Interest on loans is accrued on the unpaid principal balance outstanding. All interest accrued but not collected for loans that are placed on non-accrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

        The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In addition, regulatory examiners may require the Company to recognize changes to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

        A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

        Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Premises and Equipment.

        Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed by the straight-line method based on estimated service lives of assets, three to five years for hardware and software, three to ten years for furniture, fixtures and equipment, and forty years for buildings. The cost of leasehold improvements is being amortized using the straight-line method over the terms of the related leases or the useful lives of the improvements, whichever is shorter. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the asset and related accumulated depreciation or amortization are relieved and any resulting gain or loss is credited or charged to income.

Foreclosed Properties.

        Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation are included in other operating expense.

Income Taxes.

        Deferred tax asset and liability balances are determined by application to temporary differences of the tax rate expected to be in effect when taxes will become payable or receivable. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in a taxable or deductible amount in future years. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if the Company cannot determine that the benefits will more likely than not be realized.

Net Income Per Share.

        Basic net income per share represents income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and were determined using the treasury stock method.

        The Company declared an eleven-for-ten stock split effected in the form of a 10% stock dividend in 2006. Basic and diluted net income per common shares have been computed by dividing net income for each period by the weighted average number of shares of common stock outstanding during each period after retroactively adjusting for this stock dividend.

        Earnings per common share have been computed based upon the following:

	2006	2005
Weighted average common shares outstanding	1,076,438	1,070,488
Effect of dilutive options	46,485	49,573

Weighted average common shares outstanding used to calculate diluted earnings per common share	1,122,923	1,120,061

        The Company declared an eleven-for-ten stock split effected in the form of a 10% stock dividend in 2007. Basic and diluted net income per common shares have been computed by dividing net income for each period by the weighted average number of shares of common stock outstanding during each period after retroactively adjusting for this stock dividend.

        There were no adjustments required to be made to net income in the computation of diluted earnings per share. For the years ended December 31, 2006 there were 2,025 antidilutive options and for the year ended December 31, 2005, there were no antidilutive options since the average market price exceeded the exercise price.

Cash Flows.

        For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold and purchased for one-day periods.

Stock Compensation Plans.

        Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Accounting for Stock-Based Compensation," encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company elected to comply with SFAS No. 123(R) beginning January 1, 2006 and the costs related to the Company's stock option plans is reflected in compensation costs. Prior to 2006, the Company elected to utilize the accounting methodology in Accounting Principles Board ("APB") Opinion No. 25 and, as a result, has provided the below pro forma disclosures of net income and earnings per share and other disclosures as if the fair value based method of accounting were being applied for the year ended December 31, 2005.

        At December 31, 2006, the Company had two stock-based compensation plans, which are more fully described in Note 10. Prior to January 1, 2006 the Company accounted for compensation costs related to the Company's stock option plans using the intrinsic value method. Therefore, no compensation costs have been recognized for stock option awards because the options were granted at exercise prices based on the market value of the Company's stock on the date of the grant. Had compensation costs for the Company's stock option plans been determined using the fair value method, the Company's pro forma net income would have been as follows:

2005
Net income as reported	$1,100,000
Less: Total stock-based employee compensation expense determined under fair value method for all awards, net	59,000

Pro forma net income	$1,041,000

Net income per share:
As reported:
Basic	$1.03

Diluted	$.98

Pro forma:
Basic	$.97

Diluted	$.93

Segment Information.

        Public business enterprises must report certain information about operating segment in their annual financial statements and in condensed financial statements for interim periods issued to stockholders. Public business enterprises also must report related disclosures and descriptive information about products and services provided by significant segments, geographic areas, and major customers, differences between the measurements used in reporting segment information and those used in the enterprise's general-purpose financial statements, and changes in the measurement of segment amounts from period to period.

        Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the Chief Executive Officer in deciding how to allocate resources and in assessing performance. The Company has determined that it has one significant operating segment, the providing of general commercial financial services to customers located in the single geographic area of Charlotte, North Carolina, and surrounding communities. The various products are those generally offered by community banks, and the allocation of resources is based on the overall performance of the company, versus the individual branches or products. There are no differences between the measurements used in reporting segment information and those used in the Company general-purpose financial statements.

Recent Accounting Pronouncements.

        SFAS No. 156, "Accounting for Servicing of Financial Assets—an amendment of SFAS No. 140"—requires that all separately recognized servicing assets and liabilities be initially measured at fair value and permits (but does not require) subsequent measurement of servicing assets and liabilities at fair value. This statement is effective for fiscal years beginning after September 15, 2006. The Company has evaluated this statement and does not believe it will have a material effect on the Company's financial position, results of operations and cash flows.

        In July 2006, the FASB issued Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" ("FIN 48"), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2006 and as a result, is effective for the Company in the first quarter of fiscal 2007. The Company has evaluated this statement and does not believe it will have a material effect on the Company's financial position, results of operations and cash flows.

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("FAS 157"). FAS 157 enhances existing guidance for measuring assets and liabilities using fair value. Prior to the issuance of FAS 157, guidance for applying fair value was incorporated in several accounting pronouncements. FAS 157 provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. FAS 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under FAS 157, fair value measurements are disclosed by level within that hierarchy. While FAS 157 does not add any new fair value measurements, it does change current practice. Changes to practice include: (1) a requirement for an entity to include its own credit standing in the measurement of its liabilities; (2) a modification of the transaction price presumption; (3) a prohibition on the use of block discounts when valuing large blocks of securities for broker-dealers and investment companies; and (4) a requirement to adjust the value of restricted stock for the effect of the restriction even if the restriction lapses within one year. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not determined the impact of adopting FAS 157 on its financial statements.

        In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" (an amendment of FASB Statements No. 87, 88, 106, and 132R) (FAS 158), requires an employer to: (a) Recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income of a business entity and in changes in net assets of a not-for-profit organization. The requirement by FAS 158 to recognize the funded status of a benefit plan and the disclosure requirements of FAS 158 are effective as of the end of the fiscal year ending after December 15, 2006 for entities with publicly traded equity securities. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The adoption of FAS 158 did not have a material effect on its financial position at December 31, 2006.

        In September 2006, the SEC staff issued SAB No. 108, "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in the Current Year Financial Statements" (SAB No. 108). SAB No. 108 addresses the diversity in practice by registrants when quantifying the effect of an error on the financial statements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements and is effective for annual periods ending after November 15, 2006. The Company adopted the provisions of SAB No. 108 effective December 31, 2006 and the adoption of SAB No. 108 did not have a material financial impact on its consolidated financial statements.

Reclassifications.

        Certain amounts in the 2005 financial statements have been reclassified to conform to the 2006 presentation. The reclassifications had no effect on net income or stockholders equity as previously reported.

2. Securities:

        Securities available for sale at December 31 are summarized as follows: (Dollars in 000's)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
2006
US Government agencies	$13,330	$1	$(171)	$13,160
Mortgage backed securities	12,398	8	(158)	$12,248
Municipal securities	10,249	39	(36)	10,252

	$35,977	$48	$(365)	$35,660

2005
US Government agencies	$16,475	$—	$(334)	$16,142
Mortgage backed securities	14,316	2	(300)	$14,017
Municipal securities	4,771	35	(18)	4,788

	$35,562	$37	$(652)	$34,947

        The amortized cost and estimate market value of debt securities available for sale at December 31,2006, by contractual maturities, are as shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (Dollars in 000's).

	Amortized Cost	Estimated Market Value
Due within one year	$5,048	$4,991
Due within one to five years	17,846	17,626
Due within five to ten years	5,765	5,732
Due greater than ten years	7,318	7,311

	$35,977	$35,660

        The following table shows the investments' gross unrealized gains and losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous loss position, at December 31, 2006 and 2005 (dollars in thousands) that are not deemed to be other-than-temporarily impaired. The unrealized losses relate to debt securities that have incurred fair value reductions due to higher market interest rates since the securities were purchased. The unrealized losses are not likely to reverse unless market interest rates decline to the levels that existed when the securities were purchased. The impairment of these securities relates to the Company's investments in US Treasury obligations and direct obligations of US Government agencies and federal agency mortgage-backed securities. The contractual terms of the US Treasury obligations do not permit the issuer to settle the securities at a price less than the amortized cost of the investment. The contractual cash flows of mortgage-backed securities are guaranteed by an agency of the US Government. Since none of the unrealized losses related to the marketability of the securities or the issuer's ability to honor redemption obligations, none of the securities are deemed to be other-than-temporarily impaired (Dollars in 000's).

	Less than 12 months		12 months or more
December 31, 2006:	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Fair Value	Unrealized Losses
US Government agencies	$—	$—	$11,659	$(171)	$11,659	$(171)
Mortgage backed securities	954	(4)	9,911	(154)	10,865	(158)
Municipal securities	4,026	(26)	461	(10)	4,487	(36)

	$4,980	$(30)	$22,031	$(335)	$27,011	$(365)

	Less than 12 months		12 months or more
December 31, 2005:	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Fair Value	Unrealized Losses
US Government agencies	$6,873	$(116)	$9,269	$(218)	$16,142	$(334)
Mortgage backed securities	10,901	(169)	2,997	(131)	13,898	(300)
Municipal securities	1,098	(6)	462	(12)	1,560	(18)

	$18,872	$(291)	$12,728	$(361)	$31,600	$(652)

        During 2006, proceeds from the sale of securities available for sale were $4.8 million and resulted in a recognized loss of $149 thousand and during 2005, proceeds from the sale of securities available for sale were $2.1 million and resulted in a recognized gain of $3 thousand. At December 31, 2006 and

2005, investment securities with a carrying value of $1.5 million and $3.5 million, respectively, were pledged to secure public deposits and for other purpose required or permitted by law. At December 31, 2006 and 2005, the carrying amount of securities pledged to secure repurchase agreements was $3.4 million and $4.5 million, respectively.

3. Federal Home Loan Bank Stock:

        The Bank, as a member of the Federal Home Loan Bank System, is required to maintain an investment in capital stock of the FHLB in an amount equal to the greater of 1% of its outstanding home loans or 5% of its outstanding FHLB advances. No ready market exists for the FHLB stock, and it has no quoted market value. Due to the redemption provisions of the FHLB, the Bank estimated that fair value equals cost and that this investment was not impaired at December 31, 2006.

        The aggregate cost of the Company's cost method investments totaled $1.4 million at December 31, 2006. Investments with an aggregated cost of $375 thousand were not evaluated for impairment because (a) the Company did not estimate the fair value of those investments in accordance with paragraphs 14 and 15 of Statement 107 and (b) the Company did not identify any events or changes in circumstances that may have had a significant adverse effect on the fair value of those investments. Of the remaining $988 thousand cost method investment, the Company estimated that the fair value equaled or exceeded the cost of the investments not considered impaired. These investments, which include Federal Home Loan Bank stock and Bankers Bank stock, are not reflected in investment securities.

4. Loans and Allowance for Loan Losses:

        Major classifications of loans at December 31 are summarized as follows: (Dollars in 000's)

	2006	2005
Commercial	$23,818	$25,509
Real estate-mortgage	93,009	70,780
Consumer	2,279	1,455
Home equity	25,913	27,534
Loans in process	41	19
Demand deposit line of credit	82	87

	145,142	125,384
Deferred origination fees, net	(152)	(82)
Allowance for loan losses	(1,697)	(1,623)

	$143,293	$123,679

        No loans have been restructured during 2006 and 2005. Loans totaling $1.9 million and $845 thousand were impaired as of December 31, 2006 and 2005, respectively. Impaired loans had related allowances for loan losses of $143,000 and $138,000 at December 31, 2006 and 2006, respectively. The average recorded investment in impaired loans during the years ended December 31, 2006 and 2005 was $1.4 million and $899 thousand, respectively. For the years ended December 31, 2006 and 2005, the Company recognized interest income from impaired loans of approximately $46,000 and $12,000, respectively.

        A summary of activity in the allowance for loan losses for each of the years in the two-year period ended December 31, 2006 is as follows: (Dollars in 000's)

	2006	2005
Balance, beginning of year	$1,623	$1,526
Provision for loan losses	74	132
Charge-offs	—	(55)
Recoveries	—	20

Balance, end of year	$1,697	$1,623

        In the normal course of business certain directors and executive officers of the Company, including their immediate families and companies in which they have an interest, may be loan customers. Total loans to such groups were $4.6 million at December 31, 2006 and $2.7 million at December 31, 2005. During 2006, loans aggregating $3.2 million were made to and $1.3 million were repaid by directors, executive officers and their related interests.

        In addition, such groups had available lines of credit in the amount of $2.4 million at December 31, 2006 and $1.8 million at December 31, 2005.

5. Premises and Equipment:

        A schedule of premises and equipment for each of he years in the two-year period ended December 31, 2006 is as follows: (Dollars in 000's)

	2006	2005
Leasehold improvements	$282	$282
Land	600	600
Buildings	385	385
Furniture and fixtures	854	818
Automobiles	108	108
Equipment	483	693

Total cost	2,712	2,886
Less accumulated depreciation and amortization	1,425	1,535

Total cost less depreciation and amortization	$1,287	$1,351

        Depreciation expense for the years ended December 31, 2006 and 2005 amounted to $161 thousand and $180 thousand, respectively.

6. Deposits:

        The scheduled maturities of time deposits subsequent to December 31, 2006 are as follows: (Dollars in 000's)

2007	$83,333
2008	5,056
2009	11
2010	48

$88,448

7. Leases:

        The Company has noncancelable operating leases for three branch locations, two ATM locations, and the Commercial Loan Department, that expire at various times through June 2010. Generally, operating leases contain renewal options on substantially the same basis as current rental terms. Total lease expense for the year ended December 31, 2006 was $419 thousand, and $394 thousand for the year ended December 31, 2005.

        Future Minimum Lease Payments (Dollars in 000's)

2007	$404
2008	206
2009	13
The years after 2009	4

Total	$627

8. Other Borrowings:

        Other borrowings at December 31 consisted of the following: (Dollars in 000's)

	2006	2005
Short term borrowings
Federal funds purchased	$—	$7,076
Repurchase agreements	1,732	2,076

	1,732	9,152

Long term borrowings
Federal Home Loan Bank borrowings	8,000	8,000
Trust Preferred Securities	3,093	—

	11,093	8,000

Total other borrowed funds	$12,825	$17,152

        Federal funds purchased and repurchased agreements are on an overnight basis. The Company has a line of credit with the Federal Home Loan Bank of Atlanta in the amount up to fifteen percent of the Company's total assets. Terms and conditions vary depending on the program selected by the Company for credit advances, subject to collateralization of qualifying 1-4 family residential mortgage loans and commercial real estate loans. The Company has $8.0 million outstanding with the Federal Home Loan Bank, including $3.0 million that matures in 2011, is callable quarterly after March 1, 2004 and bears a fixed interest rate of 4.72%, and $5.0 million that matures on May 28, 2009 and bears a fixed rate of interest of 3.67%.

        As of December 31, 2006, the Trust had the following Trust Preferred Securities outstanding, and the Company had the following issues of junior subordinate debentures, all held by the Trust, outstanding: (Dollars in 000's)

Issuing Entity	Date of Issuance	Trust Preferred Securities Outstanding	Interest Rate	Junior Subordinated Debt Owed To Trust	Final Maturity
TSB Statutory Trust I	December 14, 2006	$3,000	Floating	—	March 14, 2037
TSB Financial Corporation	December 14, 2006	—	Floating	$3,093	March 14, 2037

        The Company owns all of the common stock of the Trust, which has issued trust preferred securities in conjunction with the Company issuing junior subordinated debentures to the Trust. The terms of the junior subordinated debentures are substantially the same as the terms of the trust preferred securities. The Company's obligations under the debentures and a separate guarantee agreement constitute a full and unconditional guarantee by the Company of the obligations of the Trust.

        Currently, regulatory capital rules allow trust preferred securities to be included as a component of regulatory capital up to certain limits.

        The trust preferred securities bear a rate of LIBOR plus 172 basis points and pay dividends quarterly. The rate is subject to quarterly resets. The Company's source of funds for the required interest payments is derived from dividends paid by the Bank. The trust preferred securities mature 30 years from the original date of issuance, and are callable in 5 years. At this time, there are no plans to call the securities.

9. Employee Benefit Plan:

        The Company sponsors a defined contribution 401(k) plan, which allows those employees who have attained the age of twenty-one years and worked one thousand hours to elect to contribute a portion of their salary to the plan in accordance with the provisions and limits set forth in the plan document. The plan was established in 1999. The Company makes discretionary matching contributions in an amount determined each plan year to each participant who makes 401(k) savings contributions during the year. The Company may also make a discretionary profit sharing contribution for a plan year to those participants employed during the year. The Company's expenses related to the plan were $69 thousand for the year ended December 31, 2006 and $62 thousand for the year ended December 31, 2005.

10. Stock Options:

        During 1999 the Company adopted, with stockholder approval, The Scottish Bank 1999 Stock Option Plan for Directors (the "Director Plan") and The Scottish Bank 1999 Employee Stock Option Plan (the "Employee Plan"). Each plan makes available options to purchase 105,780 shares of the

Company's common stock for an aggregate number of common shares reserved for options of 211,560. The exercise prices of options granted to date range from $11.49 to $19.09. The options granted under the Director Plan vested immediately at the time of grant, while generally options granted under the Employee Plan vest over a five-year period. The vesting period for options under the Employee Plan are at the discretion of the Board of Directors. All unexercised options expire no later than ten years after date of grant. The weighted average term to maturity of outstanding options at December 31, 2006 was 4.2 years. A summary of the Company's options plans as of and for the years ended December 31, 2006 and 2005 is as follows.

	Outstanding Options
	Shares Available For Future Grant	Number Outstanding	Weighted Average Exercise Price
At December 31, 2004	27,308	182,691	$12.50
Options granted	(16,577)	16,577	18.14
Options exercised	—	(866)	13.52
Options expired and forfeited	—	—

At December 31, 2005	10,731	198,402	12.95

Options granted	(14,520)	14,520	17.89
Options exercised	—	(12,207)	11.98
Options expired and forfeited	5,181	(5,181)	16.48

At December 31, 2006	1,392	195,534	$13.28

        There were 176,790 and 180,365 exercisable options outstanding at December 31, 2006 and 2005, respectively, with weighted average exercise prices of $13.28 and $12.68 respectively. Fair values were estimated on the dates of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006: risk free interest rate of 4.45%, dividend yield of 0%, volatility of 20.21%, and expected lives of 7.32 years. For 2005 grants, the following assumptions were used: risk free interest rate of 4.78%, dividend yield of 0%, volatility of 20.64%, and expected lives of 7 years.

        For the year ended December 31, 2006 and 2005, the intrinsic value of options exercised was approximately $67 thousand and $4 thousand, respectively. The fair value of stock options vested for the year ended December 31, 2006 and 2005 was $27 thousand and $74 thousand, respectively. Total unrecognized compensation cost was $100 thousand at December 31, 2006 relative to non-vested share-based compensation arrangements granted under all the Company's stock benefit plans. That cost is expected to be recognized over a weighted-average period of 4.2 years.

        The adoption of SFAS 123R and its fair value compensation cost recognition provisions are different from the recognition provisions under SFAS 123 and the intrinsic value method for compensation cost allowed under APB No. 25. The effect (increase/(decrease)) of the adoption of SFAS 123R is as follows:

For the Twelve Months December 31, 2006
Income before income tax	$(32)
Net income	$(22)
Cash flow from operating activities	$—
Cash flow provided by financing activities	$—
Basic earnings per share	$.02
Diluted earnings per share	$.02

        The Company funds the option shares from authorized but unissued shares. The Company does not typically purchase shares to fulfill the obligations of the stock benefit plans.

        The Company declared an eleven-for-ten stock split effected in the form of a 10% stock dividend in 2007. Available and outstanding options as well as exercise prices have been computed after retroactively adjusting for this stock dividend.

11. Income Taxes:

        The significant components of the provision for income taxes for the years ended December 31, 2006 and 2005 are as follows: (Dollars in 000's)

	2006	2005
Current tax provision:
Federal	$453	$518
State	73	79

	526	597

Deferred tax provision:
Federal	(14)	(67)
State	(3)	(15)

	(17)	(83)

Net provision for income taxes	$509	$514

        Income tax expense is reconciled to the amount computed by applying the federal statutory tax rate of 34% to income before income taxes as follows: (Dollars in 000's)

	2006	2005
Tax computed at statutory rate of 34%	$586	$549
Effect of state income taxes	46	42
Tax exempt income	(128)	(88)
Other	5	11

	$509	$514

        Significant components of deferred taxes at December 31, 2006 and 2005 are as follows: (Dollars in 000's)

	2006	2005
Deferred tax assets:
Allowance for loan losses	$527	$498
Deferred compensation	30	40
Available for sale securities	123	236
Other	16	10

Total deferred tax assets	696	784
Deferred tax liabilities:
Premises and equipment	(13)	(19)
Deferred loan costs	(39)	(39)
Prepaid expenses	(40)	(27)
Total deferred tax liability	(92)	(84)

Net recorded deferred tax asset	$604	$700

        It is management's opinion that realization of the net deferred tax asset is more likely than not based on the Company's history of taxable income and estimates of future taxable income.

12. Comprehensive Income:

        Comprehensive income is defined as net income plus transactions and other occurrences which are the result of nonowner changes in equity. Other comprehensive income is defined as comprehensive income (loss) exclusive of net income. Unrealized gains on available for sale securities represent the sole component of the Company's other comprehensive income. Other comprehensive income (loss) consists of the following for the years ended December 31, 2006 and 2005: (Dollars in 000's)

	2006	2005
Unrealized holding losses on securities available for sale	$(365)	$(652)
Tax effect	171	275

Unrealized holding losses on securities available for sale, net of tax	(194)	(377)
Reclassification adjustment for realized gains	149	(3)
Tax effect	(57)	1

Other comprehensive loss, net of tax	(102)	(379)
Net income	1,216	1,100

Total comprehensive income	$1,114	$721

13. Regulatory Matters:

        Under North Carolina law, the Company may pay dividends as declared by its Board of Directors, provided that no such distribution results in its insolvency on a going concern or balance sheet basis. However, although the Company is a legal entity separate and distinct from the Bank, its principal source of funds with which it can pay dividends to its shareholders is dividends it receives from the Bank. For that reason, its ability to pay dividends effectively is subject to the same limitations that apply to the Bank. Under North Carolina law, the Bank may pay dividends only from its undivided profits. However, if the Bank's surplus is less than 50% of its paid-in capital stock, then the Bank's directors may not declare any cash dividend until the Bank has transferred from undivided profits to surplus 25% of its undivided profits or any lesser percentage necessary to raise its surplus to an amount equal to 50% of its paid-in capital stock.

        The Company is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios, as set forth in the table below.

        Management believes, as of December 31, 2006 that the Company meets all capital adequacy requirements to which it is subject.

        As of December 31, 2006, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt correct action. There are no conditions or event since notification that management believes have changed the Bank's category. To be categorized as well capitalized the Bank must maintain minimum amounts and ratios. The Bank's actual capital amounts and ratios as of December 31 and the minimum requirements are presented in the table below. (Dollars in 000's)

Bank

2006:	Actual Amount	Percent	For Capital Adequacy Purposes Amount	Percent	To Be Well Capitalized Amount	Percent
Total Capital (to Risk Weighted Assets)	$19,631	12%	$12,784	8%	$15,980	10%
Tier 1 Capital (to Risk Weighted Assets)	17,934	11%	6,392	4%	9,588	6%
Tier 1 Capital (to Average Assets)	17,934	9%	7,339	4%	9,173	5%
2005:
Total Capital (to Risk Weighted Assets)	$15,281	10%	$11,739	8%	$14,674	10%
Tier 1 Capital (to Risk Weighted Assets)	13,658	9%	5,869	4%	8,804	6%
Tier 1 Capital (to Average Assets)	13,658	8%	6,699	4%	8,374	5%

Company

2006:	Actual Amount	Percent	For Capital Adequacy Purposes Amount	Percent	To Be Well Capitalized Amount	Percent
Total Capital (to Risk Weighted Assets)	$19,370	12%	$12,784	8%	$15,980	10%
Tier 1 Capital (to Risk Weighted Assets)	17,673	11%	6,392	4%	9,588	6%
Tier 1 Capital (to Average Assets)	17,673	10%	7,339	4%	9,173	5%

14. Commitments and Contingencies:

        The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. Those financial instruments include lines of credit and loan commitments and involve elements of credit risk in excess of amounts recognized in the accompanying financial statements.

        The Bank's risk of loss with the lines of credit and loan commitments is represented by the contractual amount of the instruments. The Bank uses the same credit policies in making commitments under such instruments as it does for on-balance sheet instruments. The amount of collateral obtained, if any, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, securities, inventory, real estate and time deposits with financial institutions.

        Financial instruments whose contract amounts represent potential credit risk included unfunded lines of credit and loan commitments, primarily at variable rates, totaling $56.6 million for December 31, 2006, and $49.6 million for December 31, 2005.

        As of December 31, 2006, the Bank had open lines of credit with various institutions to borrow up to $31.3 million with multiple maturity choices.

15. Fair Value of Financial Instruments:

        Current accounting standards require disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value of other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all non-financial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

        The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

Cash and cash equivalents.

        The carrying amounts reported in the balance sheet for cash and due from banks and federal funds sold approximate those assets' fair value.

Securities.

        Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Federal Home Loan Bank Stock.

        The carrying value of Federal Home Loan Bank Stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

The Bankers Bank Stock.

        The carrying value of The Bankers Bank Stock approximates fair value based on the estimated fair value of The Bankers Bank Stock.

Loans.

        The fair values for loans are estimated using discounted cash flow analysis which use interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Off-balance sheet instruments.

        The Company's loan commitments and unfunded lines of credit are negotiated at current market rates, and are relatively short-term in nature. Therefore, the estimated value of these instruments approximates the carrying amounts.

Deposits, Borrowings, and Securities Sold Under Agreements to Repurchase.

        The fair value of demand deposits is the amount payable on demand at the reporting date. The fair value of time deposits, borrowings, and securities sold under agreements to repurchase is estimated using the rates currently offered for instruments of similar remaining maturities.

Interest payable and receivable.

        The carrying amounts of accrued interest approximates their fair value.

Fair Value of financial instruments: (Dollars in 000's)

	2006		2005
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
FINANCIAL ASSETS
Cash and cash equivalents	$8,798	$8,798	$4,609	$4,609
Securities available for sale	35,660	35,660	34,947	34,947
Federal Home Loan Bank Stock	702	702	662	662
Loans, net	143,293	141,554	123,679	122,318
Interest receivable	914	914	725	725
FINANCIAL LIABILITIES
Deposits with no stated maturity	$79,431	$79,431	$55,582	$55,582
Deposits with stated maturity	88,448	89,212	84,735	84,617
Other borrowings	12,825	12,825	17,152	17,152
Interest payable	295	295	168	168

16. Parent Company Financial Data:

        The following is a summary of the Condensed financial statements of TSB Financial Corporation as of December 31, 2006:

Condensed Balance Sheet as of December 31: (Dollars in 000's)

2006
Assets
Cash and due from banks	$111
Investment in TSB Statutory Trust I	93
Investment in The Scottish Bank, at equity	17,740
Other assets	19

Total assets	$17,963

Liabilities and Stockholders' Equity
Liabilities:
Junior subordinated debentures payable to TSB Statutory Trust I	$3,093
Other	(8)
Stockholders' equity	14,878

Total liabilities and stockholders' equity	$17,963

Condensed Statement of Operations, period ended December 31: (Dollars in 000's)

2006
Interest Expense:	$9
Noninterest Income:
Equity in earnings of subsidiary bank	441
Noninterest Expense:
Other	78
Income before income tax benefit	354

Income tax benefit	(26)

Net Income	$380

Condensed Statement of Cash Flows, period ended December 31: (Dollars in 000's)

2006
Cash Flows from Operating Activities:
Net income	$380
Noncash items included in net income:
Equity in undistributed earnings of The Scottish Bank	(441)
Income tax (benefit)	(26)
Increase in other assets	—
Increase in other liabilities	(2)

Net cash used in operating activities	(89)

Cash Flows from Investing Activities:
Upstream dividends received from The Scottish Bank	200
Investment in TSB Statutory Trust I	(93)
Investment in The Scottish Bank	(3,000)

Net cash provided (used) in investing activities	(2,893)

Cash Flows from Financing Activities:
Junior subordinated debentures issued to TSB Statutory Trust I	3,093

Net cash provided (used) in financing activities	3,093

Net increase (decrease) in cash	111

Beginning	—
Ending	$111

TSB Financial Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in 000's, except per share amounts)

	June 30, 2007	December 31, 2006*
	(Unaudited)
Assets
Cash and due from banks	$3,523	$8,798
Securities available for sale	33,557	35,660
Federal Home Loan Bank stock	713	702
Loans	149,010	144,989
Less allowance for loan losses	(1,682)	(1,697)

Net loans	147,328	143,292

Premises and equipment, net	1,342	1,287
Interest receivable	835	914
Other assets	5,642	5,238

Total assets	$192,940	$195,891

Liabilities and Shareholders' Equity
Deposits
Demand, NOW, and money market accounts	$71,927	$70,476
Savings	7,804	8,955
Time deposits of $100 or more	44,775	47,545
Other time deposits	34,520	40,903

Total deposits	159,026	167,879

Other borrowed funds, short term	6,826	1,732
Other borrowed funds, long term	11,093	11,093
Interest payable	237	295
Other liabilities	208	14

Total liabilities	177,390	181,013

Shareholders' equity
Common stock, $.01 par value, 20,000,000 shares authorized, 1,113,037 shares issued and outstanding at June 30, 2007 and 985,672 issued and outstanding at December 31, 2006	11	10
Additional paid in capital	15,534	13,281
Retained earnings	392	1,781
Accumulated other comprehensive loss	(387)	(194)

Total shareholders' equity	15,550	14,878

Total liabilities and shareholders' equity	$192,940	$195,891

*
Derived from Audited Consolidated Financial Statements

The accompanying notes are an integral part of these condensed consolidated financial statements.

TSB Financial Corporation

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in 000's, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Interest income
Interest and fees on loans	$2,859	$2,485	$5,605	$4,617
Federal funds sold	30	6	50	27
Investment securities
State and municipal (non taxable)	106	60	213	115
Other investments (taxable)	299	363	603	699

Total interest income	3,294	2,914	6,471	5,458

Interest expense
Savings, NOW, and money market accounts	395	198	789	337
Time deposits of $100 or more	589	555	1,128	1,034
Other time deposits	412	464	866	850
Borrowed funds, short term	64	110	119	138
Borrowed funds, long term	196	83	388	163

Total interest expense	1,656	1,410	3,290	2,522

Net interest income	1,638	1,504	3,181	2,936
Provision for loan losses	107	200	109	252

Net interest income after provision for loan losses	1,531	1,304	3,072	2,684

Service charges on deposit accounts	77	86	153	165
Other	104	68	179	132

Total noninterest income	181	154	332	297

Personnel	819	692	1,573	1,343
Occupancy, net	149	132	298	267
Furniture and equipment	25	38	50	78
Other	440	371	833	727

Total noninterest expense	1,433	1,233	2,754	2,415

Income before income taxes	279	225	650	566
Income tax expense	55	52	151	150

Net income	$224	$173	$499	$416

Net income per share:
Basic	$0.20	$0.16	$0.45	$0.39
Diluted	$0.20	$0.15	$0.44	$0.37
Weighted average shares outstanding:
Basic	1,099,880	1,072,033	1,097,326	1,071,948
Diluted	1,136,943	1,126,528	1,144,698	1,122,669

The accompanying notes are an integral part of these condensed consolidated financial statements.

TSB Financial Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in 000's except per share amounts)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income	$499	$416
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	80	108
Provision for loan losses	109	252
Stock based compensation	17	14
(Increase) decrease in cash surrender value of bank-owned life insurance	(3)	62
Increase in other assets	(214)	(229)
Increase (decrease) in accrued interest payable	(58)	56
Increase in other liabilities	194	34

Net cash provided by operations	624	713

Cash flows from investing activities:
Purchase of securities available for sale	—	(5,189)
Proceeds from the maturity of securities available for sale	1,790	1,618
Purchase of Federal Home Loan Bank Stock	(11)	(40)
Net increase in loans	(4,145)	(18,937)
Purchase of premises and equipment	(136)	(32)

Net cash provided by (used in) investing activities	(2,502)	(22,580)

Cash flows from financing activities:
Net increase in demand and savings deposits	300	5,619
Net increase (decrease) in time deposits	(9,153)	16,035
Net increase in other short-term borrowed funds	5,094	169
Proceeds from the issuance of common stock	349	21
Tax benefit from exercise of stock options	13	14

Net cash provided by (used in) financing activities	(3,393)	21,844

Net decrease in cash and cash equivalents	(5,275)	(9)
Cash and cash equivalents, beginning of period	8,798	4,609

Cash and cash equivalents, end of period	$3,523	$4,600

Supplemental disclosure:
Cash paid for interest	$3,348	$1,073
Cash paid for income taxes	$237	$5

The accompanying notes are an integral part of these condensed consolidated financial statements.

Notes to Condensed Consolidated Financial Statements

1. Organization

        TSB Financial Corporation (the "Company") is a holding company with one subsidiary, The Scottish Bank (the "Bank"). The Bank is a state-chartered commercial bank which was incorporated in North Carolina on March 19, 1998. The Bank provides consumer and commercial banking services in Mecklenburg County. Common shares of the Bank were exchanged for common shares of the Company on September 14, 2006. On December 14, 2006, the Company formed TSB Statutory Trust I, a Delaware statutory trust (the "Trust"). The Trust had no operations subsequent to its formation other than the issuance of $3.0 million of trust preferred securities and its loan to the Company of the proceeds thereof. At this time, the Company does not engage in any business activities other than through the Bank and the Trust. Information presented prior to September 14, 2006 represents the operations of the Bank prior to the completion of the share exchange with the Company. On May 1, 2007, the Bank opened a loan production office in the Lake Norman area north of Charlotte, North Carolina.

        In management's opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of and for the six-month periods ended June 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States. Operating results for the three-month and six-month periods ended June 30, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2007.

        The organization and business of the Company reflects that of the Bank. Accounting policies followed by the Company and other information are contained in the notes to the financial statements filed as part of the Company's 2006 Annual Report on Form 10-KSB. This quarterly report should be read in conjunction with such annual report.

  Stock Splits

        On February 1, 2006, the Bank declared an eleven-for-ten stock split effected in the form of a 10% stock dividend to stockholders of record on March 15, 2006. The 88,427 shares were distributed on April 10, 2006. Per share amounts have been adjusted to reflect this stock split.

        On March 27, 2007, the Company declared an eleven-for-ten stock split effected in the form of a 10% stock dividend to stockholders of record on April 15, 2007. The 99,595 shares were distributed on May 15, 2007. Per share amounts have been adjusted to reflect this stock split.

2. Net Income Per Share

        Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method.

        Earnings per common share have been computed based upon the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Weighted average common shares outstanding	1,099,880	1,072,033	1,097,326	1,071,948
Effect of dilutive options	37,063	54,495	47,372	50,721

Weighted average common shares outstanding used to calculate diluted earnings per share	1,136,943	1,126,528	1,144,698	1,122,669

        For the three and six months ended June 30, 2007, there were 24,133 antidilutive options and for the same periods in 2006, there were no antidilutive options.

3. Commitments and Contingencies

        In the normal course of business there are various commitments and contingent liabilities such as commitments to extend credit, which are not reflected on the financial statements. The unused portion of loan commitments at June 30, 2007 and December 31, 2006 were $60.5 million and $56.6 million, respectively. Commitments under standby letters of credit were $1.6 million at June 30, 2007 and were $1.5 million at December 31, 2006.

4. Comprehensive Income

        For the three months ended June 30, 2007 and 2006, total comprehensive income (loss), consisting of net income and unrealized securities gains and losses, net of taxes, was ($103) thousand and $182 thousand, respectively. For the six months ended June 30, 2007 and 2006, total comprehensive income, consisting of net income and unrealized securities gains and losses, net of taxes, was $306 thousand and $45 thousand, respectively.

5. Income Taxes

        Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109" (FIN 48). FIN 48 provides guidance on financial statement recognition and measurements of tax positions taken, or expected to be taken, in tax returns. The initial adoption of FIN 48 had no impact on the Company's financial statements. As of January 1, 2007, there were no unrecognized tax benefits. The amount of unrecognized tax benefits may increase or decrease for various reasons including adding amounts for current year tax positions, expiration of open income tax returns due to statue of limitations, changes in management's judgment about the level of uncertainty, status of examinations, litigation and legislative activity and the addition or elimination of uncertain tax positions.

        The Company's policy is to report interest and penalties, if any, related to unrecognized tax benefits in other non-interest expense in the Statement of Operations.

        The Bank's federal and state income tax returns are open and subject to examination from the 2003 tax return year and forward.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING TO BE HELD NOVEMBER 29, 2007

        The undersigned hereby appoints John B. Stedman, Jr., Jan H. Hollar and R. Allan Schlick, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated on the reverse side, all shares of the $0.01 par value Common Stock of the undersigned in TSB Financial Corporation ("TSB") at the Special Meeting of Shareholders to be held on November 29, 2007, and at any adjournment thereof. THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT AND ADJOURNMENT OF THE SPECIAL MEETING DESCRIBED BELOW. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE MERGER AGRREMENT AND ADJOURNMENT OF THE SPECIAL MEETING.

  1.
  PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, dated as of August 29, 2007, by and between TSB Financial Corporation and SCBT Financial Corporation, as amended by the Amendment to Agreement and Plan of Merger dated as of September 28, 2007, by and between SCBT Financial Corporation and TSB Financial Corporation, pursuant to which TSB Financial Corporation will merge with and into SCBT Financial Corporation.

  ☐ FOR                   ☐ AGAINST                    ☐ ABSTAIN

  2.
  PROPOSAL TO ADJOURN THE SPECIAL MEETING, including, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting, in person or by proxy, to approve the merger agreement described in Proposal No. 1, above.

  ☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

  3.
  In their discretion, the proxies are authorized to vote any procedural motion or action with respect to the conduct of the meeting that may arise.

        Receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus is hereby acknowledged.

        PLEASE DATE AND SIGN EXACTLY AS PRINTED BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Dated:	, 2007

(When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)

QuickLinks

ADDITIONAL INFORMATION
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE SHAREHOLDER MEETING AND THE MERGER
SUMMARY
SELECTED CONSOLIDATED FINANCIAL DATA OF SCBT
COMPARATIVE PER SHARE DATA
RISK FACTORS
A WARNING ABOUT FORWARD-LOOKING STATEMENTS
THE SPECIAL MEETING
PROPOSAL NO. 1—THE MERGER
COMPARATIVE RIGHTS OF SCBT AND TSB SHAREHOLDERS
INFORMATION ABOUT TSB
Table 5. Analysis of securities available for sale (Dollars in 000's)
BENEFICIAL OWNERSHIP OF TSB COMMON STOCK BY ITS DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS
LEGAL MATTERS
EXPERTS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
SHAREHOLDERS' PROPOSALS
TABLE OF CONTENTS
LIST OF EXHIBITS
AGREEMENT AND PLAN OF MERGER
Preamble
ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER
ARTICLE 2 TERMS OF MERGER
ARTICLE 3 MANNER OF CONVERTING SHARES
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER
ARTICLE 6 CONDUCT OF BUSINESS PENDING CONSUMMATION
ARTICLE 7 ADDITIONAL AGREEMENTS
ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
ARTICLE 9 TERMINATION
ARTICLE 10 MISCELLANEOUS
FORM OF SUPPORT AGREEMENT
FORM OF AFFILIATE'S AGREEMENT
FORM OF CLAIMS LETTER , 2007
FORM OF DIRECTOR AGREEMENT DIRECTOR'S AGREEMENT
AMENDMENT TO AGREEMENT AND PLAN OF MERGER
Appendix C Article 13 of the North Carolina Business Corporation Act GENERAL STATUTES OF NORTH CAROLINA CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT ARTICLE 13. DISSENTERS' RIGHTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF TSB FINANCIAL CORPORATION
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TSB Financial Corporation CONSOLIDATED BALANCE SHEETS (Dollars in 000's, except per share amounts)
TSB Financial Corporation CONSOLIDATED STATEMENTS OF INCOME (Dollars in 000's, except per share amounts)
TSB Financial Corporation STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY For the Years Ended December 31, 2006 and 2005 (dollars in thousands, except per share amounts)
TSB Financial Corporation CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in 000's)
Notes to Consolidated Financial Statements
TSB Financial Corporation CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in 000's, except per share amounts)
TSB Financial Corporation CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Dollars in 000's, except per share amounts)
TSB Financial Corporation CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in 000's except per share amounts)
Notes to Condensed Consolidated Financial Statements
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING TO BE HELD NOVEMBER 29, 2007